UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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The Clorox Company

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The Clorox Company

2025 Proxy Statement

& Financial Statements

NOTICE OF ANNUAL MEETING

The Clorox Company 2025 Proxy Statement > Letter from Our Board Chair and Chief Executive Officer	1

Letter from Our Board Chair and Chief Executive Officer

Dear Fellow Shareholders,

Our fiscal year 2025 performance reflected resilience in the face of complexity, as we continued to advance our IGNITE strategy while navigating the remaining impacts from the August 2023 cyberattack and macroeconomic and geopolitical uncertainties. Importantly, we continued to enhance our portfolio of superior, leading brands, growing overall market share and organic sales, delivering gross margin expansion, and achieving solid adjusted EPS growth, while advancing our Enterprise Resource Planning (ERP) system transition in the U.S. and executing on our sustainability priorities.

•	Fuel Growth: By optimizing operations and reducing inefficiencies, we were able to invest in our brands and deliver over 200 basis points of gross margin expansion. We continued to utilize our hallmark cost-savings program and holistic margin management toolbox and returned gross margin to pre-pandemic levels. We also scaled new systems and capabilities to drive savings across our portfolio, enabling reinvestment in strategic growth initiatives.
•	Innovate Experiences: This year we launched innovations across all major brands, supported by an artificial intelligence-enabled digital core that accelerated our innovation cycle time and turned insights into superior experiences across different consumer needs. We bolstered our brands with advertising that reinforced trust and relevance, all while leveraging our personalization strategy to achieve strong returns on our advertising investment.
•	Reimagine Work: With our digital transformation and operating model acting as catalysts for more efficient and consumer-centered ways of working, we continued to build the skills and culture that empower our teams to move faster, adapt more effectively, and succeed together.
•	Evolve the Portfolio: We are taking action to strengthen our core and respond to consumer trends to ensure enduring brand relevance. This past fiscal year’s strategic actions — including the completed divestiture of the Better Health Vitamins, Minerals and Supplements business — position us for more consistent, profitable growth and a higher structural growth rate.

Strengthening Board Oversight

As the Company continues to transform to meet market and consumer demands, we have continued to evolve the Board to ensure it has the right mix of skills, experience, and perspectives to effectively oversee our corporate strategy. Over the past three years, we have welcomed five new directors, whose expertise enhances our Board’s effectiveness and reflects our commitment to thoughtful refreshment aligned with our strategy and values. I encourage you to read more about our other director nominees in this proxy statement – in addition to our business and sustainability progress in our fiscal year 2025 annual report.

Fueled by our IGNITE strategy and guided by our values, I believe we are taking the right steps to position Clorox for the future — advancing to be more consumer-obsessed, faster, and leaner. Our fiscal year 2026 plan sets a strong foundation for new, scalable innovation platforms as we reinvigorate category growth and drive solid margin and earnings performance. Through it all, we are transforming Clorox to deliver more consistent, profitable growth and enhance long-term shareholder value.

Thank you for your continued support.

Linda Rendle

The Clorox Company 2025 Proxy Statement > Letter from Our Lead Independent Director	2

Letter from Our Lead Independent Director

Dear Fellow Shareholders,

As lead independent director, I am pleased to share highlights from our Board’s work over the past year and how we continue to support Clorox’s long-term success on your behalf.

The Board remains focused on overseeing corporate strategy and risk management as Clorox navigates a dynamic and challenging operating environment. Over the past year, we worked closely with management as the Company continued to advance its IGNITE strategy and invest in its brands, in the face of macroeconomic and geopolitical uncertainty and external headwinds.

Strengthening The Board Through Strategic Refreshment

A critical component of our focus on strong governance is ensuring that the Board has the right mix of skills, experience, and perspectives to guide the Company into the future. In line with this focus, in fiscal year 2025, we welcomed three new directors:

•	Gina Boswell brings extensive leadership and operational experience with a strong background in the consumer goods sector.
•	Stephen Bratspies adds strong operational, merchandising and marketing expertise from senior leadership roles in retail and the consumer packaged goods industry.
•	Pierre Breber offers extensive financial and accounting expertise with broad experience in strategic transformation and growth initiatives.

Their expertise further strengthens our Board composition and reflects our commitment to thoughtful Board refreshment. Additionally, in recognition of his service, we would also like to extend our sincere gratitude to Spencer Fleischer who will be retiring from the Board as of the Annual Meeting. We thank him for his 10 years of service to the Company and Board.

Active Board Oversight

This year, we continued to prioritize key areas of oversight, including enterprise risk management, human capital and culture, and cybersecurity. The Board also worked closely with management on the Company’s key strategic initiatives, including the divestiture of our Better Health Vitamins, Minerals and Supplements business and preparation for the ERP implementation in the U.S. Clorox’s transformation efforts to evolve its portfolio and transform its ways of working are laying the foundation for long-term growth and enduring shareholder value.

Fostering a People First Culture

The Board also had the meaningful opportunity to engage directly with employees by participating once again in a global town hall, where I, together with our newest directors, answered questions and shared personal and professional experiences around what it means to play to win. We also review employee survey results each year to gain meaningful insight into how our people experience the Company. These perspectives guide us as we provide oversight in shaping a culture that not only reflects Clorox’s purpose and values, but also consistently puts people at the heart of everything we do.

As we reflect on the past fiscal year and the road ahead, the Board’s role remains centered on ensuring effective oversight, accountability, and supporting long-term value creation for our investors and stakeholders. We continue to uphold Clorox’s purpose of championing people to be well and thrive, guided by the Company’s values to do the right thing, put people at the center, and play to win.

As always, we value your trust and support. On behalf of the full Board, I thank you for your continued investment in Clorox.

Matthew J. Shattock

The Clorox Company 2025 Proxy Statement > Notice of Annual Meeting of Shareholders	3

Notice of Annual Meeting of Shareholders	The Clorox Company 1221 Broadway Oakland, California 94612 October 7, 2025

Agenda

1.	To elect the 11 director nominees named in the proxy statement;

2.	To hold an advisory vote to approve executive compensation;

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of The Clorox Company (the Company or Clorox).

Shareholders will also consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

If you are a beneficial owner (you own shares through a broker, bank or other holder of record) and plan on attending, voting or asking questions at the Annual Meeting, you may need to pre-register with Computershare by 5:00 p.m. Eastern Time on November 14, 2025. Please see the Attending the Virtual Annual Meeting section of this proxy statement on pg 86 for more information.

You may also vote online by following the instructions provided on the meeting website during the Annual Meeting.

On or about October 7, 2025, we began mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders informing them that our proxy statement, 2025 integrated annual report—executive summary, and voting instructions are available on the Internet.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described on pgs 81-82. While you will not be able to attend the Annual Meeting at a physical location, we have designed the virtual Annual Meeting to ensure that our shareholders are given the same rights and opportunities to actively participate in the Annual Meeting as they would at an in-person meeting, using online tools to facilitate shareholder access and participation.

Even if you plan to attend the virtual Annual Meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet, or by signing, dating, and returning the proxy card in the envelope provided.

By Order of the Board of Directors,

Angela Hilt

Executive Vice President—Chief Legal and External Affairs Officer &
Corporate Secretary

The Clorox Company 2025 Proxy Statement > Notice of Annual Meeting of Shareholders	4

Electronic Delivery of Proxy Materials

We encourage our shareholders to enroll in voluntary e-delivery of future proxy materials. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and reduces the environmental impact of mailing printed copies.

If you are a Registered Shareholder (you own shares in your own name through our transfer agent, Computershare Trust Company, N.A.): visit www.computershare.com and log into your account to enroll.

If you are a Beneficial Owner (you own shares through a broker, bank or any other account): Please follow the instructions provided to you by your broker, bank, trustee or nominee.

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

501 Madison Avenue, 20th Floor
New York, New York 10022

Shareholders may call toll-free at (877) 750-9499

Banks and brokers may call collect at (212) 750-5833

The Clorox Company 2025 Proxy Statement > Table of Contents	5

Frequently Requested Information
Our Corporate Purpose and Values, IGNITE Strategy and Integrated Sustainability Approach	14	Board Risk Oversight	29
Our Director Nominees	8	Sustainability Governance	32
Director Skills & Experience	9	Board Committees	35
Board Leadership Structure	25	Summary Compensation Table	59

The Clorox Company 2025 Proxy Statement > Proxy Summary	6

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all the information that you should consider. Please review the entire proxy statement before voting.

Voting Matters and Voting Recommendations

		More information	Board’s voting recommendation
PROPOSAL 1	Election of Directors	Page 15	FOR EACH NOMINEE
PROPOSAL 2	Advisory Vote to Approve Executive Compensation	Page 43	FOR
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	Page 79	FOR

For more information on how to vote before and during the Annual Meeting, see Information About the Virtual Annual Meeting—Voting Information on pg 81 of this proxy statement.

The Clorox Company 2025 Proxy Statement > Proxy Summary	7

Recent Highlights

Here are some highlights since our 2024 Annual Meeting of Shareholders.

New directors

•	In May 2025, the board of directors (Board) welcomed a new director, Gina Boswell, who brings extensive executive, operational, and international experience in the consumer goods industry. Her appointment followed the Nominating, Governance, and Corporate Responsibility Committee’s (NGCRC) thorough review of the Board’s overall composition.
•	Ms. Boswell joins Stephen Bratspies and Pierre Breber, who were elected to our Board at the 2024 Annual Meeting of Shareholders. These three new directors, collectively, bring a wealth of experience in consumer goods, finance, and global operations, including experience leading major publicly traded companies, which enhances the Board’s ability to provide effective strategic and risk oversight.

See Our Director Nominees on pg 16 and Director Skills & Experience on pg 23 for more information on our director nominees.

New Board leadership

•	In May 2025, the Board appointed new chairs for the Audit Committee (AC) and the Management Development and Compensation Committee (MDCC). Pierre Breber now serves as Audit Committee Chair, bringing deep financial and compliance expertise from his experience as the former chief financial officer of a large publicly traded company. Russell Weiner was appointed MDCC chair, leveraging his extensive leadership and operational experience as chief executive officer of a large publicly traded company to provide valuable insight into executive talent development and compensation practices.

Board of directors global town hall

•	Clorox continued its tradition of hosting a director global town hall, this year featuring our lead independent director Matthew Shattock and our three newest directors, Gina Boswell, Stephen Bratspies and Pierre Breber. The directors shared personal and professional experiences on “playing to win,” one of Clorox’s corporate values that guides us in accelerating growth. The town hall took place at our Oakland corporate offices and was broadcast to our offices and manufacturing facilities across the U.S. and globally. Employees were given the opportunity to ask questions and engage with our directors.

The Clorox Company 2025 Proxy Statement > Proxy Summary	8

Our Director Nominees

The following table provides summary information about each director nominee as of the date of the Annual Meeting.

The Clorox Company 2025 Proxy Statement > Proxy Summary	9

Director Nominee Highlights

*All data is as of the Annual Meeting.

Director Skills & Experience

The NGCRC develops and recommends criteria for Board membership that is designed to ensure a well-rounded Board that supports the objectives of the Company’s IGNITE strategy and the Board’s risk oversight responsibility. In addition to leadership and director experience, the NGCRC considers the following experiences and skills in nominating director candidates.

The Clorox Company 2025 Proxy Statement > Proxy Summary	10

Corporate Governance Strengths

Board Structure and Independence	All of our director nominees are independent, except for our chair and CEO
Strong lead independent director with ability to call additional executive sessions of the independent directors, actively supervise meeting materials, agendas and schedules and, together with the MDCC and independent directors, monitor and evaluate the performance of the CEO
100% independent Board committee members

Board Composition	Well-rounded Board with effective mix of skills, experiences, and perspectives
Active Board refreshment—average Board tenure is approximately 5.7 years (as of the Annual Meeting date)
Effective annual Board, Board committee, and individual director evaluation process
Majority voting and director resignation policy in uncontested director elections

Board Oversight	Robust processes for overseeing key enterprise risks
Board receives regular updates on key risk and sustainability topics from management and internal and external experts and consultants
Board, through the Audit Committee, receives quarterly updates on cybersecurity and has oversight over enterprise risk management
Strong Board and management succession planning process

Shareholder Rights and Accountability	Annual election of all directors
Special meeting right for shareholders
Proxy access right for shareholders
Proactive shareholder engagement

Good Governance Practices	Robust code of conduct applicable to directors, officers and employees and annual training and certification process
Rigorous stock ownership guidelines for directors and executives
Directors and officers prohibited from hedging our stock, and Section 16 insiders are prohibited from pledging our stock under our insider trading policy
Both our annual and long-term incentive plans include clawback provisions
Sustainability achievements are a component of the holistic assessment of our executives’ performance in relation to compensation

The Clorox Company 2025 Proxy Statement > Proxy Summary	11

Executive Compensation Highlights

For more information, see the Compensation Discussion and Analysis section of this proxy statement.

Our incentive plan results are directly tied to Company performance.

Our short-term incentive plan payout reflected mixed financial results in fiscal year 2025, while our long-term incentive plan payout reflected two years of performance above expectations and one year below expectations.

133%
Performance share units (PSUs) from our long-term incentive awards vesting in 2024 paid out at 133%. The performance-based award covering fiscal years 2022 through 2024 was measured based on economic profit (EP) growth during the three-year performance period, including one year of EP below our plan’s performance threshold and two years of EP growth exceeding our plan’s maximum performance level.
80%
The Company multiplier for our short-term incentive for fiscal year 2025 was 80%. This result was driven by net customer sales below target, strong gross margin results, and solid net earnings performance for the year. Results exclude the impact of ERP transition-related shipments.

The MDCC continues to evolve our program. As we look ahead to fiscal year 2026, we remain committed to our pay-for-performance philosophy. The MDCC will continue to evaluate incentive plan changes based on the evolution of our competitive market and Clorox’s long-term transformational business plan.

The Clorox Company 2025 Proxy Statement > Proxy Summary	12

Executive Compensation Framework

For more information, see the Compensation Discussion and Analysis section of this proxy statement.

A substantial portion of target total direct compensation for our executives is variable, with 90% of target compensation at risk for our CEO and 85% of target compensation at risk on average for our other named executive officers. Base salary is the only fixed component of direct compensation.

Component and Rationale	CEO Proportion(1)	NEO(2) Proportion(1)	Performance Measures	Performance Period	Characteristics
Base Salary Fixed pay to attract and retain talent, based on role, level of responsibilities, and individual performance.			• N/A	N/A	Fixed cash
Annual Incentives Variable pay to incent and recognize performance in areas of short-term strategic importance.			• Annual net sales (50%) • Net earnings (30%) • Gross margin (20%)	One Year	Performance-based cash
Long-Term Incentives (LTIs) Stock-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders.			• Economic profit • Variation in underlying stock price due to overall business results	Three Years (PSUs)	PSUs and RSUs

(1)	Proportion represents the actual base salary, target annual incentive award, and grant date fair market value of LTI awards granted in fiscal year 2025 (with PSUs measured at target). Percentages may not total 100% due to rounding. Refer to the Summary Compensation Table on pg 59 for further details on actual compensation.
(2)	Represents the average of all NEOs active on June 30, 2025, other than the CEO.

The Clorox Company 2025 Proxy Statement > Our Company	13

Our Company

The Clorox Company 2025 Proxy Statement > Our Company	14

IGNITE Strategy and Integrated Sustainability Approach

Clorox’s IGNITE strategy is our long-term strategic plan to drive purpose-driven growth that maximizes economic profit and at the same time also creates positive value for our brands, people, communities, shareholders and other stakeholders. The strategy includes financial goals, as well as integrated sustainability goals and priorities, supported by strong governance. As the current goal period for certain sustainability goals established in 2019 draws to a close, we are reassessing our sustainability priorities in light of evolving external factors. This effort will take into account a number of considerations, including our strategy and our refreshed sustainability materiality assessment, which reflects investor and stakeholder priorities.
In July 2024, Clorox completed a full sustainability materiality assessment to ensure our sustainability priorities evolve in line with those of our business and stakeholders and to direct resources to the areas where we can be most impactful. This assessment considered inputs such as corporate strategic choices, risks and opportunities, emerging and existing regulations, sustainability reporting frameworks, sustainability raters and peer sustainability efforts. The purpose of this work is to ensure resources are directed toward initiatives that advance our key business objectives and build enduring value for the Company.
We encourage you to read more about the sustainability materiality assessment and our sustainability highlights in our fiscal year 2025 integrated annual report. This report has been developed in alignment with voluntary third-party frameworks—specifically, Sustainability Accounting Standards Board (SASB) standards and the Task Force on Climate-Related Financial Disclosures (TCFD) and can be accessed on our Sustainability Data Hub at clorox.metrio. net and the Clorox website at thecloroxcompany.com/ responsibility/. Any references in this proxy statement to our website or our Sustainability Data Hub, and any materials accessible through either site are not incorporated by reference herein.
Clorox began publishing an integrated annual report in 2011 and was the first U.S. consumer packaged goods company to highlight both financial and sustainability performance in an integrated report. Over the years, we have continued to evolve our reporting to meet the needs of investors, consumers, and other stakeholders.
Our commitment to strong governance over sustainability matters remains steadfast. In fiscal year 2025, we continued to leverage our sustainability governance structure to ensure that decision-making and priority-setting receive appropriate oversight from the Board and management, while also being informed by accountable subject matter experts. See the Sustainability Governance section of this proxy statement for more information regarding this governance structure.
Lastly, this past fiscal year, we launched Clorox Climate Partners, a supplier engagement program targeting our most emissions-intensive suppliers in raw materials, packaging, and external manufacturing, where over half of our scope 3 emissions originate. The program seeks to facilitate supplier climate action and support advancement of our science-based greenhouse gas reduction targets. The program’s guidance, tools, and collaborative engagement are designed to enhance supplier energy efficiency, reduce costs, and embed carbon insights into business decisions, while promoting alignment with our climate goals and regulatory expectations.

The Clorox Company 2025 Proxy Statement > Board of Directors	15

Board of Directors

Proposal 1: Election of Directors

The Board, upon the recommendation of the NGCRC, has nominated the 11 people listed below for election at the Annual Meeting to serve until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. All of the director nominees currently serve on the Board.

As part of our ongoing, proactive efforts to implement effective corporate governance practices, the NGCRC examines the overall composition of the Board on an annual basis (or more frequently, if needed) to assess the skills and characteristics that are currently represented on the Board, as well as voting results in recent director elections, legislative and regulatory developments, corporate governance trends, and the skills and characteristics that the Board may find valuable in the future in light of the Company’s strategic and anticipated business needs.

Gina Boswell was elected to the Board in May 2025. In recruiting Ms. Boswell, the NGCRC retained a search firm to help identify director prospects. The NGCRC reviewed and evaluated the qualifications of all candidates identified that were referred to them through this search process.

Spencer Fleischer, who has served on the Board since 2015, is not being re-nominated for re-election in accordance with the Board’s retirement age policy and, therefore, will be retiring from the Board as of the date of the Annual Meeting.

Unless otherwise directed, the persons named in the proxy as proxyholders intend to vote all proxies FOR the election of each of the nominees, as listed below. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe that any of the nominees will be unable or will decline to serve if elected. Proxies cannot be voted for more than 11 persons since that is the total number of nominees.

Board’s Recommendation

The Board unanimously recommends a vote FOR each of the Board’s 11 nominees for director listed below. The Board believes that each nominee listed below is highly qualified and has the background, skills, experience, and attributes that qualify each nominee to serve as a director of the Company. See each nominee’s biographical information and the Director Candidate	Evaluation and Nomination section of this proxy statement for more information. The Board’s recommendation is based on its carefully considered judgment that the background, skills, experience, and attributes of each of the nominees make them the best candidates to serve on the Board.

Vote Required

The Company’s Amended and Restated Bylaws (the Bylaws) require each director to be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present—the number of shares voted for a director must exceed the number of votes cast against that director.

The people designated in the proxy and voting instruction card intend to vote your shares represented by proxy FOR the election of each of these nominees, unless you include instructions to the contrary. In the event any director nominee is unable to serve or for good cause will not serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board, or the Board may reduce the size of the Board or leave a vacancy.

Under the Company’s Bylaws, if a director does not receive the requisite vote to be elected, the director shall offer to tender his or her resignation to the Board. The NGCRC would then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the NGCRC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.

The Clorox Company 2025 Proxy Statement > Board of Directors	16

Our Director Nominees

We invite you to read about our director nominees below. Each of the director nominees has agreed to be named in this proxy statement and to serve as a director, if elected.

We believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities, and other attributes discussed below in the Director Candidate Evaluation and Nomination section. We also endeavor to have a Board that represents a broad set of perspectives, talents, and life experiences and a range of qualifications, skills, and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s strategy and business. Each director biography includes the key experiences and qualifications the director nominee brings to the Board that we believe are important to our business and structure and that the Board considered in determining to recommend that they be nominated for election.

Gina Boswell

Age: 62 | **New Independent director since:** 2025

Skills and Qualifications

Gina Boswell's significant executive, operational, and international experience in the consumer goods industry enables her to bring valuable insight to a number of key strategic areas, including brand-building, marketing, and consumer behavior. She possesses strong financial and accounting experience gained from her numerous executive roles, including chief executive officer of a publicly traded company. Boswell also provides important perspective as a seasoned public company director, especially with respect to governance and risk oversight.

COMMITTEES

NGCRC

OTHER PUBLIC COMPANY BOARDS

- **Bath & Body Works, Inc.** (December 2022 to May 2025)
- **ACCO Brands Corporation** (March 2022 to December 2022)
- **Wolverine World Wide, Inc.** (December 2013 to December 2022)
- **ManpowerGroup Inc.** (February 2007 to December 2022)

Experience Highlights

Bath & Body Works, Inc., a personal care and home fragrance retail company

- Chief executive officer (December 2022 to May 2025)

Unilever plc, a global food, personal care, and household products company

- President, customer development, Unilever U.S.A. (May 2017 to October 2019)
- Executive vice president and general manager, Unilever UK & Ireland (September 2015 to May 2017)
- Executive vice president and general manager, personal care (2011 to 2015)

Alberto-Culver Company, a consumer goods company

- President, global brands (2008 to 2011)

Boswell has also held senior leadership positions with other leading global companies, including Avon Products Inc., Ford Motor Company, and Estee Lauder Companies Inc.

The Clorox Company 2025 Proxy Statement > Board of Directors	17

The Clorox Company 2025 Proxy Statement > Board of Directors	18

Julia Denman

Age: 54 | **Independent director since:** 2022

Skills and Qualifications

Julia Denman's operational and risk management leadership at a global technology company, as well as her experience in executing transformation strategies enable her to provide valuable perspective on the Company's growth strategy and capital allocation framework, as well as important contributions to the Board's oversight of risk and compliance, including with respect to technology and cybersecurity. She also brings notable financial and accounting expertise, having served as divisional chief financial officer of a publicly traded company, as well as highly relevant knowledge of the consumer packaged goods industry.

COMMITTEES

Audit

Experience Highlights

Microsoft Corporation, a global technology company

- Corporate vice president and head of internal audit, enterprise risk and compliance (December 2019 to present)
  - Leading a team that provides independent and objective assessments of the company's business strategies and operations, oversight of its governance and strategy for global risk management and compliance and leading investigations related to business conduct
- Corporate vice president and chief financial officer of worldwide marketing and consumer business (August 2016 to November 2019)
- Corporate vice president and chief financial officer of devices business

The Procter & Gamble Company, a global consumer goods company

- Various leadership roles, including assistant treasurer and divisional finance director
  - During her 20-year tenure, oversaw the most strategic and central elements of treasury, including capital markets, cash management and risk management; developed product and marketing innovation strategies and cost savings initiatives, resulting in higher profits; and led the turnaround of a $3 billion division

Esther Lee

Age: 66 | **Independent director since:** 2013

Skills and Qualifications

Esther Lee brings to the Company significant executive and marketing expertise. Her marketing expertise has been focused on developing customer strategies to drive growth, customer-centric innovation and business transformation, and consumer engagement programs including branding, digital marketing and customer experience design. As a senior executive, she has helped define and drive company purpose, strategy, operating models and corporate culture, and build high-performing teams. Lee's executive leadership and marketing experience enable her to provide valuable contributions to the Company's business strategies.

COMMITTEES

NGCRC (Chair)

MDCC

OTHER PUBLIC COMPANY BOARDS

- **Pearson plc** (February 2022 to present)
- **Experian plc** (March 2023 to present)

Experience Highlights

MetLife Inc., an insurance, annuities and employee benefits company

- Executive vice president—global chief marketing officer (January 2015 to June 2021)

AT&T Corporation, a global telecommunications company

- Senior vice president—brand marketing, advertising and sponsorships

Euro RSCG Worldwide, a French advertising agency

- Chief executive officer of North America and president of global brands

The Coca Cola Company, a global beverage company

- Global chief creative officer

Earlier in her career, Lee worked in several leadership positions in the advertising industry, including as co-founder of DiNoto Lee, where she worked with several consumer packaged goods companies, including Procter & Gamble, Unilever and Nestle.

The Clorox Company 2025 Proxy Statement > Board of Directors	19

A.D. David Mackay

Age: 70 | **Independent director since:** 2016

Skills and Qualifications

David Mackay brings significant strategic leadership and executive, financial and operational experience to the Board. His extensive consumer products background and his international experience allow him to contribute valuable insights regarding the Company's industry, operations and international businesses. In addition, his previous executive leadership roles provide him with expertise in executive compensation and succession planning matters.

COMMITTEES

Audit

MDCC

OTHER PUBLIC COMPANY BOARDS

- **Fortune Brands Innovations, Inc. (formerly Fortune Brands Home and Security, Inc.)** (September 2011 to present)
- **Keurig Green Mountain, Inc.** (December 2012 to March 2016)

NONPROFIT/OTHER BOARDS

FSHD Global Research Foundation

Experience Highlights

The Kellogg Company, a food and manufacturing company

- President and chief executive officer (December 2006 to January 2011)
- President and chief operating officer (September 2003 to December 2006)
- Executive vice president (November 2000 to September 2003)
- Senior vice president and President of Kellogg USA (July 2000 to November 2000)
- Served in various leadership positions, including at Kellogg Australia and Kellogg United Kingdom and Republic of Ireland

Sara Lee Corporation, a food and manufacturing company

- Managing director, Australia

Mars, Incorporated, a multinational confections company

- Various positions

Stephanie Plaines

Age: 58 | **Independent director since:** 2022

Skills and Qualifications

Stephanie Plaines brings extensive financial and accounting expertise gained from over 30 years of financial experience, including as chief financial officer of a publicly traded company. Her executive leadership experience across a wide variety of consumer, e-commerce and financial services companies also enables her to contribute unique insights to Clorox on strategy and growth. She also has experience with transformation agendas and leveraging consumer and data insights to drive growth, which provides valuable perspective for the Company's brand-building, marketing and digital transformation efforts.

COMMITTEES

Audit

NGCRC

OTHER PUBLIC COMPANY BOARDS

- **KKR Acquisition Holdings I Corp.** (January 2022 to December 2022)
- **Nielsen Holdings plc** (April 2021 to October 2022)

Experience Highlights

JCPenney (Penney OpCo LLC), a department store chain

- Chief financial officer (August 2022 to April 2024)

Jones Lang LaSalle Inc., a global real estate services company

- Chief financial officer (March 2019 to November 2020)

Starbucks Corporation, a global chain of coffee houses

- Chief financial officer of U.S. retail division (April 2017 to December 2018)

Walmart, Inc. and Sam's Club, a chain of department stores and retail warehouse clubs

- Chief financial officer of e-commerce business

Koninklijke Ahold N.V., a retail and wholesale company

- Chief financial officer of Stop & Shop division
- Vice president of finance—business planning and performance for Ahold USA
- Vice president of group treasury for Ahold Delhaize

Catalina Marketing, a media company

- Head of international finance

PepsiCo, Inc., a global beverage company

- Worked in global planning and analysis for Tropicana business and in corporate development

Plaines started her career in investment banking and mergers and acquisitions at UBS.

The Clorox Company 2025 Proxy Statement > Board of Directors	20

Linda Rendle | Age: 47 | Director since: 2020

Skills and Qualifications

Linda Rendle's long tenure at the Company and deep understanding of the consumer packaged goods industry, the Company's businesses and her instrumental role in developing the Company's IGNITE strategy enable her to provide valuable contributions with respect to strategy, growth and long-range plans. Additionally, her tenure and leadership across many of the Company's business units provides her with a diverse perspective on global sales, product innovation and business strategy.

OTHER PUBLIC COMPANY BOARDS

- **Visa Inc.** (November 2020 to present)

NONPROFIT/OTHER BOARDS

Chair of Consumer Brands Association
Consumer Goods Forum
Bay Area Council

Experience Highlights

The Clorox Company

- Chair and chief executive officer (January 2024 to present)
- Chief executive officer (September 2020 to December 2023)
- President (May 2020 to September 2020)
- Executive vice president—Cleaning, international, strategy and operations (July 2019 to May 2020)
- Executive vice president—strategy and operations (January 2019 to July 2019)
- Executive vice president—Cleaning, Professional Products and strategy (June 2018 to January 2019)
- Senior vice president and general manager—Cleaning and Professional Products (April 2017 to May 2018)
- Senior vice president and general manager—Cleaning (August 2016 to April 2017)
- Vice president and general manager—Home Care
- Vice president of sales—Cleaning
- Various positions in sales planning and supply chain

Earlier in her career, Rendle worked for Procter & Gamble, where she held several positions in sales management.

Matthew J. Shattock | Age: 63 | Independent director since: 2018

Skills and Qualifications

Matthew Shattock brings significant operational and executive leadership experience in the consumer packaged goods industry to the Board. His current and prior leadership roles, including overseeing the successful growth, integration and strategic transformation of a global spirits company as chief executive officer, and experience in portfolio management enable him to provide valuable insights to the Company's business and long-term strategy. Shattock has a strong track record of driving growth through innovation, brand communication and operational excellence.

COMMITTEES

–

OTHER PUBLIC COMPANY BOARDS

- **Haleon plc** (June 2025 to present)
- **VF Corporation** (February 2013 to present)
- **Chair of Domino's Pizza Group plc (UK)** (March 2020 to April 2025)

NONPROFIT/OTHER BOARDS

Cooler Screens Inc.
Tropicale Foods Inc.
Reliefband Technologies LLC
Kendra Scott Design, Inc.
The Boys and Girls Club of Lake County, Illinois
Liquid Death, Inc.

Experience Highlights

Beam Suntory Inc., a global premium spirits company

- Non-executive chairman of the board (April 2019 to December 2020)
- Chairman and chief executive officer (April 2014 to April 2019)
- President and chief executive officer, Beam, Inc. (October 2011 to April 2014)
- President and chief executive officer, Beam Global Spirits and Wine, Inc. (March 2009 to October 2011)

During his tenure, Shattock led the company's successful growth strategy transformation as a public company and subsequent integration of the Beam and Suntory spirits businesses following Beam's acquisition by Suntory in 2014.

Cadbury plc, an international confectionary manufacturer

- Regional president, where he led its businesses first in The Americas and then in the Europe, Middle East and Africa region

Unilever plc, an international manufacturer of food, home care and personal care products

- Chief operating officer, Unilever Best Foods North America
- Various leadership roles

The Clorox Company 2025 Proxy Statement > Board of Directors	21

Russell J. Weiner | Age: 57 | Independent director since: 2017

Skills and Qualifications

Russell Weiner's executive leadership experience in the food and consumer packaged goods industries enables him to contribute his extensive knowledge of brand building, marketing, operations and consumer insights. His experience in digital innovation allows him to offer valuable contributions to the Company as it transforms data into insights to build personalized brands and enhance consumer shopping experiences.

COMMITTEES

MDCC (Chair)

OTHER PUBLIC COMPANY BOARDS

- **Domino's Pizza, Inc.** (April 2022 to present)

Experience Highlights

Domino's Pizza, Inc., a restaurant chain

- Chief executive officer (May 2022 to present)
- President of Domino's U.S. (July 2020 to April 2022)
- Chief operating officer (July 2018 to April 2022)
- President of the Americas (July 2018 to June 2020)
- President of Domino's USA (September 2014 to June 2018)
- Executive vice president, chief marketing officer

PepsiCo, Inc., a global beverage company

- Vice president of marketing, Colas at Pepsi-Cola North America
- Various leadership roles in marketing and brand management

Christopher J. Williams | Age: 67 | Independent director since: 2015

Skills and Qualifications

Christopher Williams brings a wealth of financial, accounting, and strategic expertise to the Board with his years of experience in investment banking and finance, and as the former chair of the audit committee of a Fortune 100 company. He also contributes important executive management and leadership experience as the chairman and former chief executive officer of an investment management firm. As a current and former director of several public and private companies, he brings a valuable perspective for the Company's strategy and operations as well as extensive customer insights.

COMMITTEES

MDCC

NGCRC

OTHER PUBLIC COMPANY BOARDS

- **Ameriprise Financial, Inc.** (September 2016 to present)
- **Union Pacific Corporation** (November 2019 to present)
- **Caesars Entertainment Corporation** (April 2008 to March 2019)
- **Wal-Mart Stores Inc.** (June 2004 to June 2014)

NONPROFIT/OTHER BOARDS

Cox Enterprises Inc.

Experience Highlights

Siebert Williams Shank & Co., LLC, an investment banking and financial services company, formed from the merger of The Williams Capital Group, L.P. and Williams Capital Management, LLC, with Siebert Cisneros Shank

- Chairman (November 2019 to present)

The Williams Capital Group, L.P. and Williams Capital Management, LLC, an investment banking and financial services firm

- Chairman and chief executive officer (1994 to 2019)

Jeffries & Company, an investment bank

- Managed derivatives and structured finance division

Lehman Brothers Holdings Inc., an investment bank and financial services company

- Managed groups in corporate debt capital markets and derivatives structuring and trading

The Clorox Company 2025 Proxy Statement > Board of Directors	22

Director Candidate Evaluation and Nomination

The NGCRC engages in continuous Board succession planning and evaluation of Board composition, working closely with our Board in determining the skills, experiences, and characteristics desired for the Board as a whole and for its individual members, and also screening and recommending candidates for nomination by the full Board.

While the Board has not established any specific minimum qualifications that a potential nominee must possess, director candidates, including incumbent directors, are assessed based on criteria established by the NGCRC in light of the Company’s long-term strategy, the skills and experience currently represented on the Board, legislative and regulatory developments, corporate governance trends, and any specific needs identified in the NGCRC’s evaluation of Board composition, among other considerations. The NGCRC is responsible for identifying and recommending individuals to the Board for consideration as director nominees for election at the Company’s annual meeting of shareholders. The NGCRC uses a variety of methods for identifying director candidates, which may come to the committee’s attention through management, current directors, shareholders and other sources, including an external search firm.

Criteria include:
Broad-based leadership and relevant business skills and experiences	Ability to devote sufficient time to the Company’s affairs
Prominence and reputation in their professions	Personal integrity and judgment
Global business and social perspective	Varied disciplines and diverse backgrounds and experiences
Ability to effectively represent the long-term interests of our shareholders

The Board takes a thoughtful and robust approach to refreshment, seeking to balance experience and continuity with fresh perspectives. The Board strongly believes that maintaining Board continuity is important and recognizes the value of longer-tenured directors – who have institutional memory and have worked with different CEOs and management teams – along with middle-tenured directors and newer directors.

The NGCRC is focused on achieving an optimal mix of director experience, perspectives and tenure when evaluating potential director candidates and current directors for nomination. As part of the renomination process, the NGCRC carefully considers the ability of incumbent directors to continue to contribute to the Board and the Company’s evolving needs.

In addition, the Company’s Corporate Governance Guidelines (Governance Guidelines) require that non-management directors whose personal circumstances change in a way that affects their ability to contribute to the Company, including a change in their principal position, primary job responsibilities, or personal circumstances, offer their resignation for the Board’s consideration. This requirement helps ensure that current directors remain qualified and have the capacity to perform their duties as a director.

As highlighted in our Governance Guidelines, the Board believes deliberations and decision-making are strengthened by having a broad set of skills, professional experience, perspectives, talents and life experiences in the boardroom. It actively seeks refreshment of the Board with directors with different experiences who can add unique value through skills relevant to our IGNITE strategy.

Shareholder Recommendations and Nominations of Director Candidates

The Company’s Bylaws permit a shareholder or group of up to 20 shareholders who have owned at least 3% of the outstanding shares of the Company’s common stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy statement and form of proxy used in connection with the Annual Meeting. Notice of the nomination must be timely, and the shareholder and the nominee must satisfy the requirements specified in the Bylaws. Shareholders who wish to nominate directors for inclusion in the Company’s proxy materials or directly at an annual meeting of shareholders in accordance with the procedures in our Bylaws should follow the instructions under the Shareholder Proposals and Director Nominations for the 2026 Annual Meeting section of this proxy statement. The NGCRC evaluates all candidates for the Board in the same manner, including those recommended by shareholders.

The Clorox Company 2025 Proxy Statement > Board of Directors	23

Director Skills & Experience

The following matrix highlights certain notable attributes and experiences of each director nominee, identified by the NGCRC as important in maintaining a well-rounded Board that is aligned with the needs of the Company’s IGNITE strategy and its FIRE strategic choices: (1) Fuel growth, (2) Innovate experiences, (3) Reimagine work, and (4) Evolve portfolio. Read more about the FIRE strategic choices in the Our Company section of this proxy statement. Each director skill is also linked to the FIRE strategic choice it supports, as well as the key Board responsibility of risk oversight. This alignment provides the Board with the depth and breadth of skills necessary to effectively oversee the Company’s strategy, as well as risk management.

This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Boswell	Bratspies	Breber	Denman	Lee	Mackay	Plaines	Rendle	Shattock	Weiner	Williams	TOTAL
Brand-Building/Marketing	FIE	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	10
Retail/Customer	FIE	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	10
Product/Supply Chain	FE	✓	✓	✓	✓	✓	✓		✓	✓	✓		9
Innovation/Digital/Tech	FIRE	✓	✓		✓	✓	✓	✓	✓	✓	✓		9
Operational	FR	✓	✓	✓	✓		✓		✓	✓	✓		8
Sustainability Experience	FIRE	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	10
Cybersecurity	O			✓	✓		✓		✓	✓	✓	✓	7
Risk Oversight	O	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	10
Financial/Accounting	O	✓	✓	✓	✓		✓	✓	✓	✓		✓	9
CPG/Relevant Industry	FIE	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	10
Strategic Transformation/M&A	FE	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Human Capital/Culture	R	✓	✓		✓	✓	✓		✓	✓	✓	✓	9
Regulatory	IEO	✓		✓			✓		✓	✓			5
International	FE	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

IGNITE Strategy

Fuel Growth	Innovate Experiences	Reimagine Work	Evolve Portfolio	Risk Oversight

The Clorox Company 2025 Proxy Statement > Board of Directors	24

BRAND-BUILDING/MARKETING Contributes perspectives on growing organic sales and market share, building brand awareness and marketing to consumers in an ever-changing digital landscape	RISK OVERSIGHT Supports the Board in oversight of the various risks facing the Company, including mechanisms to mitigate and manage those risks
RETAIL/CUSTOMER Provides insight on consumer and industry trends and customer engagement to support growth, innovation and expansion	FINANCIAL/ACCOUNTING Supports the Board’s ability to oversee the Company’s financial reporting, internal controls and compliance, and provides insight into complex transactions
PRODUCT/SUPPLY CHAIN Provides strategic insights into product development and cost-effective manufacturing to satisfy consumer demand and preferences and drive organic sales	CPG/RELEVANT INDUSTRY Provides market and industry insights through knowledge of and experience in the CPG or complementary industry to support advancement of all aspects of our IGNITE strategy

INNOVATION/DIGITAL/TECH

Brings knowledge of emerging technologies and evolving industry dynamics (including digital and e-commerce) to support delivering our strategic goal of innovating products and consumer experiences

STRATEGIC TRANSFORMATION/M&A Provides perspective on the Company’s strategic transformation initiatives, including digital transformation, new operating model, and M&A
OPERATIONAL Contributes strategic, operational and market insights that are critical to all aspects of the IGNITE strategy	HUMAN CAPITAL/CULTURE Provides valuable perspective in talent acquisition, development and retention and fostering a corporate culture that helps to drive our IGNITE strategy
SUSTAINABILITY EXPERIENCE Provides insights and perspective in executing toward our sustainability goals as an integrated part of our IGNITE strategy	REGULATORY Provides insight into navigating regulatory environments both in the U.S. and globally
CYBERSECURITY Supports effective oversight of our cybersecurity risk management	INTERNATIONAL Supports key strategic decision-making and maximizing growth opportunities in our international markets

Director Continuing Education and New Director Orientation

To enhance and expand on the key skills and experiences relevant to the Company’s industry, we provide our directors with continuing education and presentations from both internal and external experts.

Additionally, we encourage our directors to participate in external continuing director education programs with funding provided by the Company. New directors also participate in comprehensive orientation sessions that provide them with a thorough understanding of their fiduciary duties as well as a robust overview of the Company’s business and strategies, which allows new directors to begin making contributions to the Board at the start of their service.

The Clorox Company 2025 Proxy Statement > Board of Directors	25

Board Leadership Structure

Board determination of leadership structure. The Company’s Governance Guidelines give the Board the flexibility to determine the Board leadership structure that best serves the Company and its shareholders. This flexibility enables the Board to adapt to the Company’s current circumstances and anticipated needs, as well as market practices and investor feedback, among other things. Over the years, the Board has had a variety of leadership structures in response to these factors.

Current Board leadership structure. The current Board leadership structure is comprised of a combined Board chair and CEO, a strong lead independent director, and independent Board committee chairs. The chair and CEO, and lead independent director each have defined responsibilities, as outlined further below. The Board believes that this arrangement is currently in the best interests of the Company and its shareholders.

Combined role of chair and CEO. Linda Rendle has served as CEO and chair, and Matthew Shattock, as lead independent director, since January 2024. In its determination to combine the chair and CEO roles, the Board took into consideration factors including: Ms. Rendle’s knowledge of and experience with the Company; her leadership skills driving strategy in her current role as CEO; and the strong, independent Board providing oversight of risks and strategic direction. The Board believes that the consolidated chair and CEO role creates efficiencies, enhances the Board’s effectiveness in overseeing strategy and risk, and promotes coordinated leadership, which enhances decision-making and execution of the Company’s long-term strategy. As the Board member most closely connected to the business, the CEO is best positioned to identify key business issues that require Board attention and, as Board chair, can efficiently direct the Board’s focus to the most critical matters, while a strong lead independent director provides an effective balance between strong Company leadership and independent oversight of management.

The role of lead independent director. To support effective governance and maintain strong independent Board oversight, the Company’s Governance Guidelines require an independent director to serve as lead independent director while the position of Board chair is held by a management director. Accordingly, Matthew Shattock currently serves as lead independent director after being elected by the independent directors in 2024. Mr. Shattock previously served as Clorox’s independent chair from February 2021 to December 2023 and brings strong board and executive leadership experience to the lead independent director role through his prior experience as a non-executive board chair and a former public company CEO.

To enhance the lead independent director’s ability to maintain robust board oversight and monitor management, the Board also has three independent committee chairs. In fiscal year 2025, the Board refreshed its committee leadership, appointing Pierre Breber and Russell Weiner as chairs of the Audit Committee and the MDCC, respectively. All three committee chairs bring substantial and relevant experience to their roles that support the committees in fulfilling their oversight responsibilities.

The Clorox Company 2025 Proxy Statement > Board of Directors	26

Responsibilities of the chair and CEO and lead independent director. To foster balance in authority, the Board has carefully structured the role of the lead independent director, taking into account shareholder feedback and strong corporate governance practices and providing clear and robust responsibilities. The responsibilities of each of the chair and CEO, and lead independent director are set forth below.

Responsibilities of the chair and CEO	Responsibilities of the lead independent director

Chair

• Presides at and may call Board meetings;

• Presides at annual shareholder meetings; and

• Works closely with NGCRC chair in connection with the NGCRC’s process to recommend director candidates.

CEO

• Develops and oversees the Company’s business strategy, culture, day-to-day operations of the Company, and its relationships with stakeholders, with oversight from the Board;

• Consults the Board on the Company’s business;

• Develops, reviews and approves Board agendas and meeting materials; and

• Available for consultation and direct communication with major shareholders, if requested.

• Presides at all executive sessions of independent directors, which take place at each regularly scheduled Board meeting, and at Board meetings in the chair’s absence;

• Coordinates and leads the independent directors, and serves as a liaison with the CEO;

• May call additional executive sessions of the independent directors;

• Reviews and approves meeting agendas and materials;

• Works closely with NGCRC chair in connection with the NGCRC’s process to recommend director candidates;

• Available for consultation and direct communication with major shareholders, if requested;

• Works with the Board on CEO succession planning; and

• Together with the members of the MDCC and the other independent directors, monitors and evaluates the CEO’s performance.

The Clorox Company 2025 Proxy Statement > Board of Directors	27

Annual Board and Director Evaluation Process

The Board, its committees and each individual director conduct an annual self-assessment of their performance, overseen by the NGCRC, in addition to the Board regularly reviewing its leadership structure.

These evaluations provide each director the opportunity to provide feedback on the effectiveness of the Board, its committees and individual directors, with the objective of identifying strengths and opportunities for improvement. This rigorous, multi-step process generates robust comments and discussion among the Board and has led to new and enhanced practices designed to further strengthen Board effectiveness and efficiency.

1. Each director considers the Board and committee self-evaluation questions.
2. The facilitator (either the NGCRC chair or a third-party facilitator) meets with each director for their candid feedback on Board and committee effectiveness, and to gather their individual self-assessment and any feedback for their peers.
3. The facilitator summarizes the results and any related recommendations.
4. The Board reviews and discusses the findings and any recommendations.
5. Feedback for each director is shared with them individually.

In the past, the Board has engaged a third-party facilitator to conduct the Board, committee and director evaluation process, in line with leading practice and in order to gain additional external perspective and insight on Board culture and individual director performance. The third-party facilitator selected was a governance expert with significant experience in leading board effectiveness reviews across a number of public companies. The process involved one-on-one interviews with the directors and active participation by the NGCRC chair and culminated in feedback to the overall Board and each individual director, as well as feedback for applicable areas to management. The Board plans to continue engaging a third-party evaluation facilitator periodically in the future to continue to leverage external perspective and governance insights.

The Clorox Company 2025 Proxy Statement > Board of Directors	28

Shareholder Engagement

The Board believes that maintaining strong relationships with our shareholders is vital to the Company’s success. To foster these relationships and obtain their perspectives, we engage with our shareholders through a regular shareholder engagement program, in addition to other engagement opportunities throughout the year. We aim to engage with shareholders representing at least one-third of our total shares outstanding, annually.

Who meets with shareholders

• Management and directors, including:

• Chair & CEO

• CFO

• Chief legal and external affairs officer & corporate secretary

• Lead independent director

• NGCRC chair

• Investor relations team

• Sustainability team

How we interact with shareholders

• In-person or virtual meetings

• Investor conferences

• Annual shareholder meeting

• Shareholder proposals

• Written correspondence with investors throughout the year

These interactions enable two-way dialogue between our shareholders and the Company and provide an important channel for the Board and management to understand our shareholders’ perspectives and emerging interest areas. Insights from these engagements also help inform and improve our disclosures, decision-making and commitments. The Board also considers shareholder feedback from these meetings in its deliberations. In addition to our regular shareholder engagement program, below are highlights of our engagement with shareholders and the broader investor and corporate governance community in fiscal year 2025.

Other FY25 Communication and Engagement Highlights

AUGUST

- Q4 and FY earnings
- Publication of Form 10-K

SEPTEMBER

- Barclays Global Consumer Staples Conference
- Wells Fargo Consumer Conference
- Bernstein Strategic Decision Conference

OCTOBER

- Publication of Proxy Statement and Integrated Annual Report
- Q1 earnings

NOVEMBER

- Annual Meeting of Shareholders

DECEMBER

- Morgan Stanley Global Consumer & Retail Conference

FEBRUARY

- Q2 earnings
- CAGNY Investor Conference

MARCH

- DAIWA Investment Conference

MAY

- Q3 earnings
- J.P. Morgan Annual Fast-Moving Consumer & Wellness Forum

JUNE

- Deutsche Bank dbAccess Global Consumer Conference

Year-Round

Shareholders and interested parties may direct communications to individual directors, including the lead independent director, to a Board committee, to the independent directors as a group, or to the Board as a whole, by addressing the communications to the appropriate party and sending them to:

The Clorox Company 2025 Proxy Statement > Corporate Governance and Board Matters	29

Corporate Governance and Board Matters

The Clorox Company Governance Guidelines

The Board has adopted Governance Guidelines that reflect its views and the Company’s policies on significant corporate governance matters, consistent with leading practice. The guidelines provide a framework for the governance of the Company by outlining the responsibilities, qualifications, and operations of the Board and its committees, in addition to other key governance matters. The NGCRC reviews the Governance Guidelines on an annual basis and recommends updates to the Board to align with current corporate governance leading practices and the Company’s needs.

The Governance Guidelines can be found in the Corporate Governance section on the Company’s website at thecloroxcompany.com/company/corporate-governance/governance-guidelines/, and are available in print to any shareholder who requests them from The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

Board Risk Oversight

The Board is highly focused on overseeing the Company’s enterprise risks, including strategic risks and the overall risk management framework to ensure that it is well-designed, effective and consistent with the Company’s corporate strategy. The Board also seeks to ensure that this approach promotes strong corporate governance and sets the right tone for integrity, ethics and culture.

In executing its risk oversight responsibilities, the Board considers the likelihood, magnitude and immediacy of the key risks facing the Company, which are informed by regular reports from management as well as the Company’s Enterprise Risk Management assessment process (see Enterprise Risk Management further below). The Board may adjust the frequency and manner of its oversight based on the nature of the risks and leverages the judgment and experiences of its directors in evaluating these risks. See the Director Skills & Experience section of this proxy statement for more information on our director nominees’ skill attributes.

Risk Oversight by Board Committees

The Board carries out its risk oversight function at both the full Board level and through its committees. Each committee has been charged with overseeing risks within their areas of responsibility as detailed below and regularly reports to the full Board to facilitate comprehensive and coordinated oversight by the full Board. See Board Committees for additional information on the risk oversight and management responsibilities of each committee.

The Clorox Company 2025 Proxy Statement > Corporate Governance and Board Matters	30

Board of Directors

Overall responsibility for risk oversight, including:

- Strategic
- Capital
- Financial
- Operational
- Legal & regulatory
- Technology
- Succession
- Reputational

Audit Committee

- Financial statements
- Financial and climate-related reporting processes & controls
- Accounting
- Risk & compliance
- Cybersecurity & information technology
- Internal audit

Management Development & Compensation Committee

- Executive compensation design
- Human capital management
- Management succession planning
- Inclusion, Diversity, Equity & Allyship (IDEA)

Nominating, Governance & Corporate Responsibility Committee

- Board refreshment, composition & succession planning
- Sustainability and climate
- Compliance & ethics program
- Shareholder & stakeholder engagement
- Corporate responsibility
- Corporate governance

Enterprise Risk Management

The Board has overall responsibility for risk oversight and ensuring that the Company designs policies and procedures to properly identify, assess and manage risk. The Company’s Enterprise Risk Management (ERM) Steering Committee consists of a cross-functional team of key executives and senior leaders that oversees the Enterprise Risk Assessment (ERA) key risk identification process, which occurs at least annually.

In fiscal year 2025, we continued to enhance our ERA assessment to facilitate a broader set of inputs into the ERA process from across the Company and to continue to operationalize ERM through strategic risk assessments and cross-functional coordination. We also continued to assess risks and mitigation plans on an ongoing basis.

The enhanced ERA process results in our enterprise risk prioritization, which sets out the top risk areas faced by the Company, linked with clear action plans, and separate tracking for external risk drivers that may impact the Company.

The Board is highly engaged with management on the annual refresh of the enterprise risk prioritization. This is supplemented by quarterly Board updates on top enterprise risks and mitigation strategies, as well as regular deep dive risk reviews on key subject areas for the Company, such as product quality, cybersecurity and technology implementation.

Reporting Protocol and Crisis Management

The Company has formal governance structure and reporting channel policies that require management to notify the Board of certain matters (among others):

• significant threatened or actual litigation,

• significant governmental or regulatory inquiry or proceeding,

• any incidents that could materially impact the Company’s reputation, including cybersecurity-related issues that could involve the significant misappropriation of personal data or sensitive or valuable Company data, or

• any incidents that may have significant operational, financial, or legal impacts.

This reporting protocol is a key component of the Board’s oversight of the Company’s crisis management program.

The Clorox Company 2025 Proxy Statement > Corporate Governance and Board Matters	31

Oversight of Key Risks

Cybersecurity Risk Management and Preparedness

The Company’s technology risk management team is led by our chief information and data officer and our chief information security and infrastructure officer. Some key features of our cybersecurity risk management program:

• Structure that leverages the National Institute of Standards and Technology (NIST) Cybersecurity and Zero Trust Architecture frameworks for managing cybersecurity risks.

• Maintenance of security policies and standards, regular updates to response planning and protocols, and monitoring vulnerabilities, emerging threats and risks through industry information sharing channels and new technology.

• A cybersecurity response plan designed to facilitate cross-functional coordination across the Company (including escalation based on severity of the impact of an incident), mitigate brand and reputational damage, and comply with applicable legal obligations, which includes guidance to support the Company’s assessment of whether an incident is considered “material” for purposes of U.S. securities laws.

• Executive and information technology team tabletop exercises.

• A cybersecurity insurance program to reimburse, up to policy limits, covered costs, losses and claims relating to a data or security breach.

• Use of consultants, third-party service providers and information security firms to provide technology systems or support aspects of this program, conduct assessments of the Company’s cybersecurity practices and penetration testing, and cybersecurity, risk management and legal experts.

• A third-party vendor risk management process that utilizes a risk-based approach for vendors engaged through the Company’s procurement process.

• Cybersecurity awareness training for all employees who have access to company email and connected devices, periodic phishing awareness simulations, and cybersecurity and phishing awareness content on the Company’s intranet site.

The Board, through the Audit Committee, is responsible for oversight of the Company’s compliance with legal and regulatory requirements relating to data privacy, cybersecurity and IT risks and its framework and guidelines with respect to risk assessment and risk management. In order to fulfill its duties, the Audit Committee receives regular updates from our chief information security and infrastructure officer, chief information and data officer, and chief legal and external affairs officer & corporate secretary on these topics. The Board and Audit Committee include directors with knowledge, skills and experience in data security, privacy, IT governance, and management of cyber risk.

Information security and cybersecurity risks are also reviewed by the full Board as part of the Board’s oversight of enterprise risks. The Board also engages in various activities to stay abreast of the evolving cyber landscape.

Sustainability and Climate

The Board actively oversees sustainability risks and issues, including climate change and environmental sustainability policies, programs, goals and progress. See the Sustainability Governance section of this proxy statement for more information about Board oversight of our sustainability matters and overall sustainability governance structure.

Human Capital Management and Corporate Culture

To aid its responsibility for oversight of the Company’s corporate culture, the Board receives information through a number of channels, including:

• Updates from the chief administrative officer and the chief diversity and social impact officer on data and metrics from periodic pulse surveys and inclusion, diversity, equity and allyship (IDEA) updates,

• Our annual employee engagement survey which assesses employee perception of the Company as a place to work as well as their views of leadership,

• Engagements with employees such as site visits and townhalls – for instance, this past fiscal year, Clorox hosted a global town hall with four of our Board members, including the lead independent director and our newest directors, where employees were able to engage directly with our Board,

• Curated Company and industry updates between Board meetings, covering employee resource group activities, town halls, community events, employee features, financial coverage, and Company-wide communications, and

• Updates from the chief legal and external affairs officer & corporate secretary on any significant compliance and hotline matters, and discrimination and harassment complaints.

As part of its oversight of the Company’s corporate culture, the Board also evaluates management’s ongoing efforts to align corporate culture with the Company’s values and strategy.

The Clorox Company 2025 Proxy Statement > Corporate Governance and Board Matters	32

Executive Compensation

The MDCC regularly reviews the Company’s compensation policies and programs to ensure our compensation design offers performance incentives to employees and executives, while mitigating excessive risk-taking. Our executive compensation program contains various provisions to mitigate against excessive risk-taking, including balancing cash and equity compensation, capping payments under incentive plans, using different financial metrics and stock ownership guidelines. Please refer to the Compensation Discussion and Analysis section of this proxy statement for further details on the design of our executive compensation program.

In fiscal year 2024, we amended the clawback policy originally adopted in fiscal year 2021 to comply with new SEC and New York Stock Exchange (NYSE) requirements. The amended policy has two parts: a restatement policy, which was updated as part of this amendment, and a detrimental conduct policy, which remained unchanged. The restatement policy allows for the recapture of compensation on a “no-fault” basis from current and former Section 16 officers if the Company’s financial statements are restated. The detrimental conduct policy allows for the recapture of compensation from executive officers who engage in conduct materially detrimental to the Company. See “Clawback Provisions” in the Compensation Discussion & Analysis section of this proxy statement for more information.

Based on its review and the analysis provided by its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), the MDCC has determined that the risks arising from the Company’s compensation policies and practices for its employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

Sustainability Governance

Clorox’s sustainability governance starts at the top – with robust oversight of our sustainability strategy from the Board and implementation of our strategy through a cross-functional approach that allows us to drive accountability for and execute toward our sustainability priorities.

Sustainability governance structure. Strong governance and active Board oversight remain at the core of our approach to sustainability. In fiscal year 2023, we strengthened our sustainability governance model to better embed sustainability into our business. The Sustainability Executive Committee, reporting to the Board chair and CEO, is designed to provide management direction and oversight for the enterprise sustainability goals. This committee is led by our chief legal and external affairs officer & corporate secretary and includes the group presidents, our chief administrative officer, and our chief supply chain officer. It oversees the Sustainability Steering Team, which is led by our chief sustainability officer, and works with the business units to drive towards our enterprise sustainability goals, as well as measure and track our progress. The Board, through the NGCRC, continues to oversee our sustainability strategy. Since its implementation, we have utilized the sustainability governance structure to facilitate appropriate oversight and decision-making that considers our sustainability priorities.

Sustainability Disclosure Committee. The Sustainability Disclosure Committee, which was formed in 2022, is tasked with oversight of the Company’s sustainability reporting and disclosures, including in its SEC filings, monitoring regulatory changes and sustainability disclosure trends, and evaluating the effectiveness of the Company’s controls and procedures with respect to sustainability disclosures, among other responsibilities. The committee meets at least quarterly and includes participants from our legal, internal audit, corporate communications, finance, financial reporting controls and human resources functions, as well as executives who have oversight of sustainability matters.

The Clorox Company 2025 Proxy Statement > Corporate Governance and Board Matters	33

The graphic below reflects our sustainability governance structure.

Codes of Conduct

The Company has adopted a code of conduct that sets forth the ethical and legal standards of behavior and business practices that are required of all our directors, executives and global employees and can be found on the Company’s website at thecloroxcompany.com/company/policies-and-practices/codes-of-conduct, or can be obtained in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

We require that all employees complete training and, with our Board members, certify compliance with the code of conduct annually. We also perform an annual audit of internal compliance with our Code of Conduct.

We also have established a separate business partner code of conduct outlining our standards and expectations of our direct suppliers and other business partners, including distributors, service providers, consultants, licensees and joint ventures. The business partner code of conduct can also be found at thecloroxcompany.com/company/policies-and-practices/codes-of-conduct.

Our business partners must certify compliance with the business partner code of conduct. As a method of assessing and validating compliance with the code, Clorox conducts annual and periodic assessments to identify suppliers that are at a higher risk for social and environmental sustainability issues. Certain suppliers are also required to complete a questionnaire or conduct an audit in accordance with standards set forth by Sedex, a global membership organization dedicated to driving improvements in ethical and responsible business practices in global supply chains.

The Clorox Company 2025 Proxy Statement > Corporate Governance and Board Matters	34

Director Independence

Under the Governance Guidelines, a substantial majority of the Board must be independent. In exercising its business judgment and considering all relevant facts and circumstances, the Board determines whether individual Board members meet the independence criteria established by the NYSE and the Governance Guidelines. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the NGCRC.

The Board has determined that each of our directors during fiscal year 2025 (including Spencer C. Fleischer) and our director nominees is independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines, except for Linda Rendle, since she is an employee of the Company.

10 of 11 of our director nominees are Independent	• Gina Boswell • Stephen B. Bratspies • Pierre R. Breber • Julia Denman • Esther Lee	• A. D. David Mackay • Stephanie Plaines • Matthew J. Shattock • Russell J. Weiner • Christopher J. Williams

The independent directors generally meet in executive session at each regularly scheduled Board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of the Board’s affairs, and the CEO’s performance. The lead independent director presides over the independent executive sessions.

Related Person Transaction and Conflict of Interest Policies and Procedures

The Company has a written policy regarding Audit Committee review and approval of any Interested Transactions. An “Interested Transaction” is any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any debt or guarantee of debt) in which:

• the aggregate amount will or may be expected to exceed $120,000,

• the Company or any of its subsidiaries is a participant, and

• any executive officer, director or director nominee; beneficial owner of 5% or more of our stock; or any immediate family member of the foregoing individuals (each, a Related Person) has or will have an interest (other than solely as a result of being a director or a less than 10% beneficial owner of an equity interest in another entity).

The policy also contains categories of preapproved Interested Transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit. In reviewing any Interested Transaction, the

Audit Committee will consider whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. Clorox’s policy on Interested Transactions requires the Company to review all transactions with Related Persons, regardless of materiality of the Related Person’s interest. From time to time, we enter into arm’s length transactions in the ordinary course of our business with organizations that are affiliated with Related Persons. We do not believe that any Related Persons had a direct or indirect material interest in any such transactions.

Additionally, the Company’s code of conduct prohibits its directors, officers, and employees from entering into transactions that are an actual or potential conflict of interest and is available on the Company’s website at thecloroxcompany.com/company/policies-and-practices/ codes-of-conduct. The Governance Guidelines require the directors to adhere to the code of conduct.

Board Meeting Attendance

The Board held nine meetings during fiscal year 2025. All incumbent directors attended at least 75% of the meetings of the Board and committees of which they were members during fiscal year 2025. All members of the Board are expected to attend the Annual Meeting. All directors serving at the time of the Company’s 2024 Annual Meeting of Stockholders attended, including Spencer C. Fleischer and all director nominees, other than Gina Boswell, who joined the Board after that meeting.

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Board Committees

The Board has established three standing committees: the Audit Committee, the NGCRC, and the MDCC. Each of these committees consists only of independent, non-management directors. Directors serving on the Audit Committee and the MDCC must meet additional independence and qualification requirements under the NYSE listing standards.

The charters for these committees are available in the Corporate Governance section of the Company’s website at thecloroxcompany.com/company/corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

Audit Committee Met 9 times in FY25. FY25 Committee Members(1) Pierre R. Breber (Chair)(2) Stephen B. Bratspies(2) Julia Denman A.D. David Mackay Stephanie Plaines Christopher J. Williams(3)

Primary Responsibilities

The Audit Committee is the principal connection between the Board and the Company’s independent registered public accounting firm. Among its other functions and duties as set out in its charter, the Audit Committee oversees:

Financial statements; internal control over financial reporting

• Integrity of the Company’s financial statements

• The Company’s systems of disclosure controls and procedures and internal control over financial reporting that management has established

Independent registered public accounting firm; internal audit

• The independent registered public accounting firm’s qualifications, independence, and performance

• The performance of the Company’s internal audit function

Risk management and oversight

• The Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters, and data privacy, cybersecurity and IT risks and climate- and/or sustainability-related risks

• The Company’s framework and guidelines with respect to risk assessment and risk management

• The Company’s material financial policies and actions, including foreign currency exchange risk and debt interest rate risk

The Board has determined that each of Pierre Breber, Stephen Bratspies, Julia Denman, David Mackay, Stephanie Plaines, Paul Parker and Christopher Williams is an audit committee financial expert (as defined by SEC rules), and financially literate (as defined by NYSE rules).

(1)  Paul Parker served on the Audit Committee during fiscal year 2025 and departed the Board in November 2024.

(2)  Joined the committee in November 2024.

(3)  Left the committee in May 2025.

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Nominating, Governance
and Corporate Responsibility
Committee

Met 6 times in FY25.

FY25 Committee Members(1)

Esther Lee (Chair)

Gina Boswell(2)

Pierre R. Breber(3)

Stephanie Plaines(3)

Matthew J. Shattock(4)

Christopher J. Williams(2)

Primary Responsibilities

The NGCRC has the functions and duties set forth in its charter, including:

Board and corporate governance matters

• Identifying and recruiting individuals qualified to become Board members

• Recommending individuals to be selected as director nominees

• Performing a leadership role in shaping the Company’s corporate governance and overseeing director, Board and committee evaluations

• Reviewing and recommending to the Board changes in the Governance Guidelines and the code of conduct

Risk management and oversight; sustainability matters

• Overseeing corporate responsibility (including corporate citizenship, charitable giving, political participation, issue advocacy and lobbying) and governance of the Company’s sustainability program

• Shareholder and stakeholder engagement

• The Company’s compliance and ethics program

• Supporting the Board in reviewing, monitoring and engaging with management on the development of climate change and environmental policies, programs, goals and progress

Management Development and
Compensation Committee

Met 5 times in FY25.

FY25 Committee Members(5)

Russell J. Weiner (Chair)

Spencer C. Fleischer

Esther Lee(3)

A.D. David Mackay

Christopher J. Williams(2)

Primary Responsibilities

The MDCC has the functions and duties set forth in its charter, including:

Executive compensation

• Assisting the Board in discharging its responsibilities relating to compensation of the CEO and other executive officers

• Reviewing, approving and overseeing the Company’s compensation policies, plans and goals and objectives for the executive officers and directors

• Evaluating, making recommendations and taking appropriate action in response to the shareholders’ advisory say-on-pay vote, including as to the frequency of the vote

Management succession planning; Human capital management

• Overseeing the Company’s management development and succession planning processes below the CEO and executive committee level

• Reviewing and discussing with management the Company’s IDEA initiatives, and programs and review these matters with the Board on a periodic basis

Risk management and oversight

• Evaluating, considering and overseeing risks arising from the Company’s compensation policies and programs to ensure that they do not encourage excessive risk taking by employees and executive officers

• Administering and interpreting the Company’s clawback policy and any further clawback policy allowing the Company to recoup compensation paid to employees

(1)  Paul Parker and Kathryn Tesija served on the NGCRC during fiscal year 2025 and departed the Board in November 2024.

(2)  Joined the committee in May 2025.

(3)  Joined the committee in November 2024.

(4)  Left the committee in May 2025.

(5)  Amy L. Banse and Kathryn Tesija served on the MDCC during fiscal year 2025 and departed the Board in November 2024.

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Director Compensation

Only our non-employee directors receive compensation for their service as directors in the form of:

• cash compensation, and

• an annual grant of deferred stock units (DSUs).

As part of its oversight of non-employee director compensation, the MDCC reviews the form and amount of compensation of non-employee directors at least annually to validate that the Company’s non-employee directors are compensated appropriately relative to peer companies. During fiscal year 2025, the MDCC worked with FW Cook for data analysis, guidance and recommendations regarding compensation levels as compared to our compensation peer group as defined in the Compensation Discussion and Analysis section of this proxy statement, as well as trends and recent developments in the area of non-employee director compensation. Clorox generally aims to compensate non-employee directors at or near the median of the compensation peer group.

The following table sets forth information regarding compensation for each of the Company’s non-employee directors during fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Amy L. Banse(3)	40,516	41,250	81,766
Gina Boswell(4)	12,404	0	12,404
Stephen B. Bratspies(4)	64,484	82,500	146,984
Pierre R. Breber(4)	67,300	82,500	149,800
Julia Denman	105,000	165,000	270,000
Spencer C. Fleischer	122,747	165,000	287,747
Esther Lee	120,000	165,000	285,000
A. D. David Mackay	105,000	165,000	270,000
Paul Parker(3)	40,516	41,250	81,766
Stephanie Plaines	105,000	165,000	270,000
Matthew J. Shattock	205,000	165,000	370,000
Kathryn Tesija(3)	40,516	41,250	81,766
Russell J. Weiner	107,253	165,000	272,253
Christopher J. Williams	127,184	165,000	292,184

(1)	The amounts reported in the “Fees Earned or Paid in Cash” column reflect the total annual cash retainer and other cash compensation earned by each director in fiscal year 2025 and include amounts deferred into cash or DSUs and/or amounts issued in common stock in lieu of cash, as elected by the director. The annual cash retainer is paid to each director in quarterly installments.
(2)	The amounts reported reflect the grant-date fair value for financial statement reporting purposes of the annual grant of DSUs. DSUs are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. The annual DSU awards are earned for full fiscal quarters served during a calendar year and granted on an annual basis at the end of such calendar year. Refer to Note 17 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for a discussion of the relevant assumptions used in calculating the grant-date fair value under applicable accounting guidance. As of June 30, 2025, the following directors had the indicated aggregate number of DSUs accumulated in their deferred accounts for all years of service as a director, which includes the annual awards of DSUs made by the Company (for DSUs that have been granted at the end of the relevant calendar year), as well as deferrals of cash compensation used to acquire DSUs, and additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs: Breber – 497; Denman – 2,772; Fleischer – 18,393; Lee – 13,733; Mackay – 9,250; Plaines – 5,146; Shattock – 16,482; Tesija – 6,228; Weiner – 14,944; and Williams – 19,046. Due to the timing of when they joined the Board and since they have not elected to defer cash compensation into DSUs, neither Ms. Boswell nor Mr. Bratspies currently has DSUs reflected in their deferral account.
(3)	Ms. Banse, Mr. Parker and Ms. Tesija departed the Board effective November 20, 2024.
(4)	Ms. Boswell was elected to the Board effective May 19, 2025. Mr. Bratspies and Mr. Breber were elected to the Board effective November 20, 2024.

The Clorox Company 2025 Proxy Statement > Corporate Governance and Board Matters	38

Cash Compensation

Directors receive cash compensation, which consists of:

• annual cash retainer, and

• any special assignment fees.

The following table lists the various annual retainers paid for Board service and service in the positions set forth below during fiscal year 2025.

Annual director retainer	$105,000
Lead independent director retainer	$100,000
Committee chair retainers:
Nominating, Governance and Corporate Responsibility Committee	$ 15,000
Audit Committee	$ 25,000
Management Development and Compensation Committee	$ 20,000

Directors who serve as a Board member, independent chair, lead independent director, or committee chair for less than the full fiscal year receive pro-rated retainer amounts based on the number of days they served in such position during the fiscal year. In addition to the retainer amounts, each non-employee director is entitled to receive a fee of $2,500 per day for any special assignment requested by the Board. No special assignment fees were paid in fiscal year 2025.

Payment Elections. Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of their cash compensation in the form of cash, common stock, deferred cash, or DSUs.

Payment in Stock. Directors who elect to receive cash compensation amounts in the form of common stock are issued shares of common stock based on the fair market value of the common stock as determined by the closing price of the common stock on the last trading day of the quarter for which the fees were earned.

Elective Deferral Program: Deferred Cash. For directors who elect deferred cash, the amount deferred is credited to an unfunded cash account that is credited with interest at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Upon termination of service as a director, the amounts credited to the director’s deferred cash account are paid out in five annual cash installments or in one lump-sum cash payment, as elected by the director.

Elective Deferral Program: Deferred Stock Units. For directors who elect DSUs, the amount deferred is credited to an unfunded account in the form of units equivalent to the fair market value of the common stock on the last trading day of the quarter for which the fees were earned. When dividends are declared, additional DSUs are allocated to the director’s DSU account in amounts equivalent to the dollar amount of common stock dividends paid by the Company divided by the fair market value of the common stock on the date the dividends are paid. Upon termination of service as a director, the amounts credited to the DSU account, which include any elective deferrals and the annual DSU grants described above, are paid out in shares of common stock in five annual installments or in one lump sum, as elected by the director. DSUs may only be settled in shares of common stock.

Equity Compensation

Each non-employee director receives a majority of their annual compensation in the form of DSUs. DSUs are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. Each non-employee director receives an annual grant of DSUs. The aggregate value of the DSU award amount earned by a non-employee director serving for the full fiscal year 2025 was $165,000. Awards are made as of the last business day in the calendar year and represent payment for services provided during such calendar year.

The Company believes that the use of DSUs provides a stronger alignment between directors and the Company’s shareholders compared to outright stock ownership since directors have no ability to sell the DSUs while they remain on the Board.

Directors who serve as non-employee Board members for less than the full calendar year receive pro-rated awards based on the number of full fiscal quarters they served as a non-employee Board member during the calendar year. DSUs accrue dividend equivalents, and the balance of a director’s DSU account is paid out in common stock only following the director’s termination of service, as described in greater detail under Elective Deferral Program: Deferred Stock Units above.

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Fiscal Year 2026 Compensation Changes

As discussed above, the MDCC reviews the form and amount of compensation of non-employee directors at least once a year to validate that the Company’s non-employee directors are being compensated appropriately relative to peer companies. The MDCC again reviewed non-employee director compensation in September 2025. As part of its review, the MDCC considered the data provided by FW Cook as well as its guidance and recommendations regarding compensation levels relative to our compensation peer group as well as trends and recent developments in the area of non-employee director compensation. After taking all of this information into account, the MDCC recommended, and the Board agreed, effective October 2025, to the following changes: (1) increases in the annual director cash retainer from $105,000 to $110,000 and annual DSU grant from $165,000 to $170,000; (2) an increase in the annual NGCRC chair retainer from $15,000 to $20,000; and (3) an increase in the annual MDCC chair retainer from $20,000 to $25,000. No other changes were made to the director compensation program.

Stock Ownership Philosophy and Guidelines for Directors

The Board believes that the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. The Board therefore requires that each non-employee director, within five years of first being elected, own common stock or DSUs that are settled only in common stock having a market value of at least five times their annual cash retainer. This program is designed to ensure that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the Board.

Furthermore, as directors must hold the DSUs until termination of their service on the Board, they have aligned interests and appropriate incentives to promote long-term value for shareholders during their service as a director. As of August 31, 2025, each non-employee director was in compliance with, or was on track to meet (based on current Clorox stock trading prices), the guidelines, and in fact, the majority of our directors held common stock or DSUs with value far in excess of this amount.

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Executive Officers

Information about our Executive Officers

The names, ages, year first appointed executive officer and current titles of each of the executive officers of the Company appointed by the Board are set forth below.

Name	Age(1)	Year First Appointed	Title
Linda Rendle	47	2016	Chair and Chief Executive Officer
Nina Barton	52	2024	Executive Vice President and Group President – Care & Connection
Luc Bellet	47	2025	Executive Vice President and Chief Financial Officer
Stacey Grier	62	2019	Executive Vice President and Executive Chief of Staff
Angela Hilt	53	2020	Executive Vice President and Chief Legal and External Affairs Officer & Corporate Secretary
Chris Hyder	50	2021	Executive Vice President and Group President – Health & Hygiene
Kirsten Marriner	53	2016	Executive Vice President and Chief Administrative Officer
Eric Reynolds	55	2015	Executive Vice President and Chief Operating and Strategy Officer

(1) As of the Annual Meeting.

The Clorox Company 2025 Proxy Statement > Stock Ownership Information	41

Stock Ownership Information

Beneficial Ownership of Voting Securities

The following table shows the holdings of common stock (as of August 31, 2025, except as indicated below) by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii)   the NEOs named in the Summary Compensation Table and the directors, and (iii) all directors, director nominees and executive officers of the Company as a group.

As discussed in the Director Compensation section of this proxy statement, the majority of director compensation is delivered in the form of DSUs, which are paid out in common stock following a director’s termination of service. Because the directors cannot dispose of those shares while they serve on the Board, they are not reflected in this table. See footnote 2 below.

The address of each individual listed below is 1221 Broadway, Oakland, California 94612-1888.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	15,228,898	12.52
BlackRock, Inc.(5) 50 Hudson Yards New York, NY 10001	9,954,343	8.18
State Street Corporation(6) State Street Financial Center 1 Congress St., Suite 1 Boston, MA 02114	8,410,519	6.91
Nina Barton	4,297	*
Luc Bellet	39,901	*
Gina Boswell	—	*
Stephen Bratspies	—	*
Pierre Breber	9,000	*
Julia Denman	—	*
Spencer C. Fleischer(7)	1,305	*
Chris Hyder	44,043
Kevin Jacobsen	118,444	*
Esther Lee	—	*
A. D. David Mackay	600	*
Stephanie Plaines	—	*
Linda Rendle	266,289	*
Eric Reynolds(8)	180,119	*
Matthew J. Shattock	—	*
Russell J. Weiner	—	*
Christopher J. Williams	849	*
All directors, director nominees and current executive officers as a group (19 persons)(9)	765,963	*

*	Does not exceed 1% of the outstanding shares.

The Clorox Company 2025 Proxy Statement > Stock Ownership Information	42

(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power concerning the shares indicated. These totals include the following numbers of shares of common stock that such persons have the right to acquire through stock options that will be exercisable, or restricted stock units or performance stock units that will vest (and have not been elected by the beneficial owner for deferral) within 60 days of August 31, 2025, Ms. Barton—1,253; Mr. Bellet—6,358; Mr. Hyder—6,231; Mr. Jacobsen—13,660; Ms. Rendle—44,347; Mr. Reynolds—31,024; and all directors and current executive officers as a group—133,559. The numbers in the table above do not include the following numbers of shares of common stock that the named executive officers have the right to acquire in the future, which have vested, or will vest within 60 days of August 31, 2025, but are deferred at the named executive officers’ election: Mr. Hyder—12,583; Mr. Jacobsen—39,557; Ms. Rendle—102,868; Mr. Reynolds—26,499; and all current executive officers as a group—157,521.

(2)	The numbers in the table above do not include the following numbers of shares of common stock that the non-management directors have the right to acquire upon the termination of their service as directors pursuant to DSUs granted under the Independent Directors’ Stock-Based Compensation Plan: Mr. Breber—765; Ms. Denman—2,801; Mr. Fleischer—18,799; Ms. Lee—13,877; Mr. Mackay—9.347; Ms. Plaines—5,413; Mr. Shattock—17,070; Mr. Weiner—15,354; and Mr. Williams—19,458. Due to the timing of when they joined the Board and since they have not elected to defer cash compensation into DSUs, neither Ms. Boswell nor Mr. Bratspies currently has DSUs reflected in their deferral account. Please refer to the Director Compensation section of this proxy statement for further details on the DSUs granted to non-management directors. The total financial commitment of each non-management director in the Company’s common stock is more fully appreciated if the number of shares of common stock listed above in the column entitled “Amount and Nature of Beneficial Ownership” is added to the number of DSUs set forth in this footnote.

(3)	On August 31, 2025, there were 121,683,474 shares of common stock outstanding.

(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group reported, as of December 29, 2023, sole dispositive power with respect to 14,672,619 shares, shared voting power with respect to 164,013 shares and shared dispositive power with respect to 556,279 shares.

(5)	Based on information contained in a report on Schedule 13G/A filed with the SEC on July 17, 2025, BlackRock, Inc. reported, as of June 30, 2025 sole voting power with respect to 8,960,192 shares and sole dispositive power with respect to all shares reported.

(6)	Based on information contained in a report on Schedule 13G/A filed with the SEC on January 25, 2024, State Street Corporation reported, as of December 31, 2023, shared voting power with respect to 5,329,376 shares and shared dispositive power with respect to 8,401,550 shares.

(7)	Mr. Fleischer is not being renominated for re-election in accordance with the Board’s retirement policy and, therefore, will be retiring from the Board as of the date of the Annual Meeting.

(8)	On September 4, 2025, Mr. Reynolds acquired 15,210 shares through a stock option exercise and sold 15,041 shares, as reported on a Form 4 filed with the SEC on September 8, 2025.

(9)	Pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended (Exchange Act), executive officers include the Company’s CEO and all executive vice presidents. The figure reflects ownership, as of August 31, 2025, of the executive officers as of the date of this proxy statement, who are set forth in the Executive Officers section of this proxy statement.

The Clorox Company 2025 Proxy Statement > Executive Compensation	43

Executive Compensation
Proposal 2: Advisory Vote to
Approve Executive Compensation

We are seeking a non-binding, advisory vote pursuant to Section 14A of Securities Exchange Act of 1934, as amended (the Exchange Act), from our shareholders to approve the compensation of our NEOs that are listed in the Compensation Discussion and Analysis section of this proxy statement. This proposal gives our shareholders the opportunity to express their views on the Company’s executive compensation and is commonly referred to as a “say-on-pay” proposal. This vote is only advisory and will not be binding upon the Company or the Board. However, the MDCC, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and encourages all shareholders to vote their shares on this matter.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on pg 44, the Company’s compensation programs are designed to align pay with performance, by delivering the majority of executive pay through “at-risk” incentive awards that help ensure realized pay is tied to attaining operation goals and sustainable appreciation in shareholder value. The Board urges you to consider the factors discussed in the Compensation Discussion and Analysis section when deciding how to vote on this Proposal 2.

At our 2024 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our executive compensation policies, with approximately 93% of votes cast in favor of our proposal. We value this positive endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our compensation program, and we continued our general approach to compensation for fiscal year 2025. We provide our shareholders the opportunity to vote on the compensation of our NEOs every year and expect that the next vote on executive compensation will be at the 2026 Annual Meeting of Shareholders.

Board’s Recommendation

The Board unanimously recommends a vote FOR the advisory vote to approve executive compensation. The Company is asking its shareholders to support the compensation of the NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs in fiscal year 2025 and the philosophy, policies, and practices underlying that compensation, which are described in this proxy statement. The Board believes that the Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals.	Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the shareholders of The Clorox Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in The Clorox Company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

Vote Required

The affirmative vote of a majority of the voting power present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve this proposal.

This vote is advisory, and therefore not binding on the Company, the Board, or the MDCC. However, the Board and the MDCC value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the NEOs’ compensation as disclosed in the proxy statement, the MDCC will evaluate whether any actions are necessary to address shareholder concerns.

The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	44

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program, and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our NEOs for fiscal year 2025, who were:

Table of Contents
Executive Summary	45	The Management Development and Compensation Committee Report	58
Overview	45
Our Company	45	Compensation Committee Interlocks and Insider Participation	58
Fiscal Year 2025 Business Highlights	46
Looking Ahead	47

Our Executive Compensation Program	47
Executive Compensation Philosophy	47
How We Make Compensation Decisions	48
Executive Compensation Governance	50
Executive Compensation Framework	53

Fiscal Year 2025 Compensation of Our Named Executive Officers	54
Base Salary	54
Annual Incentives	54
Long-Term Incentives	56
Retirement Plans	57
Post-Termination Compensation	58
Perquisites	58

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	45

Executive Summary

Overview

• Clorox financial results were mixed during fiscal year 2025. We navigated through a complex year with the remaining impacts from our August 2023 cyberattack, macroeconomic and geopolitical uncertainties, and preparation for our Enterprise Resource Planning (ERP) system transition. We continued to deliver the strong earnings and margin performance we have been building since fiscal year 2023 and had a strong first half for sales, but as our categories slowed, competition increased, and consumer behavior shifted, we did not deliver the market share progress and sales growth we planned in the second half.

• Our incentive plan results are directly tied to Clorox performance. Our short-term incentive plan payout reflected mixed financial results in fiscal year 2025, while our long-term incentive plan payout reflected two years of performance above expectations and one year below expectations.

• The company multiplier for our short-term incentive for fiscal year 2025 was 80%. This result was driven by net customer sales below target, strong gross margin results, and solid net earnings performance for the year. (Results exclude the impact of ERP transition-related shipments. See note on pg 47.)

• Performance share units completing their performance period at the end of fiscal year 2025 paid out at 133%. The performance-based award covering fiscal years 2023 through 2025 was measured based on economic profit (EP) growth during the three-year performance period, including two years exceeding our plan’s maximum performance level and one year below our plan’s performance threshold.

• The MDCC continues to evolve our program. As we look ahead to fiscal year 2026, we remain committed to our pay-for-performance philosophy. The MDCC will continue to evaluate incentive plan changes based on the evolution of our competitive market and Clorox’s long-term transformational business plan.

Our Company

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2025 net sales of $7.1 billion and about 7,600 employees worldwide as of June 30, 2025. We have operations in approximately 25 countries or territories and sell our products in approximately 100 markets, primarily through mass retailers; grocery outlets; warehouse clubs; dollar stores; home hardware centers; drug, pet and military stores; third-party and Clorox-owned e-commerce channels; and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including our namesake bleach, cleaning and disinfecting products; Pine-Sol and Tilex cleaners; Liquid-Plumr clog removers; Poett home care products; Glad bags and wraps; Fresh Step cat litter; Kingsford grilling products; Hidden Valley dressings, dips, seasonings and sauces; Brita water-filtration products; and Burt’s Bees natural personal care products. We also market industry-leading products and technologies for professional customers, including those sold under the CloroxPro and Clorox Healthcare brand names. About 80% of our sales are generated from brands that hold the No. 1 or No. 2 market share position in their categories.

Our ongoing IGNITE strategy accelerates innovation in key areas of the business to drive growth and deliver value for all Clorox stakeholders. IGNITE—which we initiated in fiscal year 2019—focuses on four strategic choices aimed at fueling long-term, profitable growth; innovating consumer experiences; reimagining how the company and our people work; and continuously evolving our product portfolio. In addition, IGNITE’s integrated approach to sustainability supports long-term value creation for Clorox and our stakeholders. See the Our Company section earlier in this proxy statement on pg 13 for more information about IGNITE.

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	46

Fiscal Year 2025 Business Highlights

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	47

During the fourth quarter of fiscal year 2025, retailers placed orders in advance of the ERP transition in the U.S. to minimize any potential inventory impacts during the implementation phase. These incremental shipments provided a benefit to net sales in fiscal year 2025. As retailers draw down on this inventory in fiscal year 2026, a year-over-year sales reduction is expected to result. This activity crossing fiscal years impacts comparability and target-setting for fiscal year 2026 incentives.

Looking Ahead

The impact of continued volatility in macroeconomic conditions and geopolitical instability, including actual and potential shifts in U.S. and foreign trade, economic, and other policies including tariffs, ongoing conflicts in the Middle East and Ukraine, the potential for escalation in hostilities between the U.S. and Iran, and rising tensions between China and Taiwan, has increased global macroeconomic and political uncertainty regarding the duration and resolution of the conflicts, the potential escalation of tensions and potential economic, and global trade and supply chain disruptions. These factors are difficult to predict considering the rapidly evolving landscape.

For fiscal year 2026, we anticipate the operating environment will remain volatile and challenging. Consumers may face greater pressure as continued macroeconomic uncertainty impacts spending. In this environment, our primary focus is on reinvigorating profitable category growth—just as we have done many times before—and we are well-positioned to support that objective with strong margins and a healthy balance sheet.

Our Executive Compensation Program

Executive Compensation Philosophy

A core principle of our compensation philosophy is to align pay with performance. We do so by delivering the majority of executive pay through “at-risk” incentive awards that help ensure realized pay is tied to attainment of critical operational goals and sustainable growth in shareholder value. This approach is designed to accomplish the following:

Objective	How we achieve this
Pay for Performance	We reward performance that drives achievement of Clorox’s short- and long-term goals and, ultimately, shareholder value.
Align Management and Shareholder Interests

We provide long-term, stock-based incentives and encourage a culture of ownership with stock retention guidelines. We reward executive officers for sustained performance as measured by operating results and shareholder value creation.

Attract, Retain, and Motivate Talented Executives	We maintain pay targets and program designs that are competitive versus external market practices and allow Clorox to be a magnet for high-performing executives.
Address Risk-Management Considerations

We motivate our executives to create long-term shareholder value and discourage behavior that could lead to unnecessary or excessive risk-taking by providing a balance of fixed and at-risk pay, with short-term and long-term performance horizons, using a variety of metrics tied to key drivers of sustainable value creation.

Support Financial Efficiency	We ensure that cash- and stock-based incentive payouts are appropriately driven by performance, and design awards to minimize unnecessary accounting charges.

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	48

How We Make Compensation Decisions

Roles and Responsibilities in Setting Executive Compensation
Management Development and Compensation Committee

The MDCC regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. The MDCC oversees our executive compensation program; approves the performance goals and strategic objectives for our CEO and evaluates results against those targets each year; determines and approves the compensation of our CEO (after consulting with the other independent members of the Board), our other NEOs, and other executives, including those covered by Section 16 of the Exchange Act; and approves the structure of our annual cash- and stock-based incentive plans.

The MDCC makes its determinations about executive compensation based on a variety of factors, including Clorox’s performance, individual executives’ performance, peer group data, and recommendations from its independent compensation consultant and management.

The MDCC evaluates individual performance holistically, based on each executive’s strategic, financial, operational, sustainability, and leadership contributions, the individual’s skill set relative to industry peers, overall experience and time in the position, retention risk and difficulty of replacement, expected future contributions, readiness for promotion to a higher level, the criticality of the individual’s role, and scope relative to that of other executives.

In determining the compensation package for each of our NEOs other than our CEO, the MDCC receives input and recommendations from our CEO and our Executive Vice President and Chief Administrative Officer. Executives do not have a role in the determination of their own compensation.

Board of Directors

The independent members of the Board undertake a thorough process to review our CEO’s annual performance, with each independent director providing candid feedback and observations. The Board considers a variety of substantive factors it has identified as being most important for effective CEO performance. For fiscal year 2025, the areas of focus were driving growth, expanding margin, delivering transformation, achieving financial results, and providing strong leadership. The full Board discusses the evaluations of our CEO’s performance against these factors and then provides its input on CEO compensation to the MDCC.

The MDCC, after evaluating input from the Board and its independent compensation consultant, makes a final determination on our CEO’s compensation. The Board’s feedback and observations are shared in aggregate with our CEO.

Our CEO does not have a role in her own compensation determination other than participating in a discussion with the Board regarding her performance relative to specific targets and strategic objectives set at the beginning of the fiscal year, which the Board considers in both its compensation determination and when setting performance targets for the upcoming fiscal year.

Independent Compensation Consultant

The MDCC retains the services of an independent compensation consulting firm to assist in the performance of its duties. During fiscal year 2025, the MDCC used the services of FW Cook. FW Cook’s work with the MDCC included data analysis, guidance, and recommendations on the following topics: compensation levels relative to our peers, market trends in incentive plan design, risk and reward structure of executive compensation plans, and other policies and practices, including the policies and views of third-party proxy advisory firms.

FW Cook has provided the MDCC with appropriate assurances and confirmation of its independent status in accordance with the MDCC’s charter and other considerations, including factors specified in the NYSE listing standards. The MDCC believes FW Cook has been independent throughout its service to the MDCC and that there is no conflict of interest between FW Cook or individuals at FW Cook and the MDCC, Clorox’s executive officers, or Clorox. FW Cook does not work for Clorox apart from its services to the MDCC.

Chief Executive Officer

Our CEO makes compensation recommendations to the MDCC for all executive officers other than herself. In making these recommendations, our CEO evaluates the performance of the executive officers and considers their responsibilities as well as the compensation analysis provided by the independent compensation consultant.

Other Members of Management

Senior human resources management provides analyses regarding competitive practices and pay ranges, compensation programs, stock awards, and benefit plans (including perquisites). Senior human resources, legal, and finance executives attend non-executive sessions of the MDCC meetings to provide additional perspective and expertise, as appropriate based on the topics discussed at any given meeting.

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Say-on-Pay Vote and Shareholder Engagement

At our 2024 Annual Meeting of Shareholders, we asked our shareholders to approve, on an advisory basis, the fiscal year 2024 compensation granted to our NEOs, commonly referred to as a “say-on-pay” vote. Our shareholders overwhelmingly approved the compensation to our NEOs, with approximately 93% of votes cast in favor of our proposal, signaling their support of our compensation program. We continued our general approach to compensation for fiscal year 2025, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our NEOs. We value the opinions of our shareholders and will continue to consider the results from advisory votes on executive compensation, as well as feedback received from our shareholders throughout the year, when making compensation decisions for our NEOs.

Use of Market Data

The MDCC uses a peer group of consumer products companies (the compensation peer group) to help determine competitive compensation rates for our executive officers, including the NEOs. The compensation peer group was selected by the MDCC, with input from FW Cook, and is used to evaluate levels of executive compensation and compensation practices within the consumer products industry.

The MDCC reviews the compensation peer group annually and adjusts it as needed to ensure the companies included continue to meet relevant criteria. To determine the compensation peer group for each year, the MDCC considers companies:

- Holding leadership positions in branded consumer products.
- Of reasonably similar size based on market capitalization and revenue.
- Competing with Clorox for executive talent.
- Having executive positions similar in breadth, complexity, and scope of responsibility to those of Clorox.

For fiscal year 2025, the compensation peer group was composed of the following 17 companies:

Campbell Soup Company **CPB**	Church & Dwight Co., Inc. **CHD**	Colgate-Palmolive Company **CL**	Conagra Brands, Inc. **CAG**	Edgewell Personal Care Company **EPC**	The Estée Lauder Companies Inc. **EL**
General Mills, Inc. **GIS**	The Hershey Company **HSY**	Hormel Foods Corporation **HRL**	The J.M. Smucker Company **SJM**	Kellanova **K**	Keurig Dr Pepper Inc. **KDP**
McCormick & Company, Inc. **MKC**	Newell Brands Inc. **NWL**	Post Holdings, Inc. **POST**	Reynolds Consumer Products Inc. **REYN**	S.C. Johnson & Son Inc. **(private)**

At the time of our compensation peer group review in May 2025, Clorox was at the 48th percentile for market capitalization and 23rd percentile for revenue compared with the compensation peer group in effect for compensation analyses occurring in fiscal year 2025. The MDCC intends to review the compensation peer group again next year, taking into consideration changes in our position versus the overall group based on market capitalization, revenue, and other factors.

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Management engaged Aon to obtain and aggregate compensation data for the compensation peer group and this data was used to advise the MDCC on setting target compensation for our NEOs for fiscal year 2025. FW Cook reviewed this information and performed an independent compensation analysis of the compensation peer group data to advise the MDCC. Although each individual component of executive compensation is reviewed, our overall goal is to target total direct compensation competitively relative to the median of the compensation peer group. Other factors, such as an executive’s level of experience or scope of role, may result in target total direct compensation for individual NEOs being set higher or lower within a competitive range.

Executive Compensation Governance

We are focused on creating an effective compensation program aligning our key strategic objectives with the interests of our shareholders. We believe our executive pay provides reasonable and appropriate incentives to our executive officers to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. To reinforce this, we have adopted policies guiding our compensation practices as summarized below.

We Do...

- **Diversify our incentive plans:** We use different metrics and performance horizons for the goals within our annual and long-term incentive plans to ensure a thorough and balanced focus.
- **Focus on financial measures relevant to shareholder value:** We use economic profit as a rigorous comprehensive long-term incentive metric and net sales, net earnings, and gross margin for our annual incentive metrics.
- **Require meaningful ownership:** We apply stringent stock ownership and retention guidelines to all our executives.
- **Operate clawback provisions:** Our annual and long-term incentive plans include clawback provisions; our clawback policy is robust and exceeds the NYSE requirements by enabling compensation recovery in the event of misconduct not related to a financial restatement.
- **Use a double-trigger:** Change-in-control provisions for all stock awards require both change in control and termination.
- **Engage with shareholders:** We have ongoing discussions with key institutional investors, including on the topic of compensation.
- **Engage an independent consultant:** The MDCC engages a consultant and assesses their independence annually.

We Do Not...

- **Provide employment contracts:** All executives are employed at will.
- **Reprice stock options:** Any stock option re-pricing would require shareholder approval in advance.
- **Pay unearned dividends:** No dividends or dividend equivalents are paid on unvested stock awards.
- **Pay tax gross-ups:** No tax gross-ups were provided by Clorox to executives.
- **Provide excessive benefits or perquisites:** Benefits and perquisites are limited, reflecting market practices.
- **Permit hedging or pledging:** Our policy prohibits hedging and pledging of Clorox stock.
- **Encourage inappropriate risk-taking:** The MDCC and its independent consultant annually review incentive design for unintended consequences.

Tally Sheets. To help ensure our executive compensation design is aligned with our overall compensation philosophy of pay for performance and total compensation levels are appropriate, the MDCC annually reviews compensation tally sheets for each of our NEOs. These tally sheets outline current target total compensation, the potential wealth creation of long-term incentive (LTI) awards granted to our officers under various potential stock prices, and the potential value of payouts under various termination scenarios. These tally sheets help provide the MDCC with a comprehensive understanding of all elements of our compensation program and enable the MDCC to consider changes to our compensation program, arrangements, and plans based on leading practices and emerging trends.

Stock Award Granting Practices. Clorox typically grants LTI awards each September at a regularly scheduled MDCC meeting. The meeting date, or a later date as determined by the MDCC at the September meeting, is the effective grant date for the awards, and the exercise/grant price is equal to the closing price of our common stock on the grant date.

The MDCC may also occasionally grant stock-based awards at other times to recognize, retain, or recruit executive officers.

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Executive Stock Ownership Guidelines. To align the interests of our executive officers and our shareholders, all executive officers are expected to build and maintain a significant level of direct stock ownership. Ownership levels may be achieved in a variety of ways, such as by retaining stock received upon the exercise of stock options or the vesting of stock awards or by purchasing stock on the open market. At minimum, executive officers are expected to establish and maintain direct ownership of common stock having a value equal to a multiple of each executive officer’s annual base salary: six times base salary for the CEO, three times base salary for NEOs and non-NEO members of the Clorox Executive Committee, and two times base salary for other executives. The following table reflects the guidelines and our active NEOs’ ownership status, as of September 10, 2025:

Name	Ownership Guideline (Salary Multiple)	Guideline Met
Linda Rendle	6x	Yes
Luc Bellet(1)	3x	No
Eric Reynolds	3x	Yes
Nina Barton(2)	3x	No
Chris Hyder	3x	No

(1)	Mr. Bellet became subject to a higher ownership guideline upon his appointment as CFO effective in FY25 (from two times to three times base salary).
(2)	Ms. Barton became subject to the ownership guideline upon hire effective in FY25.

Ownership levels are based on shares of common stock owned by the NEO or held pursuant to Clorox plans, including vested performance share units (PSUs) deferred for distribution. Unexercised stock options and units not yet vested due to time or performance restrictions are excluded from the ownership calculations.

Retention Requirements. Executive officers are required to retain a certain percentage of shares obtained upon either the exercise of stock options or the release of restrictions on PSUs and restricted stock units (RSUs). All executive officers are expected to retain 75% of net shares acquired after tax withholding until the minimum ownership level is met. After attaining the minimum ownership level, our CEO must retain 50% of net shares acquired after tax withholding until retirement or termination, and other executive officers must retain 25% of net shares acquired after tax withholding for one year after receipt.

Securities Trading Policy and Prohibition on Hedging and Pledging. Our Insider Trading Policy does not permit any director, officer, employee, or consultant of Clorox to (1) trade in the stock or other securities of any company when aware of material nonpublic information about such company (including Clorox) gained through their work at Clorox, or (2) engage in tipping or short-term, speculative, or derivative transactions involving Clorox stock. This policy includes prohibitions on options trading and hedging and cautions against pledging Clorox stock as collateral. Directors and officers are prohibited from holding in a margin account and from pledging Clorox stock.

The Insider Trading Policy’s prohibition on engaging in hedging transactions in Clorox securities covers the purchase of a financial transaction instrument, or otherwise engaging in a transaction that hedges or offsets or is designed to hedge or offset, any decrease in the market value of Clorox’s securities that were granted as part of the individual’s compensation or that the individual holds directly or indirectly.

The following transactions are expressly prohibited by this policy:

• Short sales.

• Transactions involving publicly traded options or other derivatives whose value is tied to Clorox securities, including trading in or writing puts or calls on Clorox securities.

• Pre-paid forward contracts.

• Collars.

Trading Clorox securities by directors, executive officers, certain other designated employees, and contractors who are deemed to be insiders is permitted only during announced trading periods or in accordance with a previously established trading plan meeting SEC requirements and approved by the chief legal officer. At all times, including during announced trading periods, directors, executive officers, and Grade 32 and above vice presidents are required to obtain preclearance from our chief legal officer prior to executing any transactions in Clorox securities, unless those sales occur in accordance with a previously established trading plan as described above.

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Clawback Provisions. Effective October 2, 2023, the MDCC approved an amendment to our February 2021 Clawback Policy related to incentive compensation granted, promised, or paid to certain current and former executive officers (and others as the MDCC may determine) on or after the effective date. The amended and restated Clawback Policy complies with the listing standards adopted by the NYSE implementing the SEC’s Exchange Act Rule 10-D-1 and is comprised of two parts, a Restatement Policy, which was modified by the amendment to the Clawback Policy, and a Detrimental Conduct Policy, which was not modified by the amendment to the Clawback Policy.

• Under the Restatement Policy, in the event of a restatement of Clorox financial statements, Clorox will recoup on a “no-fault” basis incentive compensation paid to current and former Section 16 officers during the three-year period preceding the announcement of the restatement, if such compensation would not have been paid based on the restated results, regardless of whether the restatement corrects a material error.

• Under the Detrimental Conduct Policy, in the event a covered individual as defined in the Detrimental Conduct Policy engages in conduct materially detrimental to Clorox (including, but not limited to, the name, business interests, or corporate, brand, business, or other reputation of Clorox), Clorox may recoup incentive compensation paid to such individual at any time up to three years after the end of the fiscal year in which it vested or was paid. Compensation subject to this policy includes all bonuses, cash-based awards, stock-based awards (both time-vested and performance-contingent), or other incentive compensation.

In addition, certain of our existing compensation plans and agreements, including the Annual Incentive Plan (AIP) and our LTI program award agreements, contain a provision providing for clawback of incentive compensation following a restatement of Clorox financial statements if the covered individual’s fraud or intentional misconduct was a significant contributing factor to the restatement.

Tax Deductibility Limits on Executive Compensation. The Internal Revenue Code (IRC) limits the federal income tax deductibility of compensation paid to our covered employees to $1 million per year. In setting executive compensation, the MDCC does not take this limit on deductibility into account.

Equity Grant Policy. It is the MDCC’s practice to approve ordinary course annual stock awards for the current fiscal year at its regularly scheduled meeting held in September of each year. At this meeting, the MDCC approves each NEO’s annual stock award, including any portion that may be granted as stock options. The MDCC believes maintaining a consistent grant practice, based on a date that is usually set three years in advance, is in the best interests of Clorox, as it solidifies the relationship between pay and performance, while reducing the risk that timing of awards may benefit our NEOs.

We do not schedule our stock grants in anticipation of the release of material, non-public information (MNPI), nor do we time the release of MNPI based on grant dates of stock. The MDCC also does not take MNPI into account when determining the timing and terms of granting annual stock awards. In the event MNPI becomes known to the MDCC prior to granting a stock award, the MDCC will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of stock to avoid any appearance of impropriety.

During the last completed fiscal year, we did not grant stock options to any of our NEOs.

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	53

Executive Compensation Framework

A substantial portion of target total direct compensation for our executives is variable, with 90% of target compensation at risk for our CEO and 85% of target compensation at risk on average for our other NEOs. Base salary is the only fixed component of direct compensation.

Component and Rationale	CEO Proportion(1)	NEO(2) Proportion(1)	Performance Measures	Performance Period	Characteristics
Base Salary Fixed pay to attract and retain talent, based on role, level of responsibilities, and individual performance.			• N/A	N/A	Fixed cash
Annual Incentives Variable pay to incent and recognize performance in areas of short-term strategic importance.			• Annual net sales (50%) • Net earnings (30%) • Gross margin (20%)	One Year	Performance- based cash
Long-Term Incentives Stock-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders.			• Economic Profit (PSUs) • Variation in underlying stock price due to overall business results	Three Years (PSUs)	PSUs and RSUs

(1)	Proportion represents the actual base salary, target annual incentive award, and grant date fair market value of LTI awards granted in FY25 (with PSUs measured at target). Percentages may not total 100% due to rounding. Refer to the Summary Compensation Table on pg 59 for further details on actual compensation.
(2)	Represents the average of all NEOs active on June 30, 2025, other than the CEO.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy.

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Fiscal Year 2025 Compensation of Our Named Executive Officers

Base Salary

The MDCC generally seeks to establish base salaries competitive with the compensation peer group for our NEOs. Salaries vary in relation to each executive’s specific role, level of experience, and performance over time and percentage increases reflect–in part–year-over- year changes in pay for the relevant role(s) among our peers.

Name	FY 2025 Base Salary(1)	Increase in FY 2025(2)
Linda Rendle	1,325,000	6.0%
Luc Bellet	725,000	—
Eric Reynolds	815,000	4.5%
Nina Barton(3)	700,000	—
Chris Hyder	675,000	—
Kevin Jacobsen(4)	815,000	4.5%

(1)	Annualized salary as of June 30, 2025.
(2)	Increase relative to salary as of June 30, 2024 for NEOs reported in FY24.
(3)	Ms. Barton was hired effective July 22, 2024.
(4)	Mr. Jacobsen retired effective June 2, 2025. During the period from April 1, 2025 through his retirement date, Mr. Jacobsen served in a part-time capacity as a special advisor.

Generally, the increases for NEOs were intended to address competitive gaps, reflecting increased tenure in their respective roles.

In addition to her salary, Ms. Barton received a one-time cash sign-on payment of $840,728 as part of her hire, subject to clawback upon resignation or termination for cause prior to completing two years of employment, to induce her to join Clorox.

Annual Incentives

Clorox provides annual incentive awards to our NEOs under the AIP. Payouts under the AIP are based on the level of achievement of performance goals set annually by the MDCC, subject to shareholder-approved maximums. These performance goals are tied to Board-approved corporate financial performance goals.

The amounts paid under the AIP are based on the following factors:

(1)	A target value for each NEO, which is base salary multiplied by an annual incentive target (Target Award).
(2)	Clorox’s performance measured against pre-established corporate financial goals (Company Multiplier). The Company Multiplier can range from 0% to 200% based on a quantitative assessment of Clorox performance versus goals established by the MDCC at the beginning of the year. The MDCC retains discretion to adjust the Company Multiplier to ensure alignment between pay and performance and reflect shareholder interests.

Clorox has historically employed an individual multiplier for each NEO as part of the determination of the AIP award. For fiscal year 2025 and future years, the MDCC has determined an individual multiplier will not be applied when calculating the amount of our NEOs’ AIP awards. Rather, given the enterprise role each NEO plays (and their resulting collective ownership of Clorox outcomes), the MDCC believes these awards should be calculated solely by reference to the Company Multiplier, which places more focus on key operational goals and the accountability of our NEOs for Clorox’s enterprise-level performance, while better aligning the interests of our NEOs with Clorox shareholders.

Target Award. Each year, the MDCC sets an annual incentive target for each NEO as a percentage of their base salary, based on an assessment of short-term incentive (STI) targets in the compensation peer group and other factors such as individual capabilities and experience. The annual incentive target is typically set near the median of STI targets for comparable positions in the compensation peer group.

Company Multiplier. At the beginning of each fiscal year, the MDCC sets financial goals for the AIP based on targets approved by the Board. At the end of the year, the MDCC reviews Clorox’s results against the goals set at the beginning of the year and approves the final Company Multiplier.

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For fiscal year 2025, the MDCC established goals for net customer sales, net earnings attributable to Clorox, and gross margin to drive sustainable, profitable growth and short- and long-term total shareholder return. This combination of metrics balances a focus on both top-line and bottom-line performance. Consistent with our longstanding practice, fiscal year 2025 targets for our AIP metrics were set equal to our Board-approved fiscal year 2025 budget. Setting targets equal to budget aligns the AIP with the Board’s approval of appropriate expected outcomes for the year and Clorox’s financial outlook as communicated to investors at the beginning of each fiscal year.

The process described above resulted in targets moderately to significantly above prior year actuals. The target for Net Customer Sales represented a 4% increase in sales for the portion of the business excluding divestitures; it was flat to prior year actuals before consideration of the divestiture of our Argentina and Better Health VMS businesses. The target for Net Earnings was 127% above prior year actuals, reflecting the anniversary of significant one-time charges in fiscal year 2024, such as the Argentina divestiture and termination of our pension plan. The target for Gross Margin was an increase of 103 basis points versus fiscal year 2024 actuals, reflecting our strong margin transformation efforts.

Financial goals for the AIP, the potential range of payouts for achieving those goals, and the results as determined by the MDCC were as follows:

Annual Incentive
Financial Goals (in millions)

FY 2025 Goal	Weight	Threshold (0%)	Target (100%)	Maximum (200%)	Actual(1)	Result(1)
Net Customer Sales	50%	$ 6,721	$ 7,075	$ 7,252	$ 6,870	47%
Net Earnings Attributable to Clorox	30%	$ 571	$ 635	$ 711	$ 650	103%
Gross Margin	20%	42.0%	44.0%	46.0%	44.7%	126%
Company Multiplier						80%

(1)	Actual and Result exclude the FY25 net impact of the following items on net customer sales, net earnings attributable to Clorox, and gross margin: the ERP transition, FY25 insurance recoveries related to the FY24 cyberattack, divestiture of our Better Health VMS business unit, and variance from budgeted expense associated with our digital transformation, foreign exchange, and accounting for equity-based compensation.

AIP payouts. The final AIP payout is calculated based on the annual incentive target for each NEO and the Company Multiplier.

Name	Base Salary	Annual Incentive Target (% of Salary)	Company Multiplier	FY25 Annual Incentive Plan Payout
Linda Rendle	$ 1,325,000	160%	80%	1,696,000
Luc Bellet(1)	$ 725,000	100%	80%	362,301
Eric Reynolds	$ 815,000	105%	80%	684,600
Nina Barton(2)	$ 700,000	90%	80%	475,003
Chris Hyder	$ 675,000	90%	80%	486,000
Kevin Jacobsen(3)	$ 815,000	100%	80%	513,383

(1)  Mr. Bellet’s award was prorated, reflecting his promotion from VP, Treasurer to EVP and Chief Financial Officer effective April 1, 2025.

(2)  Ms. Barton’s award was prorated, reflecting her hire effective July 22, 2024.

(3)  Mr. Jacobsen’s award was prorated, reflecting two months of part-time service during FY25 and his retirement effective June 2, 2025.

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Long-Term Incentives

We provide long-term, stock-based incentive compensation to our NEOs, which aligns executive officer compensation with Clorox’s performance and the interests of our shareholders. These incentive awards also support the achievement of our long-term corporate financial goals. Stock awards are granted under The Clorox Company 2005 Stock Incentive Plan.

The MDCC annually reviews the costs of, and potential shareholder dilution attributable to, our LTI program to ensure the overall program is financially efficient and appropriate in the context of our compensation peer group. The MDCC also seeks to calibrate the LTI program design to drive performance and deliver awards that are competitive with the compensation peer group and will effectively retain and motivate executive talent. Actual LTI award targets for individual NEOs may vary within a competitive range versus peers based on a variety of factors, such as the NEO’s performance over time, individual experience, critical nature of their role, and expected future contributions.

Name	Target Value(1)
Linda Rendle	9,755,000
Luc Bellet(2)	1,600,000
Eric Reynolds	3,000,000
Nina Barton(3)	8,000,000
Chris Hyder(4)	3,000,000
Kevin Jacobsen	2,800,000

(1)  Represents the total LTI economic value granted during the fiscal year, including annual and one-time awards.

(2)  Mr. Bellet received a one-time award of $1 million in FY25, in connection with his promotion to EVP and Chief Financial Officer. The award consisted of 60% PSUs and 40% RSUs.

(3)  Ms. Barton received a one-time stock award of $6 million in FY25, reflecting primarily a buyout of existing equity she forfeited upon termination of her prior employment plus an inducement to join Clorox. The award consisted of 60% PSUs and 40% RSUs.

(4)  Mr. Hyder received a one-time stock award of $1 million in FY25, to better position his total compensation relative to internal and external benchmarks. The award consisted of 60% PSUs and 40% RSUs.

NEOs’ fiscal year 2025 LTI annual awards consisted of 60% PSUs and 40% RSUs. This mix provides strong shareholder alignment, balances reinforcement of long-term company performance with retention value, and exceeds benchmark weighting of performance-based stock award vehicles.

Like annual incentive awards, actual LTI award payouts vary from the target based on how Clorox performs against pre-established performance targets (for PSUs), and based on changes in the market price of our common stock.

From time to time, we grant additional time-based RSUs for special purposes for both executive and non-executive officers, such as in connection with a promotion, as a replacement for compensation forfeited at a prior employer by an externally recruited candidate, or as a retention vehicle.

Performance share units. PSUs align the interests of our NEOs with the interests of our shareholders because the number of shares earned and the shares’ potential value are tied to the achievement of performance targets and changes in Clorox stock price, respectively. PSUs pay out after a three-year performance period only if Clorox meets pre-established financial performance goals.

Distribution of vested PSUs may be deferred at the executive’s request, provided the deferral is elected at least one year before the vesting date.

The performance metric for PSU awards is EP growth. This metric directly supports our corporate strategy and long-term financial goals and correlates to stock price performance over the long term.

For purposes of the PSU performance metric, EP is defined as earnings before interest and taxes, adjusted for non-cash restructuring charges, times one minus the tax rate, less capital charge. This definition helps ensure our performance measurement reflects factors within management’s control and is not distorted by non-operating issues. It differs from, and therefore may not reconcile with, the external calculation of EP used in our press releases and SEC filings.

For PSUs granted in September 2022 (the 2022 PSUs), the performance metric was EP during the performance period of July 2022 through June 2025 (fiscal years 2023 to 2025). EP performance was measured relative to an EP dollar-value target for the first year of the performance period, tied to the fiscal year 2023 Board-approved budget, and an EP growth rate target of 6% for the second and third years.

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	57

In July 2025, the MDCC certified a final payout for the 2022 PSUs at 133% of target. Strong earnings growth during the performance period was the main driver of the EP results underlying this payout, due to steady gross margin improvements from pricing and cost-saving efforts, partially offset by inflation and reinvestments in the business.

		Annual EP Growth
	Threshold	Target	Maximum	Adjusted(1) Actual EP/
Performance share units	(0%)	(100%)	(200%)	EP Growth	Payout
FY23 Economic Profit Absolute Value ($M)	$ 241	$284	$305	$419	200%
FY24 Economic Profit Growth Rate	-9%	+6%	+13.5%	59%	200%
FY25 Economic Profit Growth Rate	-9%	+6%	+13.5%	-10%	0%
Three-Year Economic Profit Growth					133%

(1)  In accordance with predetermined criteria established by the MDCC at the time initial awards were approved, annual growth rates were adjusted for the impacts of the following Events (as defined in the 2022 PSU award agreements): our digital transformation, our streamlined operating model, termination of our pension plan, non-cash impairment charges in the Better Health VMS business, primary impacts of the FY24 cyberattack, divestiture of our Argentina and Better Health VMS businesses, and our ERP transition.

The performance metric for PSUs granted in September 2024 (the 2024 PSUs), is EP during the performance period of July 2024 through June 2027 (fiscal years 2025 to 2027). The EP target for the first year of the performance period was set as a base dollar value, with an EP growth rate target set for the second and third years. Performance against target (whether dollar value or growth rate) will be measured for each year, generating three annual funding percentages. The three annual funding percentages will be averaged to determine the final payout percentage for the 2024 PSUs. The final overall payout percentage for the 2024 PSUs ranges from 0%, if the threshold EP value or growth target is not achieved, to a maximum of 200% of the target number of shares.

Restricted stock units. RSUs align the interests of our NEOs with those of our shareholders because the value of RSUs increases or decreases as the price of Clorox stock changes. RSUs from annual awards vest in one-quarter increments over a four-year period, beginning one year from the date of grant.

RSUs from off-cycle awards typically vest in one-third increments over a three-year period, beginning one year from the date of grant.

Retirement Plans

Our NEOs participate in the same tax-qualified retirement benefit programs available to all other U.S.-based employees, plus an executive-only plan. Our retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers.

Because the IRC limits the benefit value that may be contributed to and paid from a tax-qualified retirement plan, Clorox also provides our executive officers, including our NEOs, with additional retirement benefits intended to restore amounts that would otherwise be payable under our tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. We call these plans “restoration plans” because they restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by IRC restrictions. Below are brief descriptions of each of our retirement programs. Each of our NEOs participates in these retirement programs, except The Clorox Company Pension Plan.

The Clorox Company Pension Plan. The Clorox Company Pension Plan (the Pension Plan) is a cash balance pension plan, frozen effective June 30, 2011. This freeze did not affect benefits previously accrued under the Pension Plan, which remain fully funded.

In fiscal year 2023, we began to transition administration of the Pension Plan to an insurance company specializing in pension fund management. All benefits earned under the Pension Plan were protected during this change, meaning it did not impact the value of individual plan participants’ benefits. Such transitions are regulated by the Internal Revenue Service (IRS) through a standard pension plan termination process and ours was completed during the first half of fiscal year 2025. As part of the transition, pension plan participants were offered an opportunity to cash out their plan balances as a one-time lump sum during fiscal year 2024. All NEOs with a pension plan balance elected the cash out option.

The Clorox Company 401(k) Plan. After the Pension Plan was frozen in June 2011, The Clorox Company 401(k) Plan (the 401(k) Plan) became the primary retirement plan for Clorox. Clorox makes an annual fixed contribution of 6% of eligible pay and a matching contribution of up to 4% of eligible pay to eligible employees.

Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan (the NQDC), eligible employees may voluntarily defer receipt of up to 50% of base salary and up to 100% of annual incentive awards. Deferred amounts can be invested in an array of options generally mirroring the funds available in the 401(k) Plan. The NQDC permits Clorox to contribute amounts exceeding IRC compensation limits in the tax-qualified plan through a 401(k)-restoration provision.

Executive Retirement Plan. Only certain senior-level executives participate in the Executive Retirement Plan. Under the Executive Retirement Plan, Clorox makes an annual contribution of 5% of an eligible participant’s base salary and annual incentive award into the plan.

Further details about the provisions of the Pension Plan, NQDC, and Executive Retirement Plan are provided in the Overview of Pension Benefits and the Overview of Nonqualified Deferred Compensation Plans sections below.

The Clorox Company 2025 Proxy Statement > Compensation Discussion and Analysis	58

Post-Termination Compensation

Clorox has a severance plan (the Severance Plan) providing our NEOs with post-termination payments if the NEOs’ employment is terminated by Clorox other than for cause. These payments are intended to provide a measure of financial security following the loss of employment, which is important to attract and retain executives. The severance benefits are designed to be competitive with the compensation peer group and external market practices.

Clorox also has an Executive Change in Control Severance Plan (the CIC Plan), which provides severance benefits to certain eligible executives of Clorox, including all NEOs, if their employment with Clorox is involuntarily terminated in connection with a change in control of Clorox. In addition to helping mitigate the financial impact associated with termination after a change in control, these benefits further align the interests of our executive officers with the interests of our shareholders by providing incentives for retention, for business continuity purposes. Under the CIC Plan, NEOs are eligible for change in control severance benefits if their employment is terminated in connection with a change in control, either by Clorox without cause or by the NEO for good reason. See the Potential Payments Upon Termination or Change in Control section for additional information.

Benefits under the Severance Plan and CIC Plan are not applicable for voluntary terminations such as resignation or retirement, or termination for cause. Mr. Jacobsen, who voluntarily retired in fiscal year 2025, received no severance benefits. See the Potential Payments Upon Termination or Change in Control section for additional information.

Perquisites

We provide our NEOs and other executives with limited benefits competitive with our compensation peer group and consistent with our overall executive compensation program: an executive health program (including a fitness allowance and reimbursement for concierge executive health services, an annual executive physical exam, and a multi-cancer screening test), a car allowance or company car, paid parking at our headquarters, and financial planning services. These perquisites are beneficial to Clorox because they enable our NEOs to proactively and comprehensively manage their health, work more efficiently, and optimize the value received from our compensation and benefits programs.

We also provide security services to our CEO, which are based on an assessment of risk by a third party and which we believe are for Clorox’s benefit. In fiscal year 2025, we also provided limited security services to our Group President – Care & Connection during a period when her home was threatened by a natural disaster (such services are not expected to recur in the future). SEC rules require that certain security costs be reported as perquisites, and the aggregate incremental cost of these services is included in the “All Other Compensation” column of the Summary Compensation Table.

The Management Development and Compensation Committee Report

As detailed in its charter, the MDCC oversees Clorox’s executive compensation program and policies. As part of this function, the MDCC discussed and reviewed with management the CD&A. Based on this discussion and review, we have recommended to the Board inclusion of this CD&A in the proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE as of June 30, 2025:

Compensation Committee Interlocks and Insider Participation

Messrs. Weiner, Fleischer, Mackay, and Williams and Mses. Lee, Amy Banse, and Kathryn Tesija each served as a member of the MDCC during all or part of fiscal year 2025. None of the members was an officer or employee of Clorox or any of its subsidiaries during fiscal year 2025 or in any prior fiscal year. No executive officer of Clorox served on the Board or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or MDCC during fiscal year 2025.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	59

Executive Compensation Tables

SUMMARY COMPENSATION TABLE—FISCAL YEAR 2025

The following table sets forth compensation earned, paid, or granted to our NEOs for the three most recent fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Linda Rendle Chair and Chief Executive Officer (CEO)	2025	1,307,692	—	9,754,753	—	1,696,000	—	574,587	13,333,032
	2024	1,221,321	—	8,749,935	—	2,000,000	668	713,384	12,685,308
	2023	1,168,269	—	5,599,719	1,399,981	3,121,313	1,293	359,076	11,649,650
Luc Bellet EVP and Chief Financial Officer (CFO)	2025	514,776	—	1,599,673	—	362,301	—	145,546	2,622,295

Eric Reynolds EVP and Chief Operating & Strategy Officer	2025	806,923	—	2,999,828	—	684,600	418	271,097	4,762,866
	2024	793,538	—	2,799,821	—	819,000	1,758	351,627	4,765,745
	2023	768,462	—	1,999,819	499,974	1,390,830	2,869	192,340	4,854,294
Nina Barton EVP and Group President–Care & Connection	2025	646,154	840,728	7,998,301	—	475,003	—	110,676	10,070,862

Chris Hyder EVP and Group President–Health & Hygiene	2025	669,231	—	2,999,203	—	486,000	—	211,934	4,366,368
Kevin Jacobsen Former EVP and Chief Financial Officer	2025	650,192	—	2,799,730	—	513,383	6,097	276,939	4,246,342
	2024	788,504	—	2,399,924	—	780,000	8,430	342,787	4,319,645
	2023	768,462	—	1,759,750	439,988	1,258,370	6,051	196,330	4,428,950

(1)  Reflects actual salary earned for the fiscal years noted.

(2)  Ms. Barton received a one-time cash sign-on payment when she was hired as Executive Vice President and Group President - Care & Connection, effective July 22, 2024. This award must be repaid if Ms. Barton voluntarily resigns or her employment is terminated for cause within two years of her hire date.

(3)  The amounts reflected in these columns are the values determined under FASB ASC Topic 718 for the awards granted in the fiscal years noted, in accordance with the applicable accounting standard. The assumptions made in valuing stock awards and option awards reported in these columns are discussed in Note 1, Summary of Significant Accounting Policies under subsection “Stock-Based Compensation”, and in Note 17, Stock-Based Compensation Plans, to the Clorox consolidated financial statements for the three years in the period ended June 30, 2025, included in our Annual Report on Form 10-K for FY25. Additional information regarding the stock awards granted to our NEOs during this fiscal year is set forth in the Grants of Plan-Based Awards table.

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(4)  The grant date fair value of the PSU awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the PSU awards would be 200% of the target shares awarded on the grant date. The maximum value of the current fiscal year’s PSU award determined as of the date of grant for each respective NEO is presented in the following table. See the Grants of Plan-Based Awards table for more information about PSUs granted during FY25.

Linda Rendle		Luc Bellet	Eric Reynolds	Nina Barton	Chris Hyder	Kevin Jacobsen
Maximum PSU Value	11,705,836	1,919,541	3,599,794	9,596,816	3,598,806	3,359,676

(5)  Reflects annual incentive awards earned for fiscal years 2025, 2024, and 2023 and paid out in September 2025, September 2024, and September 2023, respectively, under the AIP. Information about the AIP is set forth in the Compensation Discussion and Analysis section under “Annual Incentives”.

(6)  The amounts reflect the aggregate change in the present value of accumulated benefits during the fiscal years noted under the Pension Plan and the cash balance restoration provision of the NQDC. The Pension Plan and the cash balance restoration provision of the NQDC are frozen benefits. Refer to the Pension Benefits table for further information. Each plan amount in FY25 is set forth in the following table:

Linda Rendle		Luc Bellet	Eric Reynolds	Nina Barton	Chris Hyder	Kevin Jacobsen
The Pension Plan	—	—	—	—	—	—
Cash Balance Restoration	—	—	418	—	—	6,097
Total	—	—	418	—	—	6,097

(7)  The amounts shown in the All Other Compensation column represent (i) company contributions under the 401(k) Plan, (ii) nonqualified company contributions under the NQDC and Executive Retirement Plan, (iii) company contributions to health savings accounts under our medical benefit plan, (iv) company contributions to the Excess Long-Term Disability Plan, and (v) perquisites provided to our NEOs:

Linda Rendle		Luc Bellet	Eric Reynolds	Nina Barton	Chris Hyder	Kevin Jacobsen
The Clorox Company 401(k) Plan	34,700	34,894	34,700	—	34,715	34,620
Nonqualified Contributions	466,257	72,622	207,720	14,808	139,188	201,117
Health Savings Account Contribution	1,000	1,000	500	1,417	1,000	1,000
Excess Long-Term Disability Plan	—	—	—	—	—	1,598
Company-Paid Perquisites	72,630	37,030	28,177	94,451	37,030	38,604
Total	574,587	145,546	271,097	110,676	211,934	276,939

The following table sets forth the perquisites provided to our NEOs and the cost to Clorox for providing these perquisites during the fiscal year.

Linda Rendle		Luc Bellet	Eric Reynolds	Nina Barton	Chris Hyder	Kevin Jacobsen
Executive Automobile Program	35,713	13,200	13,200	12,100	13,200	15,164
Paid Parking at Headquarters	4,200	3,420	4,200	—	3,420	2,520
Basic Financial Planning	18,970	18,970	4,500	17,848	18,970	18,803
Executive Health Program	6,344	1,440	6,277	1,320	1,440	2,116
Personal Security	7,403	—	—	63,182	—	—
Total	72,630	37,030	28,177	94,451	37,030	38,604

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	61

GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2025

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Linda Rendle
Annual Incentive Plan(1)		—	2,120,000	4,240,000
Performance Share Units(2)	9/17/2024				—	35,539	71,078		5,852,918
Restricted Stock Units(3)	9/17/2024							23,692	3,901,835
Luc Bellet
Annual Incentive Plan(1)		—	452,877	905,753
Performance Share Units(2)	9/17/2024				—	2,185	4,370		359,848(4)
Performance Share Units(2)	4/1/2025					4,056	8,112		599,923(5)
Restricted Stock Units(3)	9/17/2024							1,457	239,953(4)
Restricted Stock Units(3)	4/1/2025							2,704	399,949(5)
Eric Reynolds
Annual Incentive Plan(1)		—	855,750	1,711,500
Performance Share Units(2)	9/17/2024				—	10,929	21,858		1,799,897
Restricted Stock Units(3)	9/17/2024							7,286	1,199,931
Nina Barton
Annual Incentive Plan(1)		—	593,753	1,187,507
Performance Share Units(2)	9/17/2024				—	29,136	58,272		4,798,408(6)
Restricted Stock Units(3)	7/22/2024							18,041	2,399,994(7)
Restricted Stock Units(3)	9/17/2024							4,857	799,899(8)
Chris Hyder
Annual Incentive Plan(1)		—	607,500	1,215,000
Performance Share Units(2)	9/17/2024				—	10,926	21,852		1,799,403(9)
Restricted Stock Units(3)	7/15/2024							4,857	799,899(10)
Restricted Stock Units(3)	9/17/2024							2,981	399,901(11)
Kevin Jacobsen
Annual Incentive Plan(1)		—	641,729	1,283,458
Performance Share Units(2)	9/17/2024				—	10,200	20,400		1,679,838
Restricted Stock Units(3)	9/17/2024							6,800	1,119,892

(1)	Represents estimated possible payouts of annual incentive awards for the fiscal year under the AIP for each of our NEOs. The AIP is an annual cash incentive opportunity and, therefore, awards are earned in the year granted. The target amounts represent the potential payout if company performance is at target. The maximum amount represents the maximum payout under the AIP using a Company Multiplier of 200%. See the Summary Compensation Table for actual payout amounts for the fiscal year under the AIP. See “Annual Incentives” in the Compensation Discussion and Analysis section for additional information about the AIP.
(2)	Represents possible future payouts of Clorox common stock underlying PSUs awarded in the fiscal year to each of our NEOs as part of their participation in the 2005 Stock Incentive Plan. These awards will vest upon the achievement of performance measures based on EP growth over a three-year period, with the threshold, target, and maximum awards equal to 0%, 100%, and 200%, respectively, of the number of PSUs granted. If the minimum financial goals are not met at the end of the three-year period, no PSUs will be paid out. See “Long-Term Incentives” in the Compensation Discussion and Analysis section for additional information.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	62

(3)	Represents RSUs awarded to each of our NEOs under the 2005 Stock Incentive Plan. RSUs typically vest in equal installments, 25% on October 5th following each of the first four anniversaries of the grant date.
(4)	Represents the grant date fair value of PSUs and RSUs in Mr. Bellet’s annual award for FY25.
(5)	Represents the grant date fair value of PSUs and RSUs in Mr. Bellet’s award granted upon his promotion to EVP and Chief Financial Officer. RSUs from this award vest equal installments, 25% on each of the first four anniversaries of the grant date.
(6)	Represents the grant date fair value of PSUs granted in Ms. Barton’s one-time award granted upon her hire as EVP and Group President – Care & Connection ($3,598,477) and in Ms. Barton’s annual award for FY25 ($1,199,931).
(7)	Represents the grant date fair value of RSUs granted in Ms. Barton’s one-time award granted upon her hire as EVP and Group President – Care & Connection. RSUs from this award vest equal installments, 25% on each of the first four anniversaries of the grant date.
(8)	Represents the grant date fair value of RSUs in Ms. Barton’s annual award for FY25.
(9)	Represents the grant date fair value of PSUs granted in Mr. Hyder’s off-cycle award ($599,472) and in Mr. Hyder’s annual award for FY25 ($1,199,931).
(10)	Represents the grant date fair value of RSUs granted in Mr. Hyder’s off-cycle award. RSUs from this award vest equal installments, 25% on each of the first four anniversaries of the grant date.
(11)	Represents the grant date fair value of RSUs granted in Mr. Hyder’s annual award for FY25.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	63

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Linda Rendle
Stock Options(2)	20,470	—	135.57	9/12/2027
	19,040	—	151.85	9/18/2028
	6,932	—	154.88	1/7/2029
	49,955	—	155.54	9/17/2029
	32,316	—	212.38	9/22/2030
	41,418	13,806(3)	163.77	9/21/2031
	25,964	25,964(4)	141.30	9/20/2032
Performance Share Units(2)							42,949(5)	5,156,886
							40,326(6)	4,841,943
							36,420(7)	4,372,949
Restricted Stock Units(2)					1,905(8)	228,733
					5,022(9)	602,992
					19,266(10)	2,313,269
					24,279(11)	2,915,180
Luc Bellet
Stock Options(2)	710	—	135.57	9/12/2027
	5,175	—	151.85	9/18/2028
	10,927	—	155.54	9/17/2029
	4,039	—	212.38	9/22/2030
	4,209	1,403(3)	163.77	9/21/2031
	2,318	2,318(4)	141.30	9/20/2032
Performance Share Units(2)							2,556(5)	306,899
							2,304(6)	276,641
							2,239(7)	268,837
							4,092(12)	491,326
Restricted Stock Units(2)					211(8)	25,335
					479(9)	57,514
					1,155(10)	138,681
					1,493(11)	179,265
					2,728(13)	327,551
Eric Reynolds
Stock Options(2)	15,210	—	111.60	9/15/2025
	15,470	—	123.09	9/13/2026
	16,380	—	135.57	9/12/2027
	13,440	—	151.85	9/18/2028
	5,942	—	154.88	1/7/2029
	32,470	—	155.54	9/17/2029
	13,573	—	212.38	9/22/2030
	15,489	5,164(3)	163.77	9/21/2031
	9,272	9,273(4)	141.30	9/20/2032
Performance Share Units(2)							15,337(5)	1,841,514
							12,903(6)	1,549,263
							11,200(7)	1,344,784
Restricted Stock Units(2)					701(8)	84,169
					1,793(9)	215,286
					6,168(10)	740,592
					7,466(11)	896,443

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	64

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Nina Barton
Performance Share Units(2)							22,391(14)	2,688,487
							7,466(7)	896,443
Restricted Stock Units(2)					18,627(15)	2,236,544
					4,977(11)	597,588
Chris Hyder
Stock Options(2)	1,178	—	123.09	9/13/2026
	3,910	—	135.57	9/12/2027
	4,480	—	151.85	9/18/2028
	8,742	—	155.54	9/17/2029
	3,635	—	212.38	9/22/2030
	4,040	1,347(3)	163.77	9/21/2031
	2,180	727(16)	127.62	3/14/2032
	4,080	4,080(4)	141.30	9/20/2032
Performance Share Units(2)							6,747(5)	810,112
							5,760(6)	691,603
							3,730(17)	447,861
							7,466(7)	896,443
Restricted Stock Units(2)					189(8)	22,693
					116(18)	13,928
					801(9)	96,176
					2,783(10)	334,155
					3,077(19)	369,455
					4,977(11)	597,588
Kevin Jacobsen
Stock Options(2)	2,458	—	135.57	9/12/2027
	5,580	—	128.69	4/2/2028
	29,120	—	151.85	9/18/2028
	34,968	—	155.54	9/17/2029
	11,000	—	212.38	6/2/2030
	13,469	4,490(3)	163.77	6/2/2030
	8,160	8,160(4)	141.30	6/2/2030
Performance Share Units(2)							13,496(5)	1,620,465
							11,060(6)	1,327,974
							10,453(7)	1,255,092
Restricted Stock Units(2)					609(8)	73,123
					1,603(9)	192,472
					5,287(10)	634,810
					6,968(11)	836,648

(1)	Represents the unvested target number of PSUs under the 2005 Stock Incentive Plan multiplied by the closing price of our common stock as of the end of the fiscal year, except as noted below in footnote (5). The ultimate value will depend on whether performance criteria are met and the value of our common stock on the vesting date.
(2)	Awards were granted under the 2005 Stock Incentive Plan.
(3)	Represents the unvested portion of stock options granted on September 21, 2021, which vest in four equal installments of 25% on October 5th following each of the first four anniversaries of the grant date.
(4)	Represents the unvested portion of stock options granted on September 20, 2022, which vest in four equal installments of 25% on October 5th following each of the first four anniversaries of the grant date.

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(5)	Represents the actual number of PSUs that were paid out under our 2005 Stock Incentive Plan. The awards have a three-year performance period (fiscal years 2023 through 2025). Performance is based on achievement of EP growth goals. After completion of this fiscal year, the MDCC determined the extent to which performance measures had been achieved and on August 11, 2025, the MDCC approved the payout of this award at 133% of target.
(6)	Represents the target number of PSUs that can be earned under our 2005 Stock Incentive Plan. The awards have a three-year performance period (fiscal years 2024 through 2026). Performance is based on achievement of EP growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of FY26.
(7)	Represents the target number of PSUs that can be earned under our 2005 Stock Incentive Plan. The awards have a three-year performance period (fiscal years 2025 through 2027). Performance is based on achievement of EP growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of FY27.
(8)	Represents unvested portion of RSUs granted on September 21, 2021, which vest in four equal installments of 25% on October 5th following each of the first four anniversaries of the grant date.
(9)	Represents unvested portion of RSUs granted on September 20, 2022, which vest in four equal installments of 25% on October 5th following each of the first four anniversaries of the grant date.
(10)	Represents unvested portion of RSUs granted on November 14, 2023, which vest in four equal installments of 25% on the first anniversary of the grant date and on October 5th following the second, third, and fourth anniversaries of the grant date.
(11)	Represents unvested portion of RSUs granted on September 17, 2024, which vest in four equal installments of 25% on October 5th following each of the first four anniversaries of the grant date.
(12)	Represents the unvested target number of one-time off-cycle PSUs granted to Mr. Bellet when he was promoted to Executive Vice President and Chief Financial Officer, effective April 1, 2025. The awards have a three-year performance period (fiscal years 2025 through 2027). Performance is based on achievement of EP growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of FY27 and the award will be distributed, subject to performance results, after the MDCC’s certification of the results.
(13)	Represents unvested one-time off-cycle RSUs granted to Mr. Bellet when he was promoted to Executive Vice President and Chief Financial Officer, effective April 1, 2025. These RSUs vest in four equal installments beginning one year from the April 1, 2025 grant date.
(14)	Represents the unvested target number of one-time off-cycle PSUs granted to Ms. Barton when she was hired as Executive Vice President and Group President - Care & Connection. The award was granted on September 17, 2024, and has a three-year performance period (fiscal years 2025 through 2027), vesting on July 15, 2027. Performance is based on achievement of EP growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of FY27 and the award will be distributed, subject to performance results, after the MDCC’s certification of the results.
(15)	Represents unvested one-time off-cycle RSUs granted to Ms. Barton when she was hired as Executive Vice President and Group President - Care & Connection, effective July 22, 2024. These RSUs vest in four equal installments beginning one year from the July 22, 2024 grant date.
(16)	Represents the unvested target number of one-time off-cycle stock options granted to Mr. Hyder upon the expansion of his role as Senior Vice President and General Manager – Cleaning & Professional Products Division, effective March 14, 2022. These options vest in four equal installments beginning one year from the March 14, 2022 grant date.
(17)	Represents the unvested target number of one-time off-cycle PSUs granted to Mr. Hyder during FY25. The award was granted on September 17, 2024, and has a three-year performance period (fiscal years 2025 through 2027), vesting on July 15, 2027. Performance is based on achievement of EP growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of FY27 and the award will be distributed, subject to performance results, after the MDCC’s certification of the results.
(18)	Represents the unvested target number of one-time off-cycle RSUs granted to Mr. Hyder upon the expansion of his role as Senior Vice President and General Manager – Cleaning & Professional Products Division, effective March 14, 2022. These RSUs vest in four equal installments beginning one year from the March 14, 2022 grant date.
(19)	Represents unvested one-time off-cycle RSUs granted to Mr. Hyder on July 15, 2024. These RSUs vest in four equal installments beginning one year from the July 15, 2024 grant date.

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OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2025

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Linda Rendle	26,920(5)	1,380,606	46,056(6)	6,122,519
Luc Bellet	—	—	3,194	518,389
Eric Reynolds	—	—	16,797(7)	2,219,254
Nina Barton	—	—	—	—
Chris Hyder	—	—	7,122(8)	1,021,549
Kevin Jacobsen	—	—	14,542(9)	1,919,114

(1)	The number of shares represents the exercise of nonqualified stock options granted in previous years under Clorox’s 2005 Stock Incentive Plan.
(2)	The dollar value realized reflects the difference between the market price of Clorox common stock upon exercise and the stock option exercise price.
(3)	The number of shares represents the vesting of RSUs, PSUs, and dividend equivalent units granted through participation in Clorox’s 2005 Stock Incentive Plan.
(4)	The dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of Clorox common stock on the vesting date. For deferred shares, the dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of Clorox common stock on June 30, 2025.
(5)	Ms. Rendle retained 100% of net shares realized upon exercise of options during FY25.
(6)	32,639 of these shares have been deferred and will be distributed over five annual installments following separation.
(7)	12,205 of these shares have been deferred and will be distributed over five annual installments starting five years after the vesting date.
(8)	3,184 of these shares have been deferred and will be distributed over five annual installments following separation.
(9)	10,613 of these shares have been deferred and will be distributed over five annual installments starting five years after the vesting date.

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PENSION BENEFITS—FISCAL YEAR 2025

Name(1)	Plan Name	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)(3)
Linda Rendle	The Clorox Company Pension Plan(4)	22	—	—
Luc Bellet	The Clorox Company Pension Plan(4)	—	—	—
Eric Reynolds	The Clorox Company Pension Plan(4)	26	—	—
	Cash Balance Restoration(5)	26	3,492	—
Nina Barton	The Clorox Company Pension Plan(4)	—	—	—
Chris Hyder	The Clorox Company Pension Plan(4)	—	—	—
Kevin Jacobsen	The Clorox Company Pension Plan(4)	29	—	—
	Cash Balance Restoration(5)	29	63,737	—

(1)	Ms. Rendle participated only in the Pension Plan. Messrs. Reynolds and Jacobsen participated in the Pension Plan and cash balance restoration provision of the NQDC. Messrs. Bellet and Hyder and Ms. Barton did not participate in either pension plan.
(2)	Years of credited service is rounded down to the nearest whole number.
(3)	As part of the transition of Pension Plan administration to an insurance company specializing in pension fund management begun in FY23, pension plan participants were offered an opportunity to cash out their plan balances as a one-time lump sum during FY24. All NEOs with a pension plan balance elected the cash out option and therefore have no accumulated benefit and no payments during FY25.
(4)	The Pension Plan was frozen effective June 30, 2011. Participants kept their accumulated pay credits and received only quarterly interest credits after that date.
(5)	The cash balance restoration provision in the NQDC was eliminated effective June 30, 2011, when the Pension Plan was frozen. Participants keep their accumulated pay credits but no contributions were made under this provision after June 30, 2011.

Overview of Pension Benefits

Pension benefits may be paid to the NEOs under the cash balance restoration provision of the NQDC, or in the past under the Pension Plan. Effective June 30, 2011, the Pension Plan and the cash balance restoration provision under the NQDC were frozen.

In fiscal year 2023, we began to transition administration of the Pension Plan to an insurance company specializing in pension fund management. All benefits earned under the Pension Plan were protected during this change, meaning it did not impact the value of individual plan participants’ benefits. Such transitions are regulated by the IRS through a standard pension plan termination process and ours was completed during the first half of fiscal year 2025. As part of the transition, pension plan participants were offered an opportunity to cash out their plan balances as a one-time lump sum during fiscal year 2024. All NEOs with a pension plan balance elected the cash out option.

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NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2025

The following table provides information about NEOs’ accounts under the NQDC, Executive Retirement Plan, and LTI program as of the end of the most recently completed fiscal year.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Linda Rendle	134,231	466,257	561,382	11,793,025
Luc Bellet	37,710	72,622	39,566	721,427
Eric Reynolds	177,280	207,720	326,149	6,271,719
Nina Barton	14,000	14,808	2,896	31,703
Chris Hyder	364,269	139,188	323,976	3,756,031
Kevin Jacobsen	30,060	201,117	294,408	8,277,910

(1)	Amounts represent the annual base salary and incentive award that each executive deferred during the fiscal year. Deferred base salary is also reported in the Summary Compensation Table – Salary. Deferred annual incentive awards are also reported in the Summary Compensation Table – Non-Equity Incentive Plan Compensation.
(2)	Represents that portion of the 401(k) Plan company match and annual contribution of up to 10% of eligible compensation exceeding IRC compensation limits, pursuant to the 401(k)-restoration provision of the NQDC and Clorox’s contribution under the Executive Retirement Plan. These contributions are also reported in the Summary Compensation Table – All Other Compensation and are included under the caption “Nonqualified Contributions” in footnote (7) to the Summary Compensation Table.
(3)	Earnings are based on an array of investment options generally mirroring the 401(k) Plan. Earnings vary based on participant investment elections.
(4)	Reflects aggregate balances under the restoration provision of the NQDC, any deferred base salary and annual incentive awards, and any vested deferred stock awards as of the end of the fiscal year.
(5)	The executive and registrant contribution total amounts in the table below are also reported as compensation in the Summary Compensation Table in the years indicated:

Fiscal Year	Linda Rendle	Luc Bellet	Eric Reynolds	Nina Barton	Chris Hyder	Kevin Jacobsen
2025	600,487	110,332	384,999	28,808	503,458	231,177
2024	782,503		496,568			1,264,588
2023	343,632		239,281			216,051

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Overview of Nonqualified Deferred Compensation Plans

Nonqualified Deferred Compensation Plan

Under the NQDC, participants may voluntarily defer receipt of up to 50% of base salary and up to 100% of annual incentive awards.

The NQDC also offers a 401(k)-restoration provision. Clorox 401(k) Plan contributions are made in the form of (i) a fixed 6% employer annual contribution and (ii) an employer match of up to 4% of pay into the 401(k) Plan, subject to IRC limits and plan eligibility requirements. Contributions on eligible compensation exceeding the IRC limits are contributed into a participant’s NQDC account under the 401(k)-restoration provision.

Participants in the NQDC may elect to receive benefits from the NQDC either in a lump sum or up to 15 annual payments upon a qualifying payment event. Participants may choose from an array of investment crediting rates generally mirroring the investment fund options available in the 401(k) Plan. The NQDC uses the same benefit formulas, types of compensation to determine benefits, and vesting requirements as the 401(k) Plan.

The responsibility to pay benefits under the NQDC is an unfunded and unsecured obligation of Clorox.

Executive Retirement Plan

Our executive officers are eligible for participation in the Executive Retirement Plan. Clorox makes an annual contribution of 5% of an eligible participant’s base salary plus annual incentive payment into the Executive Retirement Plan.

Clorox contributions vest over a three-year period. Individuals become eligible for retirement under the Executive Retirement Plan upon attainment of (i) 20 years of service with Clorox or (ii) both age 55 and 10 years of service with Clorox, at which time all balances vest in full and after which time new Clorox contributions are immediately vested.

Executive Retirement Plan participants may elect distribution in a lump sum or up to 15 annual installments upon a qualifying payment event.

Long-Term Incentive Plan

Our executive officers are eligible to defer vested PSUs. Executives may defer any portion of vested PSUs, up to 100%. A distribution election is made at the same time an executive makes the election to defer, which is at least one year before the vesting date. Distribution may be elected as a lump sum or up to five annual installments, commencing on separation from service (subject to a minimum of two years after the vesting date) or commencing between two to five years after the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL—FISCAL YEAR 2025

The following table reflects the estimated amount of compensation payable to each of our NEOs upon termination of the NEO’s employment under various scenarios. The amounts in the following table exclude earned amounts such as vested or accrued benefits.

The amounts shown are calculated using an assumed termination date of the last business day of the most recently completed fiscal year (June 30, 2025) and the closing price of our common stock on that date ($120.07). Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes of the table and may not represent the actual amount the NEO would receive if an eligible termination event were to occur.

The table does not include compensation or benefits provided under plans or arrangements generally available to all salaried employees. Amounts reflected for change in control assume that each NEO is involuntarily terminated by Clorox without cause or voluntarily terminates for good reason within two years after a change in control.

Name and Benefits	Involuntary Termination Without Cause	Involuntary Termination After Change In Control	Resignation or Retirement	Disability or Death
Linda Rendle Cash Payment	7,950,000(1)	12,455,000(2)	—(3)	—(4)
Stock Options	2,701,113(5)	2,701,113(6)	2,701,113(5)	2,701,113(7)
Restricted Stock Units	6,060,173(8)	6,060,173(9)	6,060,173(8)	6,060,173(9)
Performance Share Units	13,092,313(10)	13,092,313(11)	13,092,313(10)	13,092,313(12)
Health & Welfare Benefits	43,525(13)	65,288(14)	—	—
Financial Planning	—	18,970(15)	—	—
Total Estimated Value	29,847,124	34,392,857	21,853,599	21,853,599

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Name and Benefits	Involuntary Termination Without Cause	Involuntary Termination After Change In Control	Resignation or Retirement	Disability or Death
Luc Bellet
Cash Payment	1,993,750(16)	3,625,000(17)	—(3)	—(4)
Stock Options	—(5)	—(6)	—(5)	75,508(7)
Restricted Stock Units	—	728,345(9)	—	728,345(9)
Performance Share Units	—	1,267,579(11)	—	1,267,579(12)
Health & Welfare Benefits	43,525(13)	43,525(14)	—	—
Financial Planning	—	18,970(15)	—	—
Total Estimated Value	2,037,275	5,683,419	—	2,071,432
Eric Reynolds Cash Payment	2,485,750(16)	4,197,250(17)	—(3)	—(4)
Stock Options	1,683,688(5)	1,683,688(6)	1,683,688(5)	1,683,688(7)
Restricted Stock Units	1,936,489(8)	1,936,489(9)	1,936,489(8)	1,936,489(9)
Performance Share Units	4,278,694(10)	4,278,694(11)	4,278,694(10)	4,278,694(12)
Health & Welfare Benefits	15,708(13)	15,708(14)	—	—
Financial Planning	—	19,000(15)	—	—
Total Estimated Value	10,400,329	12,130,829	7,898,872	7,898,872
Nina Barton Cash Payment	1,872,500(16)	3,290,000(17)	—(3)	—(4)
Stock Options	—(5)	—(6)	—(5)	—(7)
Restricted Stock Units	—	2,834,132(9)	—	2,834,132(9)
Performance Share Units	—	3,584,930(11)	—	3,584,930(12)
Health & Welfare Benefits	43,525(13)	43,525(14)	—	—
Financial Planning	—	18,970(15)	—	—
Total Estimated Value	1,916,025	9,212,151	—	6,419,062
Chris Hyder Cash Payment	1,957,500(16)	3,172,500(17)	—(3)	—(4)
Stock Options	470,863(5)	470,863(6)	470,863(5)	470,863(7)
Restricted Stock Units	1,433,996(8)	1,433,996(9)	1,433,996(8)	1,433,996(9)
Performance Share Units	2,645,022(10)	2,645,022(11)	2,645,022(10)	2,645,022(12)
Health & Welfare Benefits	43,525(13)	43,525(14)	—	—
Financial Planning	—	18,970(15)	—	—
Total Estimated Value	6,550,906	7,784,876	4,549,881	4,549,881
Kevin Jacobsen(18) Cash Payment			—(3)
Stock Options			1,327,323(5)
Restricted Stock Units			1,737,053(8)
Performance Share Units			3,801,536(10)
Health & Welfare Benefits			—
Financial Planning			—
Total Estimated Value			6,865,912

(1)	This amount reflects two times Ms. Rendle’s current base salary plus two times 75% of her target AIP award. In addition, the amount includes 100% of her current year target AIP award. Since the assumed termination date for purposes of this table is as of fiscal year end, the amount of the current year target AIP award in this table isn’t prorated.

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(2)	This amount reflects three times Ms. Rendle’s current base salary plus three times her target AIP award. In addition, the amount includes 100% of her current year target AIP award, subject to the excise tax cut back provision in the CIC Plan. Since the assumed termination date for purposes of this table is as of fiscal year end, the amount of the current year target AIP award in this table isn’t prorated.
(3)	Ms. Rendle and Messrs. Reynolds and Hyder are eligible for retirement under the AIP, including a pro rata AIP award upon retirement. Mr. Bellet and Ms. Barton aren’t eligible for retirement under the AIP, nor for a pro rata annual incentive award upon retirement. However, all AIP-eligible employees active as of June 30 are eligible to receive an annual incentive award for the full fiscal year. Since the assumed termination date for purposes of this table is as of fiscal year end, all employees would be eligible for a full AIP award, regardless of retirement eligibility.
(4)	NEOs whose termination is the result of disability or death are eligible to receive a pro rata AIP award through the date of termination. However, all AIP-eligible employees active as of June 30 are eligible to receive an annual incentive award for the full fiscal year. Since the assumed termination date for purposes of this table is as of fiscal year end, all employees would be eligible for a full AIP award, regardless of retirement eligibility.
(5)	For Ms. Rendle and Messrs. Reynolds and Hyder, who are eligible for retirement under the terms of their option awards, this amount represents the expected value of accelerated vesting of all outstanding stock options and assumes a five-year expected life or the remaining original term, whichever is shorter. For Mr. Bellet, this amount represents the intrinsic value of vested stock options at termination, based on the provision that executives who are not eligible for retirement may exercise stock options within 90 days of termination, calculated as the difference between the fiscal year end closing Clorox common stock price and the exercise price for each option (zero if the options are underwater). Ms. Barton holds no stock options.
(6)	For Ms. Rendle and Messrs. Reynolds and Hyder, who are eligible for retirement under the terms of their option awards, this amount represents the expected value of accelerated vesting of all outstanding stock options and assumes a five-year expected life or the remaining original term, whichever is shorter. For Mr. Bellet, this amount represents the intrinsic value of accelerated vesting of all outstanding stock options, based on the provision that executives who are not eligible for retirement may exercise stock options within 90 days of termination, calculated as the difference between the fiscal year end closing Clorox common stock price and the exercise price for each option (zero if the options are underwater). Ms. Barton holds no stock options.
(7)	For Ms. Rendle and Messrs. Reynolds and Hyder, who are eligible for retirement under the terms of their option awards, this amount represents the expected value of accelerated vesting of all outstanding stock options upon the NEO’s termination of employment due to disability or death and assumes a five-year expected life or the remaining original term, whichever is shorter. For Mr. Bellet, this amount represents the expected value of accelerated vesting of all outstanding stock options, based on the provision that executives who are not eligible for retirement may exercise stock options within one year of death or disability, calculated as the difference between the fiscal year end closing Clorox common stock price and the exercise price for each option. Ms. Barton holds no stock options.
(8)	Ms. Rendle and Messrs. Reynolds and Hyder are eligible for retirement under the terms of their stock awards, meaning all unvested RSUs held longer than six months will continue to vest after termination. This amount represents the expected value of the continued vesting of such RSUs.
(9)	This amount represents the value of accelerated vesting of RSUs upon change in control, disability, or death.
(10)	Ms. Rendle and Messrs. Reynolds and Hyder are eligible for retirement under the terms of their stock awards and therefore are entitled to receive a pro rata portion of PSUs for the September 2022 awards and full continued vesting for the November 2023 and September 2024 awards (having held the 2023 and 2024 awards longer than six months since the grant date). This value represents full vesting of eligible PSUs from the September 2022 award, since they would have completed the entire performance period as of the assumed termination date at fiscal year end, and full vesting of eligible PSUs from the November 2023 and September 2024 awards, assuming target payout and valued at the closing price of Clorox common stock as of fiscal year end. The actual payout of the PSUs granted in 2023 and 2024 won’t be determined until after the end of each applicable performance period. NEOs who are not eligible for retirement forfeit shares upon termination under these scenarios.
(11)	PSUs will vest based on actual performance through the date of the change in control. This amount assumes target payout and is valued at the closing price of Clorox common stock as of fiscal year end.
(12)	Upon termination for death or disability, all unvested PSUs will vest immediately. This amount represents the value of accelerated vesting of PSUs upon death or disability, assuming a target payout and valued at the closing price of Clorox common stock as of fiscal year end. The actual payout will be determined after the end of each applicable performance period, based on actual performance.
(13)	This amount represents the estimated cost to Clorox of providing a lump-sum cash payment in lieu of continuing welfare benefits, including medical, dental, and vision, for the two-year period following termination. The value is calculated using the cost of welfare benefits coverage elected by each NEO as of the end of the fiscal year, including zero value for declined coverage where applicable.
(14)	This amount represents the estimated cost to Clorox of providing a lump-sum cash payment in lieu of continuing welfare benefits, including medical, dental, and vision, for the two-year period (three-year period for Ms. Rendle) following a qualifying termination after a change in control. The value is calculated using the cost of welfare benefits coverage elected by each NEO as of the end of the fiscal year, including zero value for declined coverage where applicable.
(15)	This amount represents the cost of providing financial planning for the year of termination. The value is calculated using the current vendor fee or reimbursement limit, based on which benefit each NEO elected as of the end of the fiscal year.
(16)	This amount reflects two times the NEO’s current base salary. In addition, for Messrs. Reynolds and Hyder, who are eligible for retirement under the AIP, this amount includes 100% of their current year target AIP award, prorated to the date of termination. For Mr. Bellet and Ms. Barton, this amount includes 75% of their current year’s target AIP award, prorated to the date of termination. However, all AIP-eligible employees active as of June 30 are eligible to receive an annual incentive award for the full fiscal year. Since the assumed termination date for purposes of this table is as of fiscal year end, all employees would be eligible for a full AIP award, regardless of retirement eligibility.
(17)	This amount represents two times the NEO’s current base salary, plus two times the target AIP award, subject to the excise tax cut back provision in the CIC Plan. For Messrs. Reynolds and Hyder, who are eligible for retirement under the AIP, this amount also includes 100% of their current year target AIP award, prorated to the date of termination. For Mr. Bellet and Ms. Barton, this amount includes the target AIP award, prorated to the date of termination. However, all AIP-eligible employees active as of June 30 are eligible to receive an annual incentive award for the full fiscal year. Since the assumed termination date for purposes of this table is as of fiscal year end, all employees would be eligible for a full AIP award, regardless of retirement eligibility.
(18)	Mr. Jacobsen retired effective June 2, 2025. As a result, he received benefits consistent with retirement as described below. The remaining potential termination scenarios do not apply to Mr. Jacobsen.

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Potential Payments Upon Termination

Severance Plan

Under the terms of the Severance Plan, our NEOs are eligible to receive benefits if their employment is terminated by Clorox without cause, other than in connection with a change in control. No benefits are payable under the terms of the Severance Plan if Clorox terminates the employment of the NEO for cause or if the NEO voluntarily resigns or retires.

Regardless of the nature of any NEO’s termination, NEOs retain amounts earned over the course of their employment prior to the termination event, such as balances under the NQDC, vested and accrued retirement benefits, and previously vested stock options, except as outlined below under Termination for Misconduct. For further information about amounts previously earned, see the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End, Option Exercises and Stock Vested, Pension Benefits, and Nonqualified Deferred Compensation tables.

Under the Severance Plan, each NEO agrees to return and not to use or disclose proprietary information of Clorox and, for two years following any such termination, the NEO is prohibited from soliciting for employment any employee of Clorox. Additionally, severance-related benefits are provided only if the NEO executes a general release prepared by Clorox.

Termination benefits under the Severance Plan for our NEOs are as follows:

Involuntary Termination Without Cause. If Clorox terminates the employment of a NEO other than the CEO without cause, the Severance Plan entitles the NEO to receive a lump-sum severance payment after termination equal to two times the NEO’s then-current base salary. In the case of the CEO, the severance amount is equal to the sum of (i) two times the CEO’s base salary and (ii) two times 75% of the CEO’s target annual STI award for that fiscal year.

Under the Severance Plan, NEOs other than the CEO are also entitled to an amount equal to 75% of their AIP awards for the fiscal year in which they are terminated, prorated to the date of termination. The CEO is entitled to an amount equal to 100% of her AIP award for the fiscal year in which she was terminated, prorated to her date of termination. In each case, the AIP award calculation uses the actual Company Multiplier for the fiscal year in which the executive is terminated and is paid after the end of the fiscal year at the same time AIP awards are paid to active employees.

NEOs who meet the definition of retirement eligibility under the terms of the AIP are eligible for either the standard treatment under the Severance Plan (75% for NEOs or 100% for the CEO) or retirement treatment (payment of all or part of the award at the MDCC’s discretion) for purposes of the AIP award payout. The MDCC decides which treatment to apply; in either case, the AIP award payout remains prorated to the date of termination.

The Severance Plan provides NEOs with a lump-sum cash payment in lieu of continued participation in our medical,

vision, and dental insurance programs for active employees. The cash payment represents the value of the monthly employer contribution toward those benefits in which the NEO was enrolled at termination, times 24 months.

Under Clorox’s policy applicable to all employees, a NEO who on the date of termination meets the definition of retirement eligibility under any compensation or benefit plan with retirement-related benefits is eligible to receive such benefits, as described in the Termination Due to Retirement section below.

Termination Due to Retirement. Under Clorox’s policies applicable to all employees, upon retirement, NEOs are eligible for benefits under the AIP, LTI program, Executive Retirement Plan, 401(k) Plan, and other applicable Clorox benefit plans, including our retiree health plan as it may exist in the future, if otherwise eligible based on the provisions of the respective plans.

A NEO who is at least age 55 with 10 years of service, has 20 years of service regardless of age, or is at least age 65 regardless of service on the date of termination is eligible to receive a pro rata portion of the AIP award for the fiscal year in which retirement occurs.

A NEO who is at least age 55 with 10 years of service or who has 20 years of service regardless of age on the date of termination is eligible to receive retirement-related treatment of unvested LTI awards:

• RSUs and stock options held for at least six months will continue to vest in accordance with the original vesting schedule. Vested stock options will remain exercisable for five years following the NEO’s retirement or until the expiration date, whichever is earlier.

• PSUs granted before fiscal year 2024 will be paid out on a pro rata basis at the end of the relevant performance period based on the actual level of performance achieved during that period.

• Under a retirement provision applicable to executives only, PSUs granted starting in fiscal year 2024 and held for at least six months will continue to vest in accordance with the original vesting schedule and will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination Due to Disability or Death. If a NEO begins to receive benefits under our long-term disability plan, Clorox may terminate the NEO’s employment at any time. If terminated due to disability, under Clorox’s policy applicable to all employees, the NEO will receive a pro rata portion of the AIP award and a pro rata portion of the 6% annual contribution to the 401(k) Plan for the fiscal year of termination. Stock options and RSUs will vest in full, and all vested options will remain exercisable for one year following the NEO’s termination or until the expiration date, whichever is earlier. All PSUs will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	73

Under Clorox’s policy applicable to all employees, if a NEO’s employment is terminated due to death, the NEO’s beneficiary or estate is entitled to (i) a pro rata portion of the NEO’s actual AIP award for the fiscal year of death, (ii) a pro rata portion of the NEO’s 6% annual contribution to the 401(k) Plan for the fiscal year of death, and (iii) benefits pursuant to our life insurance plan. Stock options and RSUs will vest in full, and all vested options will remain exercisable for one year following the NEO’s death or until the expiration date, whichever is earlier. All PSUs will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination for Misconduct. Clorox may terminate a NEO’s employment for misconduct at any time without notice. “Misconduct” under the Severance Plan means any act or omission of the NEO through which the NEO: (i) willfully neglects significant duties he or she is required to perform or willfully violates a material Clorox policy, and, after being warned in writing, continues to neglect such duties or continues to violate the specified Clorox policy; (ii) commits a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (iii) acts (or omits to act) with gross negligence in the course of employment; (iv) fails to obey a lawful direction of the Board or, for NEOs other than the CEO, a corporate officer to whom he or she reports, directly or indirectly; or (v) acts in any other manner inconsistent with Clorox’s best interests and values.

Upon termination for misconduct, a NEO is not entitled to any AIP award for the fiscal year in which the termination for misconduct occurs. All unvested and outstanding stock options, RSUs, and PSUs are forfeited upon termination for misconduct. In addition, any retirement-related benefits a NEO would normally receive related to LTI awards are forfeited upon termination for misconduct.

Voluntary Termination. A NEO may resign from employment at any time. Upon a NEO’s voluntary resignation, other than when such NEO is eligible for retirement as described above, the NEO is not entitled to any AIP award for the fiscal year of termination. All unvested stock options, RSUs, and PSUs are forfeited upon voluntary termination. Previously vested stock options remain exercisable for 90 days after resignation or until the expiration date, whichever is earlier.

Potential Payments Upon Change in Control

Executive Change in Control Severance Plan

Under the CIC Plan, executives are eligible for change in control severance benefits, subject to the execution of a waiver and release, if they are terminated without cause or resign for good reason as defined under the CIC Plan during (i) the two-year period following a change in control or (ii) a period of up to one year prior to the change in control in limited circumstances where the executive’s termination is directly related to or in anticipation of a change in control.

The severance benefits under the CIC Plan include (i) a lump- sum severance payment equal to two times—or, in the case of the CEO, three times—the sum of (a) the executive’s base salary and (b) average AIP award for the three completed fiscal years prior to termination, (ii) a lump-sum amount equal to the difference between the actuarial equivalent of the benefits the NEO would have been entitled to receive if their employment had continued until the second anniversary of the date of termination and the actuarial equivalent of the aggregate benefits paid or payable as of the date of termination under the qualified and nonqualified retirement plans, (iii) a payment equal to the cost of applicable healthcare benefits for a maximum of two—or, in the case of the CEO, three—years following a severance-qualifying termination, (iv) continued financial planning services for the year of termination, (v) vesting of all outstanding stock awards granted prior to the change in control, and (vi) an amount equal to the average AIP award for the three completed fiscal years preceding termination, prorated for the number of days employed in the fiscal year during which termination occurred.

In addition, the CIC Plan provides for an excise tax cutback such that the excise tax under Sections 280G and 4999 of the IRC would not apply, unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply.

The CIC Plan permits the MDCC to make changes to the CIC Plan adverse to covered executives with 12 months’ advance notice. If a change in control of Clorox occurs during that 12-month period, then such changes would not become effective.

Each participant under the CIC Plan is subject to certain restrictive covenants including confidentiality and non- disparagement provisions and a non-solicitation and non-diversion of business provision during the term of their employment and for two years thereafter.

“Cause” is generally defined as (i) willful and continued failure to substantially perform duties upon written demand or (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to Clorox. A termination for cause requires a vote of 75% of the Board at a meeting after notice to the executive has been given and the executive has had an opportunity to be heard.

“Good Reason” is generally defined as (i) an assignment of duties inconsistent in any material respects with the executive officer’s position (including offices and reporting requirements), authority, duties, or responsibilities (ii) any failure to substantially comply with, or any reduction by Clorox in, any of the material provisions of compensation plans, programs, agreements, or arrangements as in effect immediately prior to the change in control, including any material reduction in base salary, cash incentive compensation target opportunity, stock compensation opportunity in the aggregate, or employee benefits or perquisites in the aggregate, (iii) relocation of principal place of employment that increases the executive officer’s commuting distance by more than 35 miles, (iv)  termination of employment by Clorox other than as expressly permitted by the CIC Plan, or (v) failure of a successor company to assume the CIC Plan.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	74

Fiscal Year 2025 PEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are required to disclose the ratio of the annual total compensation of our Principal Executive Officer (PEO), Ms. Rendle, to the annual total compensation of our median compensated employee. We calculated annual total compensation for that employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table in this proxy statement.

•	Total compensation for our median compensated employee was $79,721.

•	Our PEO to median compensated employee pay ratio is 167:1.

The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules.

To identify our median compensated employee for purposes of this disclosure, we first determined the pool of all individuals employed by us, other than the PEO, on June 30, 2025. Subsequently, we reviewed the total cash compensation earned by each such individual during fiscal year 2025. All employees (full-time, part-time, and temporary) other than the PEO were included in this analysis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation and no exclusions were applied during this process. Finally, we selected our median compensated employee from that pool in accordance with SEC rules.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Fiscal Year 2025 Pay Versus Performance

Under rules adopted by the SEC under the Dodd-Frank Act (the pay versus performance or PVP rules), we are providing the following information about the relationship between the SEC’s specified definition of pay, referred to as Compensation Actually Paid (CAP), and certain performance measures as defined by the SEC.

The MDCC does not use CAP as a basis for making compensation decisions, nor does it use the performance measures prescribed by the SEC to assess performance under Clorox’s short-term or long-term incentive plans. The dollar amounts for “compensation actually paid” in the Pay Versus Performance Table below do not reflect the actual amount of compensation earned, realized, or received by the PEO or any individual NEO during the applicable fiscal years. A significant portion of the value reflected in the table remains subject to forfeiture if underlying vesting conditions for stock awards are not achieved. For information regarding the decisions made by the MDCC regarding executives’ compensation for each fiscal year, see the Compensation Discussion and Analysis section in this proxy statement and the tables and narrative explanations reporting compensation for the fiscal years covered in the table.

Refer to the Executive Compensation Philosophy and Fiscal Year 2025 Compensation of Our Named Executive Officers sections of the CD&A for additional details on how we align pay with performance.

The information in this section shall not be deemed to be incorporated by reference into any filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	75

Pay Versus Performance Table—Fiscal Year 2025

Fiscal Year(1,2)	Summary Compensation Table Total for PEO (Rendle)	Compensation Actually Paid(3) to PEO (Rendle)	Summary Compensation Table Total for PEO (Dorer)	Compensation Actually Paid(3) to PEO (Dorer)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid(3) to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on:		Net Income ($M)	Economic Profit(6) ($M)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2025	13,333,032	10,448,800	—	—	5,213,747	4,256,244	63.41	137.19	824	756
2024	12,685,308	6,227,375	—	—	4,019,223	2,218,829	69.76	140.30	292	573
2023	11,649,650	19,409,637	—	—	4,049,242	5,532,135	78.61	125.81	161	397
2022	8,534,808	7,087,568	—	—	3,199,457	2,503,719	67.49	118.44	471	282
2021	7,899,309	4,551,818	3,366,210	-1,467,203	3,354,685	1,964,538	83.75	112.34	719	672

(1)	Ms. Rendle was PEO for the entirety of fiscal years 2025, 2024, 2023, and 2022. Ms. Rendle succeeded Mr. Benno Dorer as PEO on September 14, 2020; each was a PEO for part of FY21.

(2)	Non-PEO NEOs were Messrs. Bellet, Reynolds, Hyder, and Jacobsen and Ms. Barton for FY25; Messrs. Jacobsen and Reynolds and Mses. Kirsten Marriner and Angela Hilt for FY24; Messrs. Jacobsen and Reynolds and Mses. Marriner and Stacey Grier for FY23; Messrs. Jacobsen and Reynolds and Mses. Marriner and Rebecca Dunphey for FY22; and Messrs. Jacobsen, Reynolds, and Tony Matta and Ms. Marriner for FY21.

(3)	See following table for additional details about the calculation of the CAP value.

(4)	Total Shareholder Return (TSR) assumes an initial $100 investment in Clorox stock beginning on June 30, 2020. TSR is cumulative, with the value determined at the end of each applicable fiscal year, calculated in accordance with Item 201(e) of Regulation S-K, as modified by the PVP rules.

(5)	The peer group represents a composite index composed of the Standard & Poor’s Household Products Index and the Standard & Poor’s Housewares & Specialties Index, which is used by Clorox for purposes of compliance with Item 201(e) of Regulation S-K. Peer group TSR is calculated in accordance with Item 201(e) of Regulation S-K, as modified by the PVP rules.

(6)	The SEC requires disclosure of a company-selected measure, representing the most important financial measure linking CAP for the current fiscal year to company performance. The company-selected measure for FY25 is Economic Profit, a non-GAAP financial measure. Refer to Appendix B for a reconciliation to the most directly comparable GAAP financial measure.

The following table provides additional information on how CAP for the current reporting year was determined, starting with Summary Compensation Table (SCT) total compensation and applying each of the required adjustments in accordance with PVP rules.

	PEO	Average of Non-PEO NEOs
SCT Total Compensation	13,333,032	5,213,747
Subtract change in pension value and NQDC earnings reported in SCT	—	-1,303
Add value of pension benefits per CAP definition(1)	—	—
Subtract value of stock and option awards granted during the fiscal year reported in SCT	-9,754,753	-3,679,347
Add value of stock and option awards granted during the fiscal year per CAP definition(2)	6,813,164	2,682,238
Add/subtract change in fair value of unvested stock and option awards(3,4)	-2,135,214	-367,229
Add/subtract change in fair value of stock and option awards vested during the fiscal year(4,5)	1,422,832	236,075
Subtract fair value of stock and option awards forfeited during the fiscal year(6)	—	—
Add value of dividends accrued on stock awards during the fiscal year(7)	769,739	172,063
CAP	10,448,800	4,256,244

(1)	CAP definition of pension benefits is equal to service cost during the fiscal year. During FY25, service cost was zero.

(2)	Fair value on the last day of the current fiscal year, for stock awards granted during the current fiscal year and remaining unvested as of the last day of the fiscal year.

(3)	Change in fair value between the last day of the immediately prior fiscal year and the last day of the current fiscal year, for unvested stock and option awards granted in prior fiscal years.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	76

(4)	The change in fair values for unvested stock and option awards were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. The fair values of RSUs were determined based on the closing price of Clorox common stock on the measurement dates. Prior to the final measurement date, the fair values of unvested PSUs were determined based on the probable outcome of performance-based vesting conditions and the closing price of Clorox common stock on each measurement date. On the final measurement date, the fair value of PSUs was determined based on the approved payout factor and the closing price of Clorox common stock on that date. The fair values of stock options were determined using a Black-Scholes option pricing model with corresponding assumptions (risk-free interest rate, dividend yield, expected volatility factor, and expected option life) as of each measurement date.

(5)	Change in fair value between the last day of the immediately prior fiscal year and the vesting date, for stock and option awards granted in prior fiscal years and vested during the current fiscal year.

(6)	Fair value on the last day of the prior fiscal year, for stock and option awards failing to meet vesting conditions in the current fiscal year.

(7)	These amounts represent the dollar value of any dividends or other earnings accrued or paid on stock awards during the current fiscal year (prior to the vesting date for awards vested during the fiscal year), not otherwise reflected in the fair value of such awards or included in any other component of total compensation for the fiscal year.

Most Important Financial Performance Measures Linking Pay and Performance During Fiscal Year 2025

In accordance with the PVP rules, we have listed below the most important financial measures we used to link pay to performance this fiscal year.

Measure	Where Used
Economic Profit measures our ability to generate value through business operations.	Long-Term Incentive Plan (indirect)
Growth in Economic Profit measures our ability to generate value over time.	Long-Term Incentive Plan (direct)
Net Customer Sales measures our ability to generate revenue from core operations.	Annual Incentive Plan
Net Earnings Attributable to Clorox measures our ability to generate sustainable profits from our operations, distribute dividends, reinvest in the business, and pursue growth opportunities.	Annual Incentive Plan
Gross Margin measures our operational efficiency and our ability to manage production cost.	Annual Incentive Plan

Individual Performance Considerations

While our performance relative to these measures determines our AIP funding and PSU payouts under our LTI program, the MDCC also considers other factors when determining compensation for our NEOs, such as job responsibilities, tenure, experience, external market positioning, performance over time, and retention risk.

The MDCC completes a rigorous performance assessment for each NEO and holistically considers strategic, operational, sustainability, and financial achievements during the year when making individual pay decisions.

The Clorox Company 2025 Proxy Statement > Executive Compensation Tables	77

Relationship Between CAP and TSR

The charts below reflect the relationship between the PEO and Average NEO CAP, Clorox TSR, and TSR for our peer group. We do not use TSR as a metric in our incentive plans. However, our PSU metric—growth in EP during a three-year performance period—is a key driver of changes in shareholder value and a principal determinant of TSR.

Relationship Between CAP and Net Income (GAAP)

The charts below reflect the relationship between the PEO and Average NEO CAP and Clorox’s GAAP net income. We do not use net income as a metric in our incentive plans.

Relationship Between CAP and Economic Profit (our Company-Selected Measure)

The charts below reflect the relationship between the PEO and Average NEO CAP and EP. We consider EP to be the most important financial measure linking pay to performance because awards under our LTI program are the largest component of NEO compensation, PSUs make up 60% of LTI awards, and EP is the underlying basis of our PSU measure (growth in EP). EP is a measure we commonly evaluate and communicate as a key indication of our business performance and is substantially correlated with our stock price performance, and therefore to CAP. Unlike our multi-year PSU measure, EP is a single-year measure, meeting the SEC’s rules for the PVP table.

The Clorox Company 2025 Proxy Statement > Equity Compensation Plan Information	78

Equity Compensation Plan Information

The following table sets out the number of shares of common stock to be issued upon exercise of outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2025.

[a]		[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in thousands)	Weighted-average exercise price per share of outstanding options, warrants, and rights	Number of securities remaining for future issuance under non-qualified stock- based compensation programs (excluding securities reflected in column [a]) (in thousands)
Equity compensation plans approved by security holders	4,635	$ 154	4,264
Equity compensation plans not approved by security holders	—	—	—
Total	4,635	$ 154	4,264

Column [a] includes the following outstanding equity-based awards (in thousands):

•	3,157 stock options

•	754 restricted stock units

•	613 performance share units and deferred shares

•	111 DSUs for non-employee directors

The Clorox Company 2025 Proxy Statement > Audit Committee Matters	79

Audit Committee Matters

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has the authority to appoint, retain, compensate, and oversee the Company’s independent registered public accounting firm, and the Company’s shareholders must ratify the Audit Committee’s selection and appointment. The Audit Committee has selected Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. EY has been engaged since February 15, 2003.

Board’s Recommendation

The Board unanimously recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. While we are not required by law to obtain such ratification from our shareholders, the Board believes it is good practice to do so. The Audit Committee and the Board believe that the continued retention of EY as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of EY are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

Vote Required

The affirmative vote of a majority of the voting power present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of EY. If shareholders fail to ratify the appointment of EY, the Audit Committee will reconsider the appointment.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary.

The Clorox Company 2025 Proxy Statement > Audit Committee Report	80

Audit Committee Report

The Audit Committee assists the Board in its oversight of corporate governance by overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s independent registered public accounting firm, including the review of their qualifications, independence and performance, and approval of the audit fee. In this regard, the Audit Committee appointed Ernst & Young LLP (EY) to audit the Company’s financial statements as of and for the year ended June 30, 2025, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2025.

The Audit Committee has reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30,

2025 and the Company’s internal control over financial reporting. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and SEC.

The Audit Committee obtained from EY the written disclosures and the letter required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence of the auditors and discussed with the auditors their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.

THE AUDIT COMMITTEE as of June 30, 2025

Pierre R. Breber, Chair	Stephen B. Bratspies	Julia Denman	A.D. David Mackay	Stephanie Plaines

Fees of the Independent Registered Public Accounting Firm

The table below includes fees related to fiscal years 2025 and 2024 of the Company’s independent registered public accounting firm, EY:

2025		2024
Audit Fees(1)	$ 6,596,000	$ 7,954,000
Audit-Related Fees(2)	545,000	368,000
Tax Fees(3)	92,000	233,000
All Other Fees(4)	2,000	3,000
Total	$ 7,235,000	$ 8,558,000

(1)	Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2025 and 2024, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during those fiscal years. Fiscal year 2025 includes additional audit fees primarily related to the digital capabilities and productivity enhancements investment implementation. Fiscal year 2024 includes additional audit fees primarily related to the August 2023 cyberattack.

(2)	Consists of fees for assurance and related services (including sustainability assurance, other attestation services, and the Company’s employee benefit plans) not included in the Audit Fees listed above.

(3)	Consists of fees for tax compliance, tax advice and tax planning for the fiscal years ended June 30, 2025 and 2024. These services included advisory services on tax matters and review services for domestic and foreign subsidiaries and affiliates.

(4)	Consists of fees for all other services not included in the three categories set forth above and are primarily related to subscriptions to online content for the fiscal years ended June 30, 2025 and 2024.

The Audit Committee has established a policy that requires it to approve all services provided by the Company’s independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits for the fiscal years ended June 30, 2025 and 2024. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

The Clorox Company 2025 Proxy Statement > Information About the Virtual Annual Meeting	81

Information About the Virtual Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of The Clorox Company, a Delaware corporation, for use at the Annual Meeting, to be held at 9:00 a.m. Pacific time on Wednesday, November 19, 2025.

The Annual Meeting will be virtual and held online via live webcast at meetnow.global/MC9J9TG. Please refer to the Attending the Virtual Annual Meeting section of this proxy statement for more information about procedures for attending the virtual Annual Meeting. There will not be an option to attend the meeting in-person.

For purposes of the following sections, you are a registered shareholder if your shares are registered in your name with Computershare, and you are a beneficial owner if you hold your shares through a broker, bank or other holder of record.

Delivery of Proxy Materials

Pursuant to rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and reduces the environmental impact of mailing printed copies. Accordingly, on or about October 7, 2025, we began mailing the Notice to our shareholders (other than those shareholders who previously requested electronic or paper delivery of communications from us), informing them that our proxy statement, 2025 integrated annual report—executive summary, and voting instructions are available on the Internet as of the same date.

As a shareholder, you may access these materials and vote your shares via the Internet or by telephone. You may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice.

The Notice of Annual Meeting, proxy statement, and 2025 integrated annual report—executive summary are available at https://www.envisionreports.com/CLX. Beneficial owners may access the proxy materials at www.edocumentview.com/CLX.

Electronic Delivery of Proxy Materials

We encourage our shareholders to enroll in voluntary e-delivery of future proxy materials. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and reduces the environmental impact of mailing printed copies.

Registered shareholders	Visit computershare.com and log into your account to enroll.
Beneficial owner	Please follow the instructions provided to you by your broker, bank, trustee or nominee.

Voting Information

Who Is Entitled to Vote

Only shareholders of record at the close of business on September 22, 2025 (the Record Date) are entitled to vote at the Annual Meeting. On that date, there were 121,773,579 shares of common stock outstanding and entitled to vote. Holders of common stock as of the close of business on the Record Date are entitled to one vote per share on each matter submitted to a vote of shareholders.

How to Vote Before the Annual Meeting

Registered shareholders	You may vote via the Internet or by telephone by following the instructions on your proxy card, voting instruction form or Notice or (if you received a printed copy of the proxy materials) by completing and returning a proxy card or voting instruction form by mail.
Beneficial owner	You must follow your broker, bank or other holder of record’s instructions to vote.

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How to Vote During the Annual Meeting

You may vote your shares at the Annual Meeting if you attend the meeting virtually and vote electronically during the Annual Meeting.

Registered shareholders	You will need the 15-digit control number included on the Notice, your proxy card (if you received a printed copy of the proxy materials), or the instructions that accompanied your proxy materials. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote.
Beneficial owner	You may need to register with Computershare by 5:00 p.m. Eastern Time on November 14, 2025 to gain access to the Annual Meeting and to vote your shares or ask questions during the Annual Meeting. Please see the Attending the Virtual Annual Meeting section on pg 86 of the proxy statement for more information.

Voting Shares Held in the Clorox 401(k) Plan

401(k) plan participants	You will receive a voting instruction card to direct Vanguard, as trustee of our 401(k) plan, how to vote the shares attributable to your individual account. Vanguard will vote shares as instructed by participants prior to 11:59 p.m. Eastern time on November 14, 2025. If you do not provide voting directions to Vanguard by that time, the shares attributable to your account will be voted pro rata in proportion to the shares for which Vanguard has received voting instructions. Shares held in our 401(k) plan cannot be voted electronically during the Annual Meeting – please ensure that you complete the voting instruction card to direct the 401(k) plan trustee how to vote the shares attributable to your account prior to 11:59 p.m. Eastern time on November 14, 2025.

How to Revoke Your Proxy or Change Your Vote

Registered shareholders

 You may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

• submitting written notice of revocation to the corporate secretary of the Company;

• voting again electronically by telephone or via the Internet or by submitting another proxy card with a later date; or

• participating in the Annual Meeting and voting your shares electronically during the Annual Meeting.

Beneficial owner	You must follow the instructions of your bank, broker or other nominee to revoke your voting instructions.

Effect of Not Providing Voting Instructions to Your Broker

Beneficial owner	You have the right to direct your bank or broker how to vote your shares, and it is required to vote those shares in accordance with your instructions. Under applicable NYSE rules, if you do not give instructions to your bank or brokerage firm, it will have discretion to vote your shares on “routine” matters, but it will not be permitted to vote your shares on “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proposal 3 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on the agenda at this year’s Annual Meeting. Thus, the broker is entitled to vote your shares on Proposal 3 even if you do not provide voting instructions to your broker. The broker is not entitled to vote your shares on Proposals 1 and 2 without your instructions.

The Clorox Company 2025 Proxy Statement > Information About the Virtual Annual Meeting	83

Quorum

We must have a “quorum” to conduct the Annual Meeting. A quorum is the holders of a majority of the voting power of all of the shares of common stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non- votes (described above) will be counted for the purpose of determining a quorum.

Votes Required; Effect of Abstentions and Broker Non-Votes

Proposal 1 (Election of Directors). A director nominee will be elected if he or she receives the vote of the majority of the votes cast in person or by proxy. A majority of the votes cast means that the number of shares voted for a director must exceed the number of votes cast against that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast. Your broker is not entitled to vote your shares on Proposal 1 unless you provide voting instructions.

Proposals 2 (Advisory Vote on Executive Compensation) and 3 (Ratification of Independent Public Accounting Firm). Approval of each of Proposals 2 and 3 requires the affirmative vote of a majority of the voting power present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted, with respect to Proposal 2. We expect there will be no broker non-votes with respect to Proposal 3, since brokers have discretionary voting authority with respect to this proposal.

Board’s Recommendations

The Board recommends that you vote:

•	FOR the election of each of the 11 nominees for director named in this proxy statement (Proposal 1);

•	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers (Proposal 2); and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 (Proposal 3).

Other Matters

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Counting Votes; Vote Results

Votes will be counted by Computershare Trust Company, N.A., our inspector of election appointed for the Annual Meeting. We will report final results in a filing with the SEC on Form 8-K, which will be filed within four business days following the Annual Meeting.

Form 10-K, Financial Statements, and Integrated
Annual Report—Executive Summary

The following portions of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, are attached as Appendix A to this proxy statement: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management’s Report on Internal Control over Financial Reporting; Report of Independent Registered Public Accounting Firm; and Consolidated Financial Statements. The Company’s Form 10-K has been filed with the SEC and posted on the Company’s website and a copy may be obtained, without charge, by calling Clorox Investor Relations at (510) 271-7767 toll-free or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The 2025 integrated annual report—executive summary is available with the proxy statement at www.edocumentview.com/CLX and is not incorporated by reference herein.

The Clorox Company 2025 Proxy Statement > Information About the Virtual Annual Meeting	84

Solicitation of Proxies

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokers, banks, and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. Our directors and employees may also solicit proxies in person, by telephone, via the Internet, or by other means of communication, for which they will not be paid any additional compensation. We have retained Innisfree M&A Incorporated (Innisfree) to assist in soliciting proxies for the Annual Meeting at an estimated cost of up to $25,000 plus out-of-pocket expenses and have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with their engagement.

Shareholder Proposals and Director Nominations for the 2026 Annual Meeting

Shareholder Proposals for Inclusion in the Proxy Statement for the 2026 Annual Meeting

In the event that a shareholder wishes to have a proposal considered for presentation at the 2026 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy used in connection with such meeting pursuant to Exchange Act Rule 14a-8, the proposal must be received by the Company’s corporate secretary no later than the close of business on June 9, 2026. Any such proposal must comply with the requirements of Rule 14a-8.

Director Nominations for Inclusion in the Proxy Statement for the 2026 Annual Meeting

The Board has adopted proxy access, which allows a shareholder or group of up to 20 shareholders who have owned at least 3% of the Company’s common stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the shareholder or group provides timely written notice of such nomination and the shareholder or group, and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials, notice must be received by the corporate secretary at the principal executive offices of the Company no earlier than the close of business on May 10, 2026, and no later than the close of business on June 9, 2026. The notice must contain the information required by the Company’s Bylaws, and the shareholder or group and its nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company’s proxy materials.

Other Proposals and Director Nominations for Presentation at the 2026 Annual Meeting

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal, including the nomination of directors, before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Under our Bylaws, if a shareholder, rather than seeking to include a proposal or director nomination in the proxy statement as discussed above, seeks to nominate a director or propose other business for consideration at that meeting, notice must be received by the corporate secretary at the principal executive offices of the Company no later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2026 Annual Meeting of Shareholders, the notice must be received by the corporate secretary on any date beginning no earlier than the close of business on July 22, 2026, and ending no later than the close of business on August 21, 2026. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Company’s Bylaws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

In addition to satisfying the requirements of the Bylaws, including the earlier notice deadlines set out above and therein, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-10 of the Exchange Act, no later than September 20, 2026.

All notices of proposals or nominations, as applicable, must be addressed to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

The Clorox Company 2025 Proxy Statement > Information About the Virtual Annual Meeting	85

Eliminating Duplicative Proxy Materials

A single Notice of Annual Meeting and proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder, have received only one set of proxy materials and wish to receive a separate copy, or if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future:

Registered shareholders	Beneficial owners

Contact Computershare to make your request.	Contact your bank, broker, or other holder of record to make your request.

Registered Mail
Computershare Investor Services
P.O. Box 43006
Providence, RI 02940-3006
Shareholders may call toll-free at (877) 373-6374

Courier Services
Computershare Investor Services
150 Royall Street, Suite 101
Canton, MA 02021

The Clorox Company 2025 Proxy Statement > Attending the Virtual Annual Meeting	86

Attending the Virtual Annual Meeting

The Annual Meeting will be held on Wednesday, November 19, 2025, at 9:00 a.m. Pacific time, via live webcast at meetnow.global/MC9J9TG.

To attend the Annual Meeting, you must be a shareholder of the Company as of the close of business on the Record Date and have a 15-digit control number to access the virtual Annual Meeting. Please see more detailed information below.

You are a registered shareholder if your shares are registered in your name with Computershare. You are a beneficial owner if you hold your shares through a broker, bank or other holder of record.

How to access and participate in the Annual Meeting online	Registered shareholders
Visit the Annual Meeting website at meetnow.global/MC9J9TG.
Please note that you may not use the Internet Explorer browser to access the meeting, as it is no longer supported.

Enter the 15-digit control number included on the Notice, your proxy card (if you received a printed copy of the proxy materials), or the instructions that accompanied your proxy materials.

Beneficial owners

You have two options to be able to attend the Annual Meeting.

Register in advance of the Annual Meeting
To register, you will need to send your name, email address and an image of proof of your proxy power (i.e., a legal proxy) reflecting your Clorox shareholding to Computershare. Such requests must be received no later than 5:00 p.m. Eastern time on November 14, 2025. The request may be made: (1) by email at legalproxy@computershare.com, with the subject line, “Legal Proxy”, or (2) by mail at Computershare, The Clorox Company Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

To attend the Annual Meeting, visit the Annual Meeting website at meetnow.global/MC9J9TG and enter the unique control number provided to you by Computershare.

Register at the Annual Meeting
You may not need to pre-register with Computershare and may, instead, be able to use the control number received with your voting instruction form from your bank, broker or other holder or record. Please note, however, that this option is provided as a convenience to beneficial owners only, and there is no guarantee this option will be available to you.

To attend the Annual Meeting, visit the Annual Meeting website at meetnow.global/MC9J9TG and enter the control received with your voting instruction form from your bank, broker or other holder or record. We encourage you to access the Annual Meeting website prior to the Annual Meeting date, to confirm that you are able to attend the Annual Meeting without pre-registering with Computershare.

You may begin to log into the Annual Meeting website beginning at 8:30 a.m. Pacific time on November 19, 2025. The meeting will begin promptly at 9:00 a.m. Pacific time on November 19, 2025.

The Clorox Company 2025 Proxy Statement > Attending the Virtual Annual Meeting	87

For help with technical difficulties during the Annual Meeting	Call Computershare Investor Services at (888) 724-2416 (U.S.) or +1 (781) 575-2748 (International) for assistance. If you need additional shareholder support, please email investorrelations@clorox.com or call (510) 271-7767 for assistance.

The Annual Meeting website is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins.

Please note that you may not use the Internet Explorer browser to access the meeting, as it is no longer supported.

Any additional questions	Email Clorox Investor Relations at investorrelations@clorox.com or call (510) 271-7767.

Submitting Questions for the Virtual Annual Meeting

We are committed to ensuring, to the extent possible, that shareholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. The question and answer session will include questions submitted in advance of and submitted live during the Annual Meeting.

How to submit questions before the Annual Meeting	Questions may be submitted prior to the Annual Meeting at the meeting website (meetnow.global/MC9J9TG). To submit a question in advance of the Annual Meeting, you must have the 15-digit control number included on the Notice, your proxy card (if you received a printed copy of the proxy materials), or the instructions that accompanied your proxy materials.
How to submit questions during the Annual Meeting

Questions may be submitted during the Annual Meeting by logging into the meeting website (meetnow.global/MC9J9TG) and will be addressed during the Q&A portion of the Annual Meeting. You may only submit a question if you have the 15-digit control number included on the Notice, your proxy card (if you received a printed copy of the proxy materials), or the instructions that accompanied your proxy materials.

If you are the beneficial owner of shares held in “street name” (you hold your shares through a broker, bank or other holder of record), you may need to register in advance to obtain a unique control number. See the How to access and participate in the Annual Meeting online section above for more information.

Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition. If there are any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to all questions on the Company’s website at investors.thecloroxcompany.com as soon as practicable after the meeting. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, shareholders are encouraged to contact us separately after the Annual Meeting through the Company’s website at investors.thecloroxcompany.com.

A replay of the Annual Meeting will be made available at investors.thecloroxcompany.com as soon as practicable after the meeting.

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The Clorox Company 2025 Proxy Statement > Appendix A	A-1

Appendix A

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Clorox Company

(Dollars in millions, except per share data)

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is designed to provide a reader of The Clorox Company’s (the Company or Clorox) financial statements with a narrative from the perspective of management on the Company’s financial condition, results of operations, liquidity and certain other factors that may affect future results. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. This section should be read in conjunction with the consolidated financial statements and supplementary data included in this Appendix A and Appendix B.

The following sections are included herein:

•	Executive Overview

•	Results of Operations

•	Financial Position and Liquidity

•	Contingencies

•	Quantitative and Qualitative Disclosures about Market Risk

•	Recently Issued Accounting Standards

•	Critical Accounting Estimates

•	Summary of Non-GAAP Financial Measures

Executive Overview

The Clorox Company is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2025 net sales of $7,104 and about 7,600 employees worldwide as of June 30, 2025. The Company has operations in approximately 25 countries or territories and sells its products in approximately 100 markets, primarily through mass retailers; grocery outlets; warehouse clubs; dollar stores; home hardware centers; drug, pet and military stores; third-party and owned e-commerce channels; and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning and disinfecting products; Pine-Sol and Tilex cleaners; Liquid-Plumr clog removers; Poett home care products; Glad bags and wraps; Fresh Step cat litter; Kingsford grilling products; Hidden Valley dressings, dips, seasonings and sauces; Brita water-filtration products and Burt’s Bees natural personal care products. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro and Clorox Healthcare brand names.

The Company primarily markets its leading brands in midsized categories considered to be financially attractive. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands. About 80% of the Company’s sales are generated from brands that hold the No. 1 or No. 2 market share position in their categories.

The Company operates through strategic business units (SBUs) which are organized into operating segments. Operating segments are then aggregated into four reportable segments: Health and Wellness, Household, Lifestyle and International. Operating segments not aggregated into a reportable segment are reflected in Corporate and Other. The four reportable segments consist of the following:

•	Health and Wellness consists of cleaning, disinfecting and professional products marketed and sold in the United States. Products within this segment include home care cleaning and disinfecting products and laundry additives, primarily under the Clorox, Clorox2, Pine-Sol, Scentiva, Tilex, Liquid-Plumr and Formula 409 brands; professional cleaning and disinfecting products under the CloroxPro and Clorox Healthcare brands; and professional food service products under the Hidden Valley brand.

•	Household consists of bags and wraps, cat litter and grilling products marketed and sold in the United States. Products within this segment include bags and wraps under the Glad brand; cat litter primarily under the Fresh Step and Scoop Away brands; and grilling products under the Kingsford brand.

•	Lifestyle consists of food, water-filtration and natural personal care products marketed and sold in the United States. Products within this segment include dressings, dips, seasonings and sauces, primarily under the Hidden Valley brand; water-filtration products under the Brita brand; and natural personal care products under the Burt’s Bees brand.
•	International consists of products sold outside the United States. Products within this segment include laundry additives and home care products primarily marketed under the Clorox, Poett, Pine-Sol and Clorinda brands; bags and wraps under the Glad brand; cat litter primarily marketed under the Ever Clean and Fresh Step brands and water-filtration products marketed under the Brita brand.

The Clorox Company 2025 Proxy Statement > Appendix A	A-2

Non-GAAP Financial Measures

This Executive Overview, the succeeding sections of MD&A and Appendix B may include certain financial measures that are not defined by accounting principles generally accepted in the United States of America (U.S. GAAP). These measures, which are referred to as non-GAAP measures, are listed below:

•	Free cash flow and free cash flow as a percentage of net sales. Free cash flow is calculated as net cash provided by operations less capital expenditures.
•	Earnings before interest and income taxes (EBIT) margin (the ratio of EBIT to net sales).

•	Adjusted earnings (losses) before interest and income taxes (adjusted EBIT) represents earnings (losses) excluding interest income, interest expense, income taxes and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions/divestitures and other nonrecurring or unusual items impacting comparability).

•	Adjusted EBIT margin (the ratio of adjusted EBIT to net sales).

•	Economic profit (EP) is defined by the Company as earnings before income taxes, excluding certain U.S. GAAP items (such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to implementation of the streamlined operating model, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions/divestitures and other nonrecurring or unusual items impacting comparability) and interest expense; less income taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate).

•	Organic sales growth/(decrease) is defined as net sales growth/(decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.

For a discussion of these measures and the reasons management believes they are useful to investors, refer to “Summary of Non-GAAP Financial Measures” below. To the extent applicable, this MD&A and Appendix B include reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Fiscal Year 2025 Financial Highlights

A detailed discussion of strategic goals, key initiatives and results of operations is included below. Key fiscal year 2025 financial results are summarized as follows:

•	The Company’s fiscal year 2025 net sales of $7,104 were essentially flat to fiscal year 2024 net sales of $7,093, primarily due to the incremental shipments related to the enterprise resource planning transition (ERP shipments) and lapping impacts from the cyberattack and retail inventory restoration, partially offset by the divestitures of the Better Health Vitamins, Minerals and Supplements (VMS) and Argentina businesses.

•	Gross margin increased by 220 basis points to 45.2% in fiscal year 2025 from 43.0% in fiscal year 2024. The increase was primarily driven by cost savings, higher volume and the benefits of the divestitures of the Better Health VMS and Argentina businesses, partially offset by higher trade promotion spending, unfavorable mix and higher manufacturing and logistics costs.

•	The Company reported earnings before income taxes of $1,078 in fiscal year 2025, compared to $398 in fiscal year 2024. The Company reported earnings attributable to Clorox of $810 in fiscal year 2025, compared to $280 in fiscal year 2024.

•	The Company delivered diluted net earnings per share (EPS) of $6.52 in fiscal year 2025, an increase of 190%, or $4.27, from fiscal year 2024 diluted net EPS of $2.25. The increase was primarily due to the losses on the divestiture of the Argentina business in the prior year, higher volume in the current year, the pension settlement charge in the prior year and cost savings and the benefits of cyberattack insurance recoveries in the current year, partially offset by the loss relating to the divestiture of the Better Health VMS business, unfavorable mix and higher trade promotion spending all in the current year.

•	EP increased by $183 to $756 in fiscal year 2025, compared to $573 in fiscal year 2024 (refer to the reconciliation of EP to earnings before income taxes in Appendix B).

•	The Company’s net cash provided by operations was $981 in fiscal year 2025, compared to $695 in fiscal year 2024. Free cash flow was $761 or 10.7% of net sales in fiscal year 2025, compared to $483 or 6.8% of net sales in fiscal year 2024 (refer to the reconciliation of net cash provided by operations to free cash flow in “Financial Position and Liquidity—Investing—Free Cash Flow”).

•	The Company paid $602 in cash dividends to stockholders in fiscal year 2025, compared to $595 in cash dividends paid in fiscal year 2024. In July 2025, the Company announced an increase of 2% in its dividend from the prior year.

The Clorox Company 2025 Proxy Statement > Appendix A	A-3

Strategic Goals and Initiatives

The Company’s IGNITE strategy—underpinned by its purpose and enduring values—accelerates innovation in key areas of the business to drive growth and deliver value for all Clorox stakeholders. IGNITE focuses on four strategic choices aimed at fueling long-term growth; innovating consumer experiences; reimagining how the company and its people work; and continuously evolving the product portfolio. The Company’s long- term financial goals reflected in IGNITE include annual net sales growth of 3% to 5%—increased from 2% to 4% in 2021—annual adjusted EBIT margin expansion of 25 to 50 basis points and annual free cash flow as a percentage of net sales of 11% to 13%.

In September 2024, the Company completed the divestiture of its Better Health VMS business, which included the Natural Vitality, NeoCell, Rainbow Light and RenewLife brands, relevant trademarks and licenses, and associated manufacturing and distribution facilities in Sunrise, Florida. The transaction was in support of the Company’s IGNITE strategy and the commitment to evolve its portfolio to increase focus on its core business to drive more consistent, profitable growth.

In February 2025, the Company announced that the Venture Agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business will wind down by January 31, 2026. The Company will acquire P&G’s 20% interest in the venture for cash at fair value as established by predetermined contractual valuation procedures.

As announced in August 2021, the Company continues to invest in transformative technologies and processes over a five-year period ending in fiscal year 2026. This investment began in fiscal year 2022, and includes replacement of the Company’s enterprise resource planning system (ERP) and transitioning to a cloud-based platform as well as the implementation of a suite of other digital technologies. Following the successful implementation of the new ERP system in Canada in fiscal year 2025, Clorox began implementation in the U.S. in fiscal year 2026. The total incremental transformational investment is expected to be $570 to $580 million. It is expected that these implementations will generate efficiencies and transform the Company’s operations in the areas of supply chain, digital commerce, innovation, brand building and more over the long term.

During the fourth quarter of fiscal year 2025, certain retailers placed orders in advance of the ERP transition in the U.S. to minimize any potential inventory impacts during the implementation phase. The incremental shipments provided a benefit to net sales, however, these impacts are expected to reverse in fiscal year 2026 as retailers draw down this inventory.

Finally, in fiscal year 2025, Clorox fully leveraged its new streamlined operating model to deliver ongoing cost savings and further enhance the Company’s ability to respond more quickly to changing consumer behaviors and innovate faster.

Recent Events Affecting the Company

For the fiscal year ended June 30, 2025, the Company continues to monitor macroeconomic conditions as a result of volatility in capital markets and developments in international trade policy. These evolving challenges contributed to a highly dynamic operating environment as the Company continued its efforts to drive growth, rebuild margins and drive its transformation.

While inflationary headwinds have moderated, consumers continue to feel pressure as continued macroeconomic uncertainty impacts spending. United States trade policies continue to evolve, including new or increased tariffs on product imports from certain countries. These, and any future new or additional tariffs, as well as any associated retaliatory measures taken by other countries, may impact the macroeconomic environment, consumers, suppliers and the Company’s business. Though the Company has and will continue to take action to mitigate such impacts, the Company anticipates the operating environment will remain volatile and challenging.

The Company will continue to invest in its brands, capabilities and people to deliver consistent, profitable growth over time. The Company completed implementation of the new streamlined operating model in fiscal year 2024, which continues to generate annual cost savings in fiscal year 2025 and beyond. The recent divestitures of the Company’s Argentina and Better Health VMS businesses reflect its commitment to continue evolving its portfolio to reduce volatility, accelerate sales growth and structurally improve margins.

The Company has recovered from the August 2023 cyberattack which had significant impacts to its operations and results in fiscal year 2024. The Company recorded insurance recoveries of $70 in fiscal year 2025 related to the cyberattack. No additional insurance recoveries related to the cyberattack are anticipated.

The impact of continued volatility in macroeconomic conditions and geopolitical instability, including ongoing conflicts in the Middle East and Ukraine, the potential for escalation in hostilities between the U.S. and Iran, and rising tensions between China and Taiwan, actual and potential shifts in U.S. and foreign trade, economic and other policies, have increased global macroeconomic and political uncertainty regarding the duration and resolution of the conflicts, the potential escalation of tensions and potential economic and global trade and supply chain disruptions. These factors are difficult to predict considering the rapidly evolving landscape as the Company continues to expect a variable operating environment going forward.

The Clorox Company 2025 Proxy Statement > Appendix A	A-4

The Company has not experienced significant disruptions in its operations during fiscal year 2025. However, the risks of future negative impacts due to transportation, logistical or supply constraints and higher commodity costs for certain raw materials remain present, and the Company continues to experience corresponding incremental costs and gross margin pressures.

For fiscal year 2026, the Company anticipates the operating environment will remain volatile and challenging as consumers may face greater pressure as continued macroeconomic uncertainty impacts spending. The Company will continue to invest in its brands, capabilities and people to deliver consistent, profitable growth over time.

For further discussion of the possible impacts of inflationary pressures and other recent events on our business, financial conditions and results of operations, see “Risk Factors” in Part I, Item 1A of this Report.

Results Of Operations

Unless otherwise noted, MD&A compares results of operations from fiscal year 2025 (the current year) to fiscal year 2024 (the prior year), with percentage and basis point calculations based on rounded numbers, except for per share data and the effective tax rate. Discussions of fiscal year 2023 items and year-to-year comparisons between fiscal years 2024 and 2023 that are not included in this Appendix A can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the fiscal years ended 2024 and 2023.

CONSOLIDATED RESULTS

	2025	2024	% Change 2025 to 2024
Net sales	$ 7,104	$ 7,093	—%

	Year Ended June 30, 2025 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures(1)	Foreign Exchange Impact	Price/ Mix/ Other(2)	Organic Sales Growth/ (Decrease) (Non-GAAP)(3)	Organic Volume(4)
Health and Wellness	9%	11%	—%	—%	(2)%	9%	11%
Household	3	6	—	—	(3)	3	6
Lifestyle	2	4	—	—	(2)	2	4
International(4)	(8)	(8)	(11)	(2)	2	5	6
Total Company(4)(5)	—%	1%	(5)%	—%	(1)%	5%	7%

(1)	The divestiture impact is calculated as net sales from the Argentina and Better Health VMS businesses after the respective sale dates in the year-ago period.

(2)	This represents the net impact on net sales growth/(decrease) from pricing actions, mix, trade promotion spending, mix from acquisitions and divestitures and other factors. In the fiscal year ended June 30, 2025, the impact from divestiture mix was 3% and 1% for International and Total Company, respectively.

(3)	Organic sales growth/(decrease) is defined as net sales growth/(decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures. See “Summary of Non-GAAP Financial Measures” below for reconciliation of organic sales growth/(decrease) to net sales growth/(decrease), the most directly comparable GAAP financial measure.

(4)	Organic volume represents volume excluding the effect of any acquisitions and divestitures. In the fiscal year ended June 30, 2025, the volume impact of divestitures was (14)% and (6)% for International and Total Company, respectively.

(5)	Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.

The Clorox Company 2025 Proxy Statement > Appendix A	A-5

Net sales were essentially flat and volume increased by 1% in fiscal year 2025, primarily due to the incremental shipments related to the ERP transition and lapping impacts from the cyberattack and retail inventory restoration, partially offset by the divestitures of the Better Health VMS and Argentina businesses.

	2025	2024	% Change 2025 to 2024
Gross profit	$ 3,213	$ 3,048	5%
Gross margin	45.2%	43.0%

Gross margin increased by 220 basis points in fiscal year 2025 from 43.0% to 45.2%. The increase was primarily driven by cost savings, higher volume and the benefits of the divestitures of the Better Health VMS and Argentina businesses, partially offset by higher trade promotion spending, unfavorable mix and higher manufacturing and logistics costs.

Expenses

2025		2024	% Change	% of Net sales
			2025 to 2024	2025	2024
Selling and administrative expenses	$ 1,124	$ 1,167	(4)%	15.8%	16.5%
Advertising costs	770	832	(7)	10.8	11.7
Research and development costs	121	126	(4)	1.7	1.8

Selling and administrative expenses, as a percentage of net sales, decreased by 70 basis points in fiscal year 2025. The dollar decrease in selling and administrative expenses was primarily due to productivity initiatives and the impact from divestitures both in the current year.

Advertising costs, as a percentage of net sales, decreased 90 basis points in fiscal year 2025. The Company continues to support its brands. The Company’s U.S. retail advertising spend as a percentage of net sales was 12% for fiscal year 2025 and 13% for fiscal year 2024.

Research and development costs, as a percentage of net sales, were essentially flat in the current year as compared to the prior year. The Company continues to invest behind product innovation and cost savings.

Loss on divestiture, pension settlement charge, Interest expense, Other expense (income), net and Effective tax rate on earnings

2025		2024
Loss on divestiture	$ 118	$ 240
Pension settlement charge	—	171
Interest expense	88	90
Other (income) expense, net	(86)	24
Effective tax rate on earnings	23.6%	26.5%

Loss on divestiture of $118 in fiscal year 2025 reflects the divestiture of the Better Health VMS business. The loss on divestiture of $240 in fiscal year 2024 reflected the loss on the divestiture of the Argentina business. See Notes to Consolidated Financial Statements for further information.

Pension settlement charge was $171 in fiscal year 2024 and reflected the settlement of the domestic qualified pension plan. See Notes to Consolidated Financial Statements for further information.

Other (income) expense, net was ($86) and $24 in fiscal year 2025 and fiscal year 2024, respectively. The variance was primarily due to the benefit of insurance recoveries related to the cyberattack in the current year and unfavorable exchange rates primarily related to Argentina in the prior year.

The effective tax rate on earnings was 23.6% and 26.5% in fiscal year 2025 and 2024, respectively. The lower tax rate in fiscal year 2025 compared to fiscal year 2024 was driven by the divestiture of the Argentina business in the prior year, partially offset by an international legal entity reorganization in the prior year and the divestiture of the Better Health VMS business in the current year.

Diluted net earnings per share

2025		2024	% Change 2025 to 2024
Diluted net EPS	$ 6.52	$ 2.25	190%

Diluted net earnings per share (EPS) increased by $4.27, or 190%, in fiscal year 2025, primarily due to the losses on the divestiture of the Argentina business in the prior year, higher volume in the current year, the pension settlement charge in the prior year and cost savings and the benefits of cyberattack insurance recoveries in the current year, partially offset by the loss relating to the divestiture of the Better Health VMS business, unfavorable mix and higher trade promotion spending all in the current year.

The Clorox Company 2025 Proxy Statement > Appendix A	A-6

SEGMENT RESULTS

The following presents the results of the Company’s reportable segments and Corporate and Other (see Notes to Consolidated Financial Statements for further discussion of the principal measure of segment profitability used by management, segment adjusted earnings (losses) before interest and income taxes (segment adjusted EBIT)):

	Net sales
	Fiscal year
	2025	2024
Health and Wellness	$ 2,697	$ 2,485
Household	2,001	1,950
Lifestyle	1,303	1,275
International	1,065	1,162
Reportable segment total	7,066	6,872
Corporate and Other	38	221
Total	$ 7,104	$ 7,093

	Segment adjusted EBIT(1)
	Fiscal year
	2025	2024
Health and Wellness	$ 840	$ 719
Household	325	260
Lifestyle	290	253
International	110	122
Reportable segment total	1,565	1,354
Corporate and Other	(249)	(309)
Total	$ 1,316	$ 1,045
Interest income	9	23
Interest expense	(88)	(90)
Loss on divestiture	(118)	(240)
Pension settlement charge	—	(171)
Cyberattack costs, net of insurance recoveries	70	(29)
Restructuring and related costs	—	(32)
Digital capabilities and productivity enhancements investment	(111)	(108)
Earnings (losses) before income taxes	$ 1,078	$ 398

(1)	See “Summary of Non-GAAP Financial Measures” below for reconciliation of segment adjusted EBIT to earnings (losses) before income taxes, the most directly comparable GAAP financial measure.

The Clorox Company 2025 Proxy Statement > Appendix A	A-7

Health and Wellness

	2025	2024	% Change 2025 to 2024
Net sales	$ 2,697	$ 2,485	9%
Segment adjusted EBIT	840	719	17

Fiscal year 2025 versus fiscal year 2024: Volume, net sales and segment adjusted EBIT increased by 11%, 9% and 17%, respectively, during fiscal year 2025. The volume increase was primarily due to incremental shipments related to the ERP transition and lapping impacts from the cyberattack and retail inventory restoration. The variance between volume and net sales was primarily due to unfavorable price mix and higher trade promotion spending. The increase in segment adjusted EBIT in the current year was primarily due to higher net sales.

Household

2025		2024	% Change 2025 to 2024
Net sales	$ 2,001	$ 1,950	3%
Segment adjusted EBIT	325	260	25

Fiscal year 2025 versus fiscal year 2024: Volume, net sales and segment adjusted EBIT increased by 6%, 3% and 25%, respectively, in fiscal year 2025. The volume increase was primarily driven by incremental shipments related to the ERP transition and lapping impacts from the cyberattack and retail inventory restoration. The variance between volume and net sales was primarily due to unfavorable mix and higher trade promotion spending. The increase in segment adjusted EBIT was mainly due to higher volume and cost savings, partially offset by unfavorable mix.

Lifestyle

2025		2024	% Change 2025 to 2024
Net sales	$ 1,303	$ 1,275	2%
Segment adjusted EBIT	290	253	15

Fiscal year 2025 versus fiscal year 2024: Volume, net sales and segment adjusted EBIT increased by 4%, 2% and 15%, respectively, during fiscal year 2025. The volume increase was primarily due to incremental shipments related to the ERP transition and lapping impacts from the cyberattack and retail inventory restoration. The variance between volume and net sales was mainly due to unfavorable mix and higher trade promotion spending. The increase in segment adjusted EBIT was primarily due to higher volume.

International

2025		2024	% Change 2025 to 2024
Net sales	$ 1,065	$ 1,162	(8)%
Segment adjusted EBIT	110	112	(10)

Fiscal year 2025 versus fiscal year 2024: Both volume and net sales decreased by 8%, and segment adjusted EBIT decreased by 10% during fiscal year 2025. The volume decrease was primarily due to the impact of the Argentina divestiture, partially offset by lapping impacts from the cyberattack and retail inventory restoration and incremental shipments related to the ERP transition. The decrease in segment adjusted EBIT was primarily due to the Argentina divestiture, partially offset by volume recovery from the cyberattack.

On March 20, 2024, the Company completed the divestiture of its Argentina business. See Notes to Consolidated Financial Statements for further information.

Corporate and Other

2025		2024	% Change 2025 to 2024
Net sales	$ 38	$ 221	(83)%
Segment adjusted EBIT	(249)	(309)	19%

Corporate and Other includes certain non-allocated administrative and other costs, various other non-operating income and expenses, as well as the results of the Better Health VMS business through the date of divestiture.

Fiscal year 2025 versus fiscal year 2024: Net sales decreased by 83% due to the divestiture of the Better Health VMS business in the first quarter of fiscal year 2025. The increase in segment adjusted EBIT was primarily due to foreign exchange losses on Corporate and Other assets related to operations in Argentina in the prior year and lower Better Health VMS operating expenses in the current year due to the divestiture.

On September 10, 2024, the Company completed the divestiture of its Better Health VMS business. See Notes to Consolidated Financial Statements for further information.

The Clorox Company 2025 Proxy Statement > Appendix A	A-8

Financial Position and Liquidity

Management’s discussion and analysis of the Company’s financial position and liquidity describes its consolidated operating, investing and financing activities from operations.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in Other (income) expense, net.

The Company’s financial condition and liquidity remained strong as of June 30, 2025. The following table summarizes cash activities for the years ended June 30:

2025		2024
Net cash provided by operations	$ 981	$ 695
Net cash used for investing activities	(94)	(175)
Net cash used for financing activities	(924)	(655)

Operating Activities

Net cash provided by operations was $981 in fiscal year 2025, compared with $695 in fiscal year 2024. The increase was primarily driven by higher cash earnings and lower tax and incentive compensation payments in the current fiscal year, partially offset by an increase in working capital in the current fiscal year.

The increase in working capital in the current fiscal year was primarily driven by incremental billings related to the enterprise resource planning transition (incremental ERP shipments) in the fourth quarter of fiscal year 2025 and a decrease in accounts payable and accrued liabilities primarily due to the timing of payments.

The decrease in tax payments in fiscal year 2025 was primarily driven by payments made in fiscal year 2024 related to fiscal year 2023 income taxes previously deferred as a result of the relief provided by the IRS announced in January 2023 due to winter storms in California.

Payment Terms Extension and Supply Chain Financing

The Company has arranged for a global financial institution to offer a voluntary supply chain finance (SCF) program for the benefit of the Company’s suppliers. The Company’s current payment terms do not exceed 120 days in keeping with industry standards. The Company’s operating cash flows are directly impacted as a result of the extension of payment terms with suppliers. There would not be an expected material impact to the Company’s liquidity or capital resources if the financial institution or a supplier terminated the SCF arrangement. While the Company does not have direct access to information on, or influence over, which invoices a participating supplier elects to sell to the financial institution, the Company expects that the majority of these amounts have been sold to the financial institution. Refer to the Notes to Consolidated Financial Statements for details on the SCF program.

Investing Activities

Net cash used for investing activities was $94 in fiscal year 2025, as compared to $175 in fiscal year 2024. The year-over- year decrease was mainly due to net cash proceeds from the sale of the Better Health VMS business in the current fiscal year.

Capital expenditures were $220 and $212 in fiscal years 2025 and 2024, respectively. Capital expenditures as a percentage of net sales were 3.1% and 3.0% for fiscal years 2025 and 2024, respectively.

Free cash flow

2025		2024
Net cash provided by operations	$ 981	$ 695
Less: capital expenditures	(220)	(212)
Free cash flow	$ 761	$ 483
Free cash flow as a percentage of net sales	10.7%	6.8%

Financing Activities

Net cash used for financing activities was $924 in fiscal year 2025, compared with $655 in fiscal year 2024. The year-over-year increase was mainly due to higher treasury stock purchases in the current year.

Capital Resources and Liquidity

As of June 30, 2025, current liabilities exceeded current assets by $311, primarily due to the Company’s Glad venture agreement terminal obligation coming due for payment in January 2026. This liability was reclassified from Other liabilities to Accounts payable and accrued liabilities as it is reasonably expected to be settled within one year. The venture agreement terminal obligation is expected to be repaid through the Company’s anticipated ability to generate positive cash flows from operations in the future, access to capital markets enabled by our strong short-term and long-term credit ratings and current borrowing availability. See Notes to Consolidated Financial Statements for further information on the Glad venture agreement.

Notwithstanding potential unforeseen adverse market conditions and as part of the Company’s regular assessment of its cash needs, the Company believes it will have the funds necessary to support its short- and long-term liquidity and operating needs, including its digital capabilities and productivity enhancements investment and venture agreement terminal obligation based on its anticipated ability

The Clorox Company 2025 Proxy Statement > Appendix A	A-9

to generate positive cash flows from operations in the future, access to capital markets enabled by our strong short-term and long-term credit ratings and current borrowing availability.

The Company may consider other transactions that require the issuance of additional long- and/or short-term debt or other securities to finance acquisitions, repurchase stock,

refinance debt or fund other activities for general business purposes. Such transactions could require funds in excess of the Company’s current cash levels and available credit lines, and the Company’s access to or cost of such additional funds could be adversely affected by any decrease in credit ratings, which were the following as of June 30:

	2025		2024
	Short-term	Long-term	Short-term	Long-term
Standard and Poor’s	A-2	BBB+	A-2	BBB+
Moody’s	P-2	Baa1	P-2	Baa1

Credit Arrangements

On March 25, 2025, the Company entered into a new $1,200 revolving credit agreement (the Credit Agreement) that matures in March 2030. The Credit Agreement replaced a prior $1,200 revolving credit agreement (the Prior Credit Agreement) in place since March 2022. The Company did not incur any termination fees or penalties in connection with entering the new agreement, which was considered a debt modification. There were no borrowings under either the Credit Agreement or the Prior Credit Agreement as of June 30, 2025 and June 30, 2024, respectively, and the Company believes that borrowings under the Credit Agreement are and will continue to be available for general corporate purposes. The Credit Agreement includes certain restrictive covenants and limitations. The primary restrictive covenant is a minimum ratio of 4.0, calculated as total earnings before interest, taxes, depreciation and amortization and other similar noncash charges and certain other items (Consolidated EBITDA) to total interest expense for the trailing four quarters (Interest Coverage ratio), as defined and described in the Credit Agreement.

The Company was in compliance with all restrictive covenants and limitations in the Credit Agreement as of June 30, 2025, and anticipates being in compliance with all restrictive covenants for the foreseeable future.

As of June 30, 2025, the Company maintained $34 of foreign and other credit lines, of which $7 was outstanding and the remainder of $27 was available for borrowing.

As of June 30, 2024, the Company maintained $34 of foreign and other credit lines, of which $9 was outstanding and the remainder of $25 was available for borrowing.

Short-term Borrowings

The Company’s notes and loans payable primarily consist of U.S. commercial paper issued by the parent company and any borrowings under the Credit Agreement. These short-term borrowings have stated maturities of less than one year and provide supplemental funding for supporting operations. The level of U.S. commercial paper borrowings generally fluctuates depending upon the amount and timing of operating cash flows and payments for items such as dividends, income taxes and stock repurchases. The average balance of short-term borrowings outstanding was $105 and $168 for the fiscal years ended June 30, 2025 and 2024, respectively.

Long-term Borrowings

Long-term borrowings, consisting of senior unsecured notes and debentures, were $2,484 and $2,481 as of June 30, 2025 and 2024, respectively.

Stock Repurchases and Dividend Payments

As of June 30, 2025, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date and was authorized by the Board of Directors in May 2018, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date. During the fiscal year ended June 30, 2025, the Company repurchased 2,260 thousand shares of common stock at a cost of $332. There were no share repurchases of common stock during the fiscal year ended June 30, 2024.

Dividends per share and total dividends paid to Clorox stockholders were as follows during the fiscal years ended June 30:

2025		2024
Dividends per share declared	$ 4.88	$ 4.80
Dividends per share paid	4.88	4.80
Total dividends paid	602	595

On July 30, 2025, the Company declared a 2% increase in the quarterly dividend, from $1.22 to $1.24 per share, payable on August 29, 2025 to common stockholders of record as of the close of business on August 13, 2025.

On July 30, 2024, the Company declared a 2% increase in the quarterly dividend, from $1.20 to $1.22 per share, payable on August 30, 2024 to common stockholders of record as of the close of business on August 14, 2024.

The Clorox Company 2025 Proxy Statement > Appendix A	A-10

Material Cash Requirements

The following table summarizes the Company’s current and long-term material cash requirements as of June 30, 2025:

2026		2027	2028	2029	2030	Thereafter	Total
Long-term debt maturities including interest payments	$ 90	$ 90	$ 984	$ 559	$ 537	$ 656	$ 2,916
Notes and loans payable	5	1	1	1	1	—	9
Purchase obligations(1)(4)	178	110	72	53	54	13	480
Operating and finance leases	117	105	87	73	53	36	471
Payments related to nonqualified retirement income and retirement health care plans(2)	14	13	13	12	12	42	106
Venture Agreement terminal obligation(3)	476	—	—	—	—	—	476
Total	$ 880	$ 319	$ 1,157	$ 698	$ 657	$ 747	$ 4,458

(1)	Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The raw material contracts included above are entered into during the regular course of business based on expectations of future purchases. Many of these raw material contracts are flexible to allow for changes in the Company’s business and related requirements. If such changes were to occur, the Company believes its exposure could differ from the amounts listed above. Any amounts reflected in the consolidated balance sheets as Accounts payable and accrued liabilities are excluded from the table above, as they are short-term in nature and expected to be paid within one year.

(2)	These amounts represent expected payments through 2035. Based on the accounting rules for nonqualified retirement income and retirement health care plans, the liabilities reflected in the Company’s consolidated balance sheets differ from these expected future payments. Refer to the Notes to Consolidated Financial Statements for further details.

(3)	The Company has a venture agreement with P&G for the Company’s Glad bags and wraps business (the Venture Agreement). As of June 30, 2025, P&G had a 20% interest in the venture. Upon termination of the agreement in January 2026, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. Refer to the Notes to Consolidated Financial Statements for further details.

(4)	Includes contracted spend through fiscal year 2026 related to the digital capabilities and productivity enhancements investment, which is expected to be funded through cash generated from operations.

Contingencies

A summary of contingencies is contained in the Notes to Consolidated Financial Statements and is incorporated herein by reference.

Quantitative and Qualitative Disclosures About Market Risk

As a multinational company, the Company is exposed to the impact of changes in commodity prices, foreign currency fluctuations, interest-rate risk and other types of market risk.

In the normal course of business, where available at a reasonable cost, the Company manages its exposure to market risk using contractual agreements and a variety of derivative instruments. The Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of derivative instruments, including exchange-traded futures and options contracts and over-the-counter swaps and forward purchase contracts. Over-the-counter derivative contracts are entered into for non-trading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, exchange-traded market prices or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

See Notes to Consolidated Financial Statements for further discussion of derivatives and hedging policies and fair value measurements.

The Clorox Company 2025 Proxy Statement > Appendix A	A-11

Sensitivity Analysis for Derivative Contracts

For fiscal years 2025 and 2024, the Company’s exposure to market risk was estimated using sensitivity analyses, which illustrates the change in the fair value of a derivative financial instrument assuming hypothetical changes in commodity prices, foreign exchange rates or interest rates. The results of the sensitivity analyses for commodity, foreign currency and interest rate derivative contracts are summarized below. Actual changes in commodity prices, foreign exchange rates or interest rates may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly to fully offset by an inverse change in the value of the underlying hedged items.

The changes in the fair value of derivatives are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income, depending on whether or not, for accounting purposes, the derivative is designated and qualified as an accounting hedge. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity swaps and futures contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate contracts for forecasted interest payments as cash flow hedges. During the fiscal years ended June 30, 2025 and 2024, the Company had no hedging instruments designated as fair value hedges. In the event the Company has contracts not designated as hedges for accounting purposes, the Company recognizes the changes in the fair value of these contracts in the consolidated statements of earnings.

Commodity Price Risk

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. The Company uses various strategies, where available at a reasonable cost to manage cost exposures on certain raw material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity purchase contracts and commodity derivative contracts. During fiscal years 2025 and 2024, the Company had derivative contracts related to raw material exposures for soybean oil used for the food business and jet fuel used for the grilling business.

Based on a hypothetical decrease or increase of 10% in these commodity prices as of June 30, 2025 and June 30, 2024, the estimated fair value of the Company’s then-existing commodity derivative contracts would decrease or increase by $4 and $4, respectively, with the corresponding impact included in Other comprehensive (loss) income.

Foreign Currency Risk

The Company seeks to minimize the impact of certain foreign currency fluctuations by hedging transactional exposures related to inventory purchases with foreign currency forward contracts. Based on a hypothetical decrease of 10% in the value of the U.S. dollar as of June 30, 2025 and June 30, 2024, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would decrease by $8 and $3, respectively, with the corresponding impact included in Other comprehensive (loss) income. Based on a hypothetical increase of 10% in the value of the U.S. dollar as of June 30, 2025 and June 30, 2024, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would increase by $6 and $3, respectively.

Interest Rate Risk

The Company can be exposed to interest rate volatility with regard to short-term borrowings, using commercial paper or under the Credit Agreement, in addition to potential changes in interest rates relating to anticipated future issuances of long-term debt. Weighted average interest rates for short-term borrowings using commercial paper were 4.76% during fiscal year 2025 and 5.58% during fiscal year 2024. Assuming average commercial paper borrowing levels during fiscal years 2025 and 2024, a 100 basis point increase or decrease in interest rates would increase or decrease interest expense from short- term borrowings by approximately $1 and $2, respectively.

The Company can also be exposed to interest rate volatility with regard to anticipated future issuances of debt. The Company utilizes interest rate contracts to manage our exposure to interest rate volatility related to movements in U.S. Treasury and swap rates. As of June 30, 2025 and 2024, the Company had no outstanding interest rate contracts.

Recently Issued Accounting Standards

A summary of all recently issued accounting standards is contained in Note 1 of the Notes to Consolidated Financial Statements.

Critical Accounting Estimates

The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. The most critical accounting estimates are those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make the most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting estimates are related to:

•	Revenue recognition;

•	The valuation of goodwill and other intangible assets;

•	Income taxes; and

•	The Venture Agreement terminal obligation.

The Company’s critical accounting estimates have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies is contained in Note 1 of Notes to Consolidated Financial Statements.

The Clorox Company 2025 Proxy Statement > Appendix A	A-12

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished products to customers. This revenue is reported net of certain variable consideration provided to customers, generally in the form of one-time and ongoing trade promotion programs. These trade promotion programs include shelf price reductions, in-store merchandising, consumer coupons and other trade-related activities. Amounts accrued for trade promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, product availability and historical consumer redemption rates. The actual amounts remitted to customers for these activities may differ from the Company’s estimates, depending on how actual results of the programs compare to the estimates. If the Company’s trade promotion accrual estimates as of June 30, 2025 were to increase or decrease by 10%, the impact on net sales would be approximately $13.

Goodwill and Other Intangible Assets

The Company tests its goodwill and other indefinite-lived intangible assets for impairment annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

Goodwill

For fiscal year 2025, the Company’s SBUs were organized into the reporting units used for goodwill impairment testing purposes. These reporting units, which are also the Company’s operating segments, are the level at which discrete financial information is available and reviewed by the manager of the respective operating segments. The respective operating segment managers, who have responsibility for operating decisions, allocating resources and assessing performance within their respective segments, do not review financial information for components that are below the operating segment level.

In its evaluation of goodwill impairment, the Company has the option to first assess qualitative factors such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over the carrying value from a prior period’s impairment testing, other reporting unit operating results, microeconomic and macroeconomic factors, as well as new events and circumstances impacting the operations at the reporting unit level. If the qualitative assessment indicates that it is more likely than not that a reporting unit is impaired, a quantitative test is performed. In the quantitative test, the Company compares the estimated fair value of each reporting unit to its carrying value. If the estimated fair value of any reporting unit is less than its carrying value, an impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit.

Determining the fair value of a reporting unit requires significant judgments, assumptions and estimates by management which are subject to uncertainty. The Company uses a discounted cash flow (DCF) method under the income approach for its quantitative test, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced and the long-term business strategy. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Future changes in the judgments, assumptions and estimates that are used in the impairment testing for goodwill could result in significantly different estimates of the fair values and future impairment charges.

No material impairments were identified in fiscal year 2025 as a result of the Company’s impairment review performed annually during the fourth quarter or during any other quarters of fiscal year 2025.

Trademarks and Other Indefinite-Lived Intangible Assets

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from a prior period’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative assessment indicates that it is more likely than not that the asset is impaired, a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses the DCF method to estimate the fair value of its trademarks and other intangible assets with indefinite lives. Trademark fair values are estimated under the relief from royalty income approach. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows, including consideration of related net sales growth rates, as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

No material impairments were identified in fiscal year 2025.

The Clorox Company 2025 Proxy Statement > Appendix A	A-13

Finite-Lived Intangible Assets

Finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying value of an asset (or asset group) may not be recoverable. The Company’s impairment review requires significant judgment by management, including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and proceeds from the disposal of the assets. The Company reviews business plans for possible impairment indicators. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. The asset (or asset group) is not recoverable when the carrying value of the asset exceeds the estimated future undiscounted cash flows generated by the asset. When impairment is indicated, an impairment charge is recorded for the difference between the asset’s (or asset group’s) carrying value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a DCF method or, if available, by reference to estimated selling values of assets in similar condition. These approaches require significant judgments in determining the assumptions utilized in the DCF or the selection of comparable assets, as applicable. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

No material impairments for finite-lived intangible assets were identified in fiscal year 2025.

Income Taxes

The Company’s effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

The Company maintains valuation allowances when it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account many factors, including the specific tax jurisdiction, both historical and projected future earnings, carryback and carryforward periods and tax planning strategies. Many of the judgments made in adjusting valuation allowances involve assumptions and estimates that are highly subjective. Valuation allowances maintained by the Company primarily represent deferred tax assets arising from the Company’s currently anticipated inability to use federal and state capital losses generated by the divestitures of the Company’s Argentina and Better Health VMS businesses in fiscal years 2024 and 2025, respectively (see Notes to Consolidated Financial Statements). Other valuation allowances relate to deferred tax assets for net operating losses and tax credits in certain foreign countries.

In addition to valuation allowances, the Company establishes uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards as defined by generally accepted accounting principles. These uncertain tax positions are adjusted as a result of changes in factors such as tax legislation, interpretations of laws by courts, rulings by tax authorities, new audit developments, changes in estimates and the expiration of the statute of limitations. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled. Many of the judgments made in adjusting uncertain tax positions involve assumptions and estimates regarding audit outcomes and the timing of audit settlements, which are often uncertain and subject to change.

Venture Agreement Terminal Obligation

The Company has a Venture Agreement with P&G for the Company’s Glad bags and wraps business. As of June 30, 2025 and June 30, 2024, P&G had a 20% interest in the venture. Upon termination of the agreement, currently set for January 2026, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. The Company’s obligation to purchase P&G’s interest is reflected in Accounts payable and accrued liabilities. The $55 decrease in the estimated fair value of P&G’s interest since June 30, 2024 was attributable to a decrease in the estimated future cash flows since the prior valuation, partially offset by a decrease in the discount rate. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. See Notes to Consolidated Financial Statements for additional information on the Venture Agreement.

The estimated fair value of P&G’s interest may increase or decrease up until any such purchase by the Company of P&G’s interest. The Company uses the DCF method under the income approach to estimate the fair value of P&G’s interest. Under this approach, the Company estimates the future cash flows and discounts these cash flows at a rate of return that reflects its risk. The cash flows used are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced and the long-term business strategy. The other key assumptions and estimates used include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, discount rates, inflation and terminal growth rates. Fair value determination requires significant judgment, assumptions and market factors which are uncertain and subject to change. Changes in the judgments, assumptions and market factors used could result in significantly different estimates of fair value. For perspective, if the discount rate as of June 30, 2025 were to increase or decrease by 100 basis points, the estimated fair value of P&G’s interest would decrease by approximately $53 or increase by approximately $68, respectively. Such changes would affect the amount of future charges to Cost of products sold.

The Clorox Company 2025 Proxy Statement > Appendix A	A-14

Summary of Non-GAAP Financial Measures

The non-GAAP financial measures that may be included in this MD&A and Appendix B and the reasons management believes they are useful to investors are described below. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

Free cash flow is calculated as net cash provided by operations less capital expenditures. The Company’s management uses this measure and Free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. Refer to “Free cash flow” and “Free cash flow as a percentage of net sales” above for a reconciliation of these non-GAAP measures.

EBIT represents earnings before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The Company’s management believes these measures provide useful additional information to investors to enhance their understanding about trends in the Company’s operations and are useful for period-over-period comparisons.

Adjusted earnings (losses) before interest and income taxes (adjusted EBIT) represents earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs, net of insurance recoveries, related to the cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions/ divestitures and other nonrecurring or unusual items impacting comparability). Due to the nature, scope and magnitude of these costs, the Company’s management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the Company’s operations. See below and Notes to Consolidated Financial Statements for additional information on these costs.

The Company uses this measure to assess the operating results and performance of its segments, monitor actual results as compared to plan, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. Management believes that the presentation of adjusted EBIT is useful to investors to assess operating performance on a consistent basis by removing the impact of the items that management believes does not directly reflect the performance of each segment’s underlying operations and is useful for period over period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by Company management. Adjusted EBIT margin is the ratio of adjusted EBIT to net sales.

	Reconciliation of earnings (losses) before income taxes to adjusted EBIT
	Fiscal year
	2025	2024
Earnings (losses) before income taxes	$ 1,078	$ 398
Interest income	(9)	(23)
Interest expense	88	90
Loss on divestiture(1)	118	240
Pension settlement charge(2)	—	171
Cyberattack costs, net of insurance recoveries(3)	(70)	29
Streamlined operating model(4)	—	32
Digital capabilities and productivity enhancements investment(5)	111	108
Adjusted EBIT	$ 1,316	$1,045

(1)	Represents losses related to the divestitures of the Better Health VMS and Argentina businesses in fiscal year 2025 and 2024, respectively.

(2)	Represents costs related to the settlement of the domestic qualified pension plan.

(3)	Represents incremental costs and insurance recoveries related to the cyberattack.

(4)	Represents restructuring and related implementation costs, net for the streamlined operating model.

(5)	Represents expenses related to the Company’s digital capabilities and productivity enhancements investment.

The Clorox Company 2025 Proxy Statement > Appendix A	A-15

Due to the nature, scope and magnitude of this investment, these costs are considered by management to represent incremental transformational costs above the historical normal level of spending for information technology to support operations. Since these strategic investments, including incremental operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future and are not considered representative of the company’s underlying operating performance, the company’s management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company’s operations and is useful for period-over-period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

Of the total investment, approximately 75% is expected to represent incremental operating costs primarily recorded within selling and administrative expenses to be adjusted from reported Earnings (losses) before income taxes for purposes of disclosing adjusted EBIT through fiscal year 2026. About 70% of these operating costs are expected to be related to the implementation of the ERP, with the remaining costs primarily related to the implementation of complementary technologies.

During the fiscal years ended June 30, 2025 and 2024, the Company incurred approximately $111 and $108, respectively, of operating expenses related to its digital capabilities and productivity enhancements investment. The expenses relate to the following:

	Fiscal year
2025		2024
External consulting fees(1)	$ 78	$ 80
IT project personnel costs(2)	7	8
Other(3)	26	20
Total	$ 111	$ 108

(1)	Comprised of third-party consulting fees incurred to assist in the project management and end-to-end systems integration of this transformative investment. The company relies on consultants for certain capabilities required for these programs that the company does not maintain internally. These costs support the implementation of these programs incremental to the company’s normal IT costs and will not be incurred following implementation.
(2)	Comprised of labor costs associated with internal IT project management teams that are utilized to oversee the new system implementations. Given the magnitude and transformative nature of the implementations planned, the necessary project management costs are incremental to the historical levels of spend and will no longer be incurred subsequent to implementation. As a result of this long-term strategic investment, the company considers these costs not reflective of the ongoing costs to operate its business.
(3)	Comprised of various other expenses associated with the company’s new system implementations, including company personnel dedicated to the project that have been backfilled with either permanent or temporary resources in positions that are considered part of normal operating expenses.

Economic profit (EP) is defined by the Company as earnings before income taxes, excluding certain U.S. GAAP items (such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to implementation of the streamlined operating model, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions/divestitures and other nonrecurring or unusual items impacting comparability) and interest expense; less income taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. Refer to Appendix B for a reconciliation of EP to earnings before income taxes.

Organic sales growth/(decrease) is defined as net sales growth/(decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures. Management believes that the presentation of organic sales growth/ (decrease) is useful to investors because it excludes sales from any acquisitions or divestitures, which results in a comparison of sales only from the businesses that the Company was operating and expects to continue to operate throughout the relevant periods, and the Company’s estimate of the impact of foreign exchange rate changes, which are difficult to predict, and out of the control of the Company and management.

The following table provides a reconciliation of organic sales growth/(decrease) (non-GAAP) to net sales growth/(decrease) (GAAP), the most comparable GAAP measure:

	Year Ended June 30, 2025 Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company(1)
Net sales growth/(decrease) (GAAP)	9%	3%	2%	(8)%	—%
Add: Foreign Exchange	—	—	—	2	—
Add/(Subtract): Divestitures/Acquisitions(2)	—	—	—	11	5
Organic sales growth/(decrease) (non-GAAP)	9%	3%	2%	5%	5%

(1)	Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.

(2)	The divestiture impact is calculated as net sales from the Argentina and Better Health VMS businesses after the respective sale dates in the year-ago period.

The Clorox Company 2025 Proxy Statement > Appendix A	A-16

CAUTIONARY STATEMENT

The Annual Report on Form 10-K (the Report), including the exhibits thereto and the information incorporated by reference therein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect the Company’s current views with respect to future events and operational, economic and financial performance are intended to identify such forward- looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include, but are not limited to:

•	unfavorable general economic and geopolitical conditions beyond the Company’s control, including inflation, supply chain disruptions, labor shortages, wage pressures, fuel and energy costs, interest rate fluctuations, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, terrorism, and unstable geopolitical conditions, including ongoing conflicts and rising tensions in the Middle East and/or Ukraine and rising tensions between China and Taiwan, as well as macroeconomic and geopolitical volatility and uncertainty as a result of a number of these and other factors, including actual and potential shifts in U.S. and foreign trade policies, including as a result of escalating trade tensions between the U.S. and its trading partners, especially China, particularly as a result of the imposition of U.S. and retaliatory tariffs;

•	the impact of market and category declines, and the Company’s product and geographic mix on its ability to meet sales growth targets;
•	the ability of the Company to successfully execute or realize the anticipated benefits of its strategic or transformational initiatives, including the ERP transition and the related timing and volume of shipment movement related to our ERP transition;

•	the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences;

•	intense competition in the Company’s markets;

•	volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services;

•	risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers;

•	risks related to the Company’s use of and reliance on information technology systems, including potential and actual security breaches, cyberattacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, business, service or operational disruptions, or that impact the Company’s financial results or financial reporting, or any resulting unfavorable outcomes, increased costs or legal proceedings;

•	the ability of the Company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries;

•	the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including due to regulatory uncertainty and lack of regulatory convergence among different jurisdictions;

•	lower revenue, increased costs, other financial statement impacts or reputational harm resulting from government actions, compliance with regulations, or any material costs imposed by changes in regulation;

•	the Company’s ability to maintain its business reputation and the reputation of its brands and products;

•	dependence on key customers and risks related to customer consolidation and ordering patterns;

•	the Company’s ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as increasing labor costs and sustained labor shortages;

The Clorox Company 2025 Proxy Statement > Appendix A	A-17

•	changes to the Company’s processes and procedures as a result of its digital capabilities and productivity enhancements that may result in changes to the Company’s internal controls over financial reporting;

•	risks related to the acquisition of P&G’s interest in the Glad business;

•	risks related to international operations and international trade, including changing macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade policy and tariffs, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; potential operational or supply chain disruptions from wars and military conflicts, including ongoing conflicts and rising tensions in the Middle East and Ukraine and rising tensions between China and Taiwan; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies; and the possibility of nationalization, expropriation of assets or other government action;

•	the impact of climate change and other sustainability issues on sales, operating costs, reputation or stakeholder relationships;

•	the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls;

•	risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions;
•	the accuracy of the Company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based;

•	risks related to the Company’s reliance on third-party service providers, including inability to meet cost savings or efficiencies, business or systems disruptions, and other liabilities, including legal or regulatory risk;

•	environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances;

•	the Company’s ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the Company of third-party intellectual property rights;

•	the effect of the Company’s indebtedness and credit rating on its business operations and financial results and the Company’s ability to access capital markets and other funding sources, as well as the cost of capital to the Company;

•	the Company’s ability to pay and declare dividends or repurchase its stock in the future; and

•	the impacts of potential stockholder activism.

The Company’s forward-looking statements in this Report are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. In this Report, unless the context requires otherwise, the terms “the Company,” “Clorox,” “we,” “us,” and “our” refer to The Clorox Company and its subsidiaries.

The Clorox Company 2025 Proxy Statement > Appendix A	A-18

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework published in 2013. Management, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2025, and concluded that it is effective.

The Company’s independent registered public accounting firm, Ernst & Young LLP, has audited the effectiveness of the Company’s internal control over financial reporting as of June 30, 2025, as stated in their report, which is included herein.

The Clorox Company 2025 Proxy Statement > Appendix A	A-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Clorox Company (the Company) as of June 30, 2025 and 2024, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2025, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of June 30, 2025, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated August 8, 2025 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

The Clorox Company 2025 Proxy Statement > Appendix A	A-20

Valuation of Venture Agreement Terminal Obligation

Description of the Matter	As discussed in Note 8 of the consolidated financial statements, the Company has an agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business, for which the Company is required to purchase P&G’s 20% interest in the venture for cash at fair value of the global Glad business upon termination of the agreement. At June 30, 2025, $501 million has been recognized as a venture agreement terminal obligation and represented 10% of total liabilities.

Auditing the Company’s Glad venture agreement terminal obligation is complex and highly judgmental and required the involvement of a valuation specialist due to the significant judgment in estimating the fair value of the global Glad business. In particular, the fair value estimate is sensitive to significant assumptions such as changes in net sales growth rates, gross margins, and discount rates. These assumptions are sensitive to and affected by expected future market or economic conditions, industry and company-specific qualitative factors.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the global Glad business valuation review process, including controls over the significant assumptions described above.

To test the estimated fair value of the global Glad business, we performed audit procedures that included, among others, assessing the methodologies and testing the significant assumptions discussed above and the underlying data used by the Company in its analysis. We compared the significant assumptions used by management to current industry and economic trends, the Company’s historical results and other guideline companies within the same industry, and we evaluated whether changes in the Company’s business and other factors, would affect the significant assumptions. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the change in the fair value of the global Glad business resulting from changes in these assumptions. We involved our valuation specialists to assist in reviewing the valuation methodology and testing the terminal growth rates and discount rates.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2003.

San Francisco, California

August 8, 2025

The Clorox Company 2025 Proxy Statement > Appendix A	A-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on Internal Control Over Financial Reporting

We have audited The Clorox Company’s internal control over financial reporting as of June 30, 2025, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, The Clorox Company (the Company) maintained, in all material respects, effective internal control over financial reporting as of June 30, 2025, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of June 30, 2025 and 2024, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2025, and the related notes and our report dated August 8, 2025 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

San Francisco, California

August 8, 2025

The Clorox Company 2025 Proxy Statement > Appendix A	A-22

CONSOLIDATED STATEMENTS OF EARNINGS

The Clorox Company

Years ended June 30
Dollars in millions, except per share data	2025	2024	2023
Net sales	$7,104	$7,093	$7,389
Cost of products sold	3,891	4,045	4,481
Gross profit	3,213	3,048	2,908
Selling and administrative expenses	1,124	1,167	1,183
Advertising costs	770	832	734
Research and development costs	121	126	138
Loss on divestiture	118	240	—
Pension settlement charge	—	171	—
Goodwill, trademark and other asset impairments	—	—	445
Interest expense	88	90	90
Other (income) expense, net	(86)	24	80
Earnings before income taxes	1,078	398	238
Income taxes	254	106	77
Net earnings	824	292	161
Less: Net earnings attributable to noncontrolling interests	14	12	12
Net earnings attributable to Clorox	$810	$280	$149
Net earnings per share attributable to Clorox
Basic net earnings per share	$6.56	$2.26	$1.21
Diluted net earnings per share	$6.52	$2.25	$1.20
Weighted average shares outstanding (in thousands)
Basic	123,525	124,174	123,589
Diluted	124,287	124,804	124,181

See Notes to Consolidated Financial Statements

The Clorox Company 2025 Proxy Statement > Appendix A	A-23

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

The Clorox Company

Years ended June 30
Dollars in millions	2025	2024	2023
Net earnings	$824	$292	$161
Other comprehensive (loss) income:
Foreign currency adjustments, net of tax	6	206	3
Net unrealized gains (losses) on derivatives, net of tax	(8)	(14)	(22)
Pension and postretirement benefit adjustments, net of tax	—	146	5
Total other comprehensive (loss) income, net of tax	(2)	338	(14)
Comprehensive income	822	630	147
Less: Total comprehensive income attributable to noncontrolling interests	14	12	12
Total comprehensive income attributable to Clorox	$808	$618	$135

See Notes to Consolidated Financial Statements

The Clorox Company 2025 Proxy Statement > Appendix A	A-24

CONSOLIDATED BALANCE SHEETS

The Clorox Company

As of June 30
Dollars in millions, except per share data	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$167	$202
Receivables, net	821	695
Inventories, net	523	637
Prepaid expenses and other current assets	97	88
Total current assets	1,608	1,622
Property, plant and equipment, net	1,267	1,315
Operating lease right-of-use assets	333	360
Goodwill	1,229	1,228
Trademarks, net	502	538
Other intangible assets, net	64	143
Other assets	558	545
Total assets	$5,561	$5,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$4	$4
Current operating lease liabilities	87	84
Accounts payable and accrued liabilities	1,828	1,486
Total current liabilities	1,919	1,574
Long-term debt	2,484	2,481
Long-term operating lease liabilities	305	334
Other liabilities	351	848
Deferred income taxes	20	22
Total liabilities	5,079	5,259
Commitments and contingencies
Stockholders’ equity
Preferred stock: $1.00 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $1.00 par value; 750,000,000 shares authorized; 130,741,461 shares issued as of June 30, 2025 and 2024; and 122,694,263 and 124,201,807 shares outstanding as of June 30, 2025 and 2024, respectively	131	131
Additional paid-in capital	1,319	1,288
Retained earnings	432	250
Treasury stock, at cost: 8,047,198 and 6,539,654 shares as of June 30, 2025 and 2024, respectively	(1,404)	(1,186)
Accumulated other comprehensive net (loss) income	(157)	(155)
Total Clorox stockholders’ equity	321	328
Noncontrolling interests	161	164
Total stockholders’ equity	482	492
Total liabilities and stockholders’ equity	$5,561	$5,751

See Notes to Consolidated Financial Statements

The Clorox Company 2025 Proxy Statement > Appendix A	A-25

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

The Clorox Company

	Common Stock				Treasury Stock
(Dollars in millions			Additional				Accumulated Other Comprehensive	Non-	Total
except per share data;			Paid-in	Retained			Net (Loss)	controlling	Stockholders’
shares in thousands)	Amount	Shares	Capital	Earnings	Amount	Shares	Income	interests	Equity
Balance as of June 30, 2022	$ 131	130,741	$ 1,202	$ 1,048	$(1,346)	(7,589)	$ (479)	$ 173	$ 729
Net earnings	—	—	—	149	—	—	—	12	161
Other comprehensive (loss) income	—	—	—	—	—	—	(14)	—	(14)
Dividends to Clorox stockholders ($4.72 per share declared)	—	—	—	(588)	—	—	—	—	(588)
Dividends to noncontrolling interests	—	—	—	—	—	—	—	(17)	(17)
Stock-based compensation	—	—	73	—	—	—	—	—	73
Other employee stock plan activities	—	—	(30)	(26)	100	668	—	—	44
Balance as of June 30, 2023	131	130,741	1,245	583	(1,246)	(6,921)	(493)	168	388
Net earnings	—	—	—	280	—	—	—	12	292
Other comprehensive (loss) income	—	—	—	—	—	—	338	—	338
Dividends to Clorox stockholders ($4.80 per share declared)	—	—	—	(600)	—	—	—	—	(600)
Dividends to noncontrolling interests	—	—	—	—	—	—	—	(16)	(16)
Stock-based compensation	—	—	74	—	—	—	—	—	74
Other employee stock plan activities	—	—	(31)	(13)	60	381	—	—	16
Balance as of June 30, 2024	131	130,741	1,288	250	(1,186)	(6,540)	(155)	164	492
Net earnings	—	—	—	810	—	—	—	14	824
Other comprehensive (loss) income	—	—	—	—	—	—	(2)	—	(2)
Dividends to Clorox stockholders ($4.88 per share declared)	—	—	—	(609)	—	—	—	—	(609)
Dividends to noncontrolling interests	—	—	—	—	—	—	—	(17)	(17)
Stock-based compensation	—	—	81	—	—	—	—	—	81
Other employee stock plan activities	—	—	(50)	(19)	114	753	—	—	45
Treasury stock purchased	—	—	—	—	(332)	(2,260)	—	—	(332)
Balance as of June 30, 2025	$ 131	130,741	$ 1,319	$ 432	$(1,404)	(8,047)	$ (157)	$ 161	$ 482

See Notes to Consolidated Financial Statements

The Clorox Company 2025 Proxy Statement > Appendix A	A-26

CONSOLIDATED STATEMENTS OF CASH FLOWS

The Clorox Company

Years ended June 30
Dollars in millions	2025	2024	2023
Operating activities:
Net earnings	$ 824	$ 292	$ 161
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	219	235	236
Stock-based compensation	81	74	73
Deferred income taxes	(18)	(100)	(149)
Loss on divestiture	112	238	—
Pension settlement charge	—	171	—
Goodwill, trademark and other asset impairments	—	—	445
Other	(26)	26	38
Changes in:
Receivables, net	(145)	(34)	(13)
Inventories, net	63	55	58
Prepaid expenses and other current assets	(9)	25	(1)
Accounts payable and accrued liabilities	(124)	(140)	157
Operating lease right-of-use assets and liabilities, net	2	—	1
Income taxes payable/prepaid	2	(147)	152
Net cash provided by operations	981	695	1,158
Investing activities:
Capital expenditures	(220)	(212)	(228)
Proceeds from divestiture, net of cash divested	128	17	—
Other	(2)	20	5
Net cash used for investing activities	(94)	(175)	(223)
Financing activities:
Notes and loans payable, net	—	(45)	(188)
Treasury stock purchased	(332)	—	—
Cash dividends paid to Clorox stockholders	(602)	(595)	(583)
Cash dividends paid to noncontrolling interests	(16)	(16)	(15)
Issuance of common stock for employee stock plans and other	26	1	33
Net cash used for financing activities	(924)	(655)	(753)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(26)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(37)	(161)	182
Cash, cash equivalents and restricted cash:
Beginning of year	207	368	186
End of year	$ 170	$ 207	$ 368
Supplemental cash flow information:
Interest paid	$ 97	$ 102	$ 99
Income taxes paid, net of refunds	264	347	73
Noncash financing activities:
Cash dividends declared and accrued, but not paid	16	16	16

See Notes to Consolidated Financial Statements

The Clorox Company 2025 Proxy Statement > Appendix A	A-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Clorox Company

(Dollars in millions, except per share data)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

The Company is principally engaged in the production, marketing and sale of consumer products through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, drug, pet and military stores, third-party and owned e-commerce channels, and distributors. The consolidated financial statements include the statements of the Company and its wholly owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation. Percentage and basis point calculations are based on rounded numbers, except for per share data and the effective tax rate.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP) requires management to reach opinions as to estimates and assumptions that affect reported amounts and related disclosures. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade promotion programs, future cash flows associated with impairment testing of goodwill and other long-lived assets, uncertain tax positions, tax valuation allowances, the valuation of the Venture Agreement terminal obligation, stock-based compensation, retirement income plans and legal, environmental and insurance matters. Actual results could materially differ from estimates and assumptions made.

Cash, Cash Equivalents and Restricted Cash

Cash equivalents consist of highly liquid interest-bearing accounts, time deposits held by financial institutions and money market funds with an initial maturity at purchase of 90 days or less. The fair value of cash and cash equivalents approximates the carrying amount.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional withholding tax costs in certain foreign jurisdictions. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books in their functional currency, and the impact on such balances from foreign currency exchange rate differences is recorded in Other (income) expense, net.

As of June 30, 2025, 2024, 2023 and 2022, the Company had $3, $5, $1 and $3 of restricted cash, respectively, which was included in Prepaid expenses and other current assets and Other assets.

Inventories

The Company values its inventories using both the First-In, First-Out (FIFO) and the Last-In, First-Out (LIFO) methods. The FIFO inventory is stated at the lower of cost or net realizable value, which includes any costs to sell or dispose. In addition, appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value. The LIFO inventory is stated at the lower of cost or market.

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are stated at cost. Depreciation and amortization expense are primarily calculated by the straight-line method using the estimated useful lives or lives determined by reference to the related lease contract in the case of leasehold improvements. The table below provides estimated useful lives of property, plant and equipment by asset classification.

Estimated Useful Lives
Buildings and leasehold improvements	5-40 years
Land improvements	10-30 years
Machinery and equipment	3-15 years
Computer equipment	3-5 years
Capitalized software costs	3-7 years

Finite-lived intangible assets are amortized over their estimated useful lives, which range from 7 to 30 years.

Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be fully recoverable. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the carrying value of the asset (or asset group) exceeds the estimated future undiscounted cash flows generated by the asset (or asset group). When impairment is indicated, an impairment charge is recorded for the difference between the carrying value of the asset (or asset group) and its estimated fair market value. Depending on the asset, estimated fair market value may be determined either by use of a discounted cash flow model or by reference to estimated selling values of assets in similar condition.

The Clorox Company 2025 Proxy Statement > Appendix A	A-28

Capitalization of Software Costs

The Company capitalizes certain qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees during the application development stage. Internal and external costs incurred during the preliminary project stage and post implementation-operation stage, mainly training and maintenance costs, are expensed as incurred. Once the application is substantially complete and ready for its intended use, qualifying costs are amortized on a straight-line basis over the software’s estimated useful life. Capitalized internal use software is included in Property, plant and equipment. Capitalized software as a service is included in Prepaid expenses and other current assets or Other assets and is amortized using the straight-line method over the term of the hosting arrangement which is typically no greater than 10 years.

Impairment Review of Goodwill and Indefinite-Lived Intangible Assets

The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually for impairment in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

With respect to goodwill, the Company has the option to first assess qualitative factors, such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over carrying value from a previous period’s impairment testing, other reporting unit specific operating results, microeconomic and macroeconomic factors, as well as new events and circumstances impacting the operations at the reporting unit level. The Company operates through strategic business units (SBUs) that are organized into the Company’s operating segments. Reporting units for goodwill impairment testing purposes were identified as the Company’s individual operating segments. If the result of a qualitative assessment indicates that it is more likely than not that a reporting unit is impaired, a quantitative test is performed. In the quantitative test, the Company compares the estimated fair value of the reporting unit to its carrying value. If the estimated fair value of any reporting unit is less than its carrying value, an impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses the discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of its future earnings and cash flows. Under this approach, which requires significant judgments, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the broader business strategy for the long term. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from a previous period’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative assessment indicates that it is more likely than not that the asset is impaired, a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses the DCF method under the relief from royalty income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows, as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results.

Leases

The Company determines whether an arrangement contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration and other facts and circumstances. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are calculated based on the lease liability adjusted for any lease payments paid to the lessor at or before the commencement date and initial direct costs incurred by the Company and excludes any lease incentives received from the lessor. The Company reviews ROU assets for impairment consistent with the approach applied for its other long-lived assets. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The lease term may include an option to extend or terminate the lease when it is reasonably certain that the Company will exercise that option as of the commencement date of the lease and is reviewed in subsequent periods if a triggering event occurs. As the Company’s leases typically do not contain a readily determinable implicit rate, the Company determines the present value of the lease liability using its incremental borrowing rate at the lease commencement date based on the lease term and the currency of the lease on a collateralized basis. Variable lease payments are the portion of lease payments that are not fixed over the lease term. Variable lease payments are expensed as incurred, and include certain non-lease components, such as maintenance and other services provided by the lessor, and other charges

The Clorox Company 2025 Proxy Statement > Appendix A	A-29

included in the lease, as applicable. The Company elected to combine lease and non-lease components as a single lease component and to exclude short-term leases, defined as leases with an initial term of 12 months or less, from its consolidated balance sheet.

Restructuring Liabilities

The Company incurs restructuring costs in connection with workforce reductions; consolidation or closure of a facility; sale or termination of a line of business; and other actions. Such costs include employee termination benefits (one-time arrangements and benefits attributable to prior service), termination of contractual obligations, noncash asset charges and other direct incremental costs.

The Company records employee termination liabilities once they are both probable and estimable for severance provided under the Company’s existing severance policy. Employee termination liabilities outside of the Company’s existing severance policy are recognized at the time relevant employees are notified, unless the employees will be retained to render service beyond a minimum retention period for transition purposes, in which case the liability is recognized ratably over the future service period. Other costs associated with a restructuring plan or exit or disposal activities, such as consulting and professional fees, facility exit costs, employee relocation, outplacement costs, accelerated depreciation or asset impairments associated with a restructuring plan, are recognized in the period in which the liability is incurred or the asset is impaired.

Stock-based Compensation

The Company grants various nonqualified stock-based compensation awards to eligible employees, including stock options, restricted stock awards and performance shares.

For stock options, the Company estimates the fair value of each award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping. The total number of stock options expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the requisite service period, adjusted for estimated forfeitures.

For restricted stock awards, the fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. Restricted stock awardees also receive dividend equivalent shares earned during the vesting period, upon vesting. Forfeitures are estimated based on historical data. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the requisite service period, adjusted for estimated forfeitures.

The Company’s performance shares provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The number of shares issued is dependent upon the achievement of specified performance targets. The performance period is three years and the payout determination is made at the end of the three-year performance period. Performance share awardees also receive dividend equivalent shares earned during the vesting period, upon vesting. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals.

Cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for stock-based payment arrangements (excess tax benefits) are classified as operating cash inflows.

Employee Benefits

The Company accounts for its retirement income and retirement health care plans using actuarial methods. These methods use an attribution approach that generally spreads “plan events” over the service lives or expected lifetime (for frozen plans) of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such as the expected return on plan assets, discount rate, rate of compensation increase and certain employee-related factors, such as retirement age and mortality. The principle underlying the attribution approach is that employees render service over their employment period on a relatively “smooth” basis and, therefore, the statements of earnings effects of retirement income and retirement health care plans are recognized in the same pattern. One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The expected return on plan assets may result in recognized expense or income that differs from the actual returns of those plan assets in any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns and, therefore, the expectation is that the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The Company uses a market-related value method for calculating plan assets for purposes of determining the amortization of actuarial gains and losses. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining

The Clorox Company 2025 Proxy Statement > Appendix A	A-30

service period or expected lifetime (for frozen plans) of the plan participants using the corridor approach. Under this approach, only actuarial gains (losses) that exceed 5% of the greater of the projected benefit obligation or the market-related value of assets are amortized to the Company’s net periodic benefit cost. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment, but before retirement, that includes medical, dental, vision, life and other benefits.

Environmental Costs

The Company is involved in certain environmental remediation and ongoing compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and based upon a reasonable estimate of the liability. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental conditions. The accrual for environmental matters is included in Accounts payable and accrued liabilities and Other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to uncertainty regarding the timing of future payments.

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished product to customers. Revenue is recognized at the point in time when performance obligations under the terms of customer contracts are satisfied, which is when ownership, risks and rewards transfer, and can be on the date of shipment or the date of receipt by the customer, depending upon the particular customer arrangement. Shipping and handling activities are accounted for as contract fulfillment costs and included within Cost of products sold. After the completion of the performance obligation, there is an unconditional right to consideration as outlined in the contract. A right is considered unconditional if nothing other than the passage of time is required before payment of that consideration is due. The Company typically collects its customer receivables within two months. All performance obligations under the terms of contracts with customers have an original duration of one year or less.

The Company has trade promotion programs, which primarily include shelf price reductions, in-store merchandising and consumer coupons. The costs of such activities, defined as variable consideration under Accounting Standards Codification 606, “Revenue from Contracts with Customers,”

are netted against sales and recorded when the related sales take place. Accruals for trade promotion programs are established based on the Company’s best estimate of the amounts necessary to settle existing and future obligations for products sold as of the balance sheet date. Amounts accrued for trade promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, product availability and historical consumer redemption rates.

The Company provides an allowance for doubtful accounts based on its historical experience and ongoing assessment of its customers’ credit risk and aging. Customer receivables are presented net of an allowance for doubtful accounts of $6 and $5 as of June 30, 2025 and 2024, respectively. Receivables, net, include non-customer receivables of $16 and $39 as of June 30, 2025 and 2024, respectively, and related allowance of $0 and $3 as of June 30, 2025 and 2024, respectively.

Cost of Products Sold

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract manufacturing fees, shipping and handling, customs and duties, warehousing, package design, depreciation, amortization, direct and indirect labor and operating costs for the Company’s manufacturing and distribution facilities, including salary, benefit costs and incentive compensation, and royalties and other charges related to the Company’s Glad Venture Agreement (See Note 8).

Costs associated with developing and designing new packaging, including design, artwork, films and labeling, are expensed as incurred and included within Cost of products sold.

Selling and Administrative Expenses

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services and other operating costs (such as software and licensing costs) associated with the Company’s non- manufacturing, non-research and development operations.

Advertising and Research and Development Costs

The Company expenses advertising and research and development costs in the period incurred.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax basis. Management reviews

The Clorox Company 2025 Proxy Statement > Appendix A	A-31

the Company’s deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

Foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion and determined that none of the undistributed earnings of its foreign subsidiaries are indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable.

The Company accounts for the tax on global intangible low-taxed income (GILTI) as a period cost.

Foreign Currency Transactions and Translation

Local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of Other (income) expense, net. In addition, certain assets and liabilities denominated in currencies other than a foreign subsidiary’s functional currency are reported on the subsidiary’s books in its functional currency, with the impact from exchange rate differences recorded in Other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, while income and expenses are translated at the respective average monthly exchange rates during the year.

Gains and losses on foreign currency translations are reported as a component of Other comprehensive (loss) income. The income tax effect of currency translation adjustments is recorded as a component of deferred taxes with an offset to Other comprehensive (loss) income where appropriate.

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina was designated as a highly inflationary economy, since it experienced cumulative inflation of approximately 100 percent or more over a three-year period. As a result, beginning July 1, 2018, the U.S. dollar replaced the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina (collectively, “Clorox Argentina”). Consequently, gains and losses from non-U.S. dollar denominated monetary assets and liabilities for Clorox Argentina prior to divestment in fiscal year 2024 were recognized in Other (income) expense, net in the consolidated statements of earnings.

Derivative Instruments

The Company’s use of derivative instruments, principally exchange-traded futures and options contracts, and over- the counter swaps and forward contracts, is limited to non-trading purposes and is designed to partially manage exposure to changes in commodity prices, foreign currencies and interest rates. The Company’s contracts are hedges for transactions with notional amounts and periods consistent with the related exposures and do not constitute investments independent of these exposures.

The changes in the fair value (i.e., gains or losses) of a derivative instrument are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income depending on whether, for accounting purposes, it has been designated and qualifies as an accounting hedge and, if so, on the type of hedging relationship. The criteria used to determine if hedge accounting treatment is appropriate are: (a) formal designation and documentation of the hedging relationship, the risk management objective and hedging strategy at hedge inception; (b) eligibility of hedged items, transactions and corresponding hedging instrument; and (c) effectiveness of the hedging relationship both at inception of the hedge and on an ongoing basis in achieving the hedging objectives. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity futures, options and swaps contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory and interest rate contracts for forecasted interest payments as cash flow hedges. During the fiscal years ended June 30, 2025, 2024 and 2023, the Company had no hedging instruments designated as fair value hedges.

For derivative instruments designated and qualifying as cash flow hedges, gains or losses are reported as a component of Other comprehensive (loss) income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. From time to time, the Company may have contracts not designated as hedges for accounting purposes, for which it recognizes changes in the fair value in the consolidated statements of earnings in the current period. Cash flows from hedging activities are classified as operating activities in the consolidated statements of cash flows.

The Clorox Company 2025 Proxy Statement > Appendix A	A-32

Recently Issued Accounting Standards

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2024-03, “Income Statement Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses.” These amendments primarily require enhanced quantitative and qualitative disclosures in the notes to the financial statements for specific expense categories underlying the expenses presented on the income statement. These amendments are to be applied prospectively to financial statements issued after the effective date or retrospectively to any or all periods presented in the financial statements. Early adoption is permitted. The standard will be effective for annual periods beginning after December 15, 2026, and subsequent interim periods. The Company is currently evaluating the impact that the adoption of this guidance will have on the Company’s disclosures.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” These amendments primarily require enhanced disclosures and disaggregation of income tax information by jurisdiction in the annual income tax reconciliation and quantitative and qualitative disclosures regarding income taxes paid. These amendments are to be applied prospectively, with the option to apply the standard retrospectively, for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on the Company’s disclosures.

Recently Adopted Accounting Standards

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” These amendments primarily require enhanced disclosures about significant segment expenses regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss. The ASU also requires all annual disclosures currently required by Topic 280 to be included in interim periods. These amendments are to be applied retrospectively for all periods presented in the financial statements and are effective for the annual period beginning July 1, 2024 and interim periods beginning July 1, 2025. The Company adopted the standard in the fourth quarter of fiscal year 2025 and has applied the provisions to each period presented in the consolidated financial statements.

In September 2022, the FASB issued ASU No. 2022-04, “Liabilities - Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations.” These amendments require disclosure of the key terms of outstanding supplier finance programs and a rollforward of the related obligations. These amendments are effective for fiscal years beginning after December 15, 2022, except for the amendment on rollforward information, which is effective for fiscal years beginning after December 15, 2023. The Company adopted the standard as of July 1, 2023, except for the rollforward information, which the Company adopted for the fiscal year ending June 30, 2025. The adoption relates to disclosures only and does not have an impact on the consolidated financial statements, results of operations, or cash flows.

NOTE 2. DIVESTITURES

Divestiture of Better Health Vitamins, Minerals and Supplements (VMS) Business

On September 10, 2024, the Company completed the divestiture of its Better Health VMS business in its entirety to an affiliate of Piping Rock Health Products, LLC. The divested business includes the Natural Vitality, NeoCell, Rainbow Light and RenewLife brands, relevant trademarks and licenses, and associated manufacturing and distribution facilities in Sunrise, Florida. The transaction reflects the Company’s commitment to continue evolving its portfolio to reduce volatility and accelerate sales growth, as well as structurally improve its margin, in service of driving more consistent and profitable growth over time. The transaction was executed pursuant to a purchase agreement. As a result of the transaction, the Company recorded an after tax loss of $118 during fiscal year 2025.

The major classes of assets and liabilities of the Better Health VMS business divested as of September 10, 2024 were as follows:

Divestiture
Working capital	$ 41
Property, plant and equipment, net	59
Trademarks, net	37
Other intangible assets, net	58
Other assets(1)	45
Other liabilities	(1)
Net assets divested	$ 239

(1)	Includes net deferred tax assets of $45.

The following table presents net sales of the Better Health VMS business, which includes the financial results up to September 10, 2024, the date of sale, for fiscal years ended June 30:

2025		2024	2023
Net sales	$ 38	$ 221	$ 240

Divestiture of Argentina Business

On March 20, 2024, the Company completed the sale of its Argentina business, which consisted of two production plants in Argentina as well as the rights to the Company’s brands in Argentina, Uruguay and Paraguay, to Apex Capital and an investment group. The transaction is in support of the Company’s IGNITE strategy and the commitment to evolve the Company’s portfolio to increase focus on its core business to drive more consistent, profitable growth.

The transaction was executed pursuant to a stock purchase agreement, which covered all the outstanding stock of the Clorox Argentina S.A. and Clorox Uruguay S.A. As a result of the transaction, the Company recorded a pre-tax loss of $240 during the third quarter of fiscal year 2024, primarily due to the one-time noncash impact of the release of the cumulative translation adjustment losses of $223 related to these entities that had previously been recorded in Accumulated other comprehensive net (loss) income.

The Clorox Company 2025 Proxy Statement > Appendix A	A-33

The major classes of assets and liabilities of the Argentina business divested as of March 20, 2024 were as follows:

Divestiture
Working capital, net	$ 31
Property, plant and equipment, net	18
Goodwill(1)	16
Other assets	3
Other liabilities	(3)
Net assets divested	$ 65

(1)	Goodwill corresponding to the International reportable segment.

The following table presents net sales of the Argentina business, which includes the financial results up to March 20, 2024, the date of sale, for fiscal years ended June 30:

2024		2023
Net sales	$ 123	$ 172

The divestitures of the Company’s Better Health VMS and Argentina businesses do not meet the criteria to be reported as discontinued operations in the consolidated financial statements as the Company’s decision to divest these businesses did not represent a strategic shift that will have a major effect on the Company’s operations and financial results.

NOTE 3. AUGUST 2023 CYBERATTACK

On Monday, August 14, 2023, the Company identified unauthorized activity on some of its Information Technology (IT) systems and immediately began taking steps to stop and remediate the activity. The Company took certain systems offline, engaged third-party cybersecurity experts and implemented its business continuity plans. However, the incident resulted in wide-scale disruptions to the Company’s business operations. The impacts of these system disruptions resulted in a negative impact on net sales and earnings. The Company experienced lessening operational impacts in the second quarter of fiscal year 2024 and has since returned to normalized operations.

The Company recorded insurance recoveries of $70 in fiscal year 2025 and incurred incremental expenses, net of insurance recoveries, of approximately $29 in fiscal year 2024 as a result of the cyberattack. The following table summarizes the recognition of (insurance recoveries) and costs in the consolidated statements of earnings and comprehensive income for the fiscal years ended June 30:

2025		2024
Costs of products sold	$ (5)	$ 17
Selling and administrative expenses	—	12
Other (income) expense, net	(65)	—
Total	$ (70)	$ 29

The costs incurred related primarily to third-party consulting services, including IT recovery and forensic experts and other professional services incurred to investigate and remediate the attack, as well as incremental operating costs incurred from the resulting disruption to the Company’s business operations. The Company does not expect to incur significant costs related to the cyberattack in future periods. No additional insurance recoveries related to the cyberattack are anticipated. Insurance recoveries are classified consistent with the expenses to which they relate. Business interruption and other insurance recoveries that do not correspond directly to previously incurred expenses are recognized in Other (income) expense, net.

NOTE 4. RESTRUCTURING AND RELATED COSTS

Beginning in the first quarter of fiscal year 2023, the Company recognized costs related to a plan that involves streamlining its operating model to meet its objectives of driving growth and productivity. The implementation of this new model was completed in fiscal year 2024 and is expected to enhance the Company’s ability to respond more quickly to changing consumer behaviors and innovate faster. There were no restructuring and related implementation costs associated with the streamlined operating model incurred in fiscal year 2025.

The total restructuring and related implementation costs, net associated with the Company’s streamlined operating model plan as reflected in the consolidated statements of earnings and comprehensive income for the fiscal years ended June 30 were:

2024		2023
Costs of products sold	$ —	$ (3)
Selling and administrative expenses	16	12
Research and development	—	(1)
Other (income) expense, net:
Employee-related costs	10	52
Asset impairments	6	—
Total Other (income) expense, net:	16	52
Total, net	$ 32	$ 60

Employee-related costs primarily include severance and other termination benefits calculated based on salary levels, prior service and statutory requirements. Other costs primarily include consulting fees incurred for the organizational design and implementation of the streamlined operating model, related processes and other professional fees incurred.

The Company may, from time to time, decide to pursue additional restructuring-related initiatives that involve costs in future periods.

The Clorox Company 2025 Proxy Statement > Appendix A	A-34

The following table reconciles the accrual for the streamlined operating model restructuring and related implementation costs discussed above, which are recorded within Accounts payable and accrued liabilities in the consolidated balance sheets as follows for the fiscal years ended June 30:

Employee- Related Costs		Other	Total
Accrual Balance as of June 30, 2023	$ 23	$ 5	$ 28
Charges	10	19	29
Cash payments	(25)	(13)	(38)
Accrual Balance as of June 30, 2024	$ 8	$ 11	$ 19
Charges	—	—	—
Cash payments	(8)	(11)	(19)
Accrual Balance as of June 30, 2025	$ —	$ —	$ —

NOTE 5. INVENTORIES, NET

Inventories, net consisted of the following as of June 30:

2025		2024
Finished goods	$ 447	$ 556
Raw materials and packaging	141	172
Work in process	15	9
LIFO allowances	(80)	(98)
Total inventories, net	523	639
Non-current inventories, net(1)	—	2
Total current inventories, net	$ 523	$ 637

(1)	Non-current inventories, net is recorded in Other assets.

The LIFO method was used to value approximately 36% of inventories as of June 30, 2025 and 2024, respectively. The carrying values for all other inventories are determined on the FIFO method. The effect on earnings of the liquidation of LIFO layers was insignificant for each of the fiscal years ended June 30, 2025, 2024 and 2023.

NOTE 6. PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment, net, consisted of the following as of June 30:

	2025	2024
Land and improvements	$ 169	$ 174
Buildings	799	816
Machinery and equipment	2,468	2,398
Capitalized software costs	426	413
Computer equipment	162	137
Construction in progress	154	198
Total	4,178	4,136
Less: Accumulated depreciation and amortization	(2,911)	(2,821)
Property, plant and equipment, net	$ 1,267	$ 1,315

Depreciation and amortization expense related to property, plant and equipment, net, was $198, $206 and $206 in fiscal years 2025, 2024 and 2023, respectively, of which $7, $10 and $10 were related to amortization of capitalized software, respectively.

Noncash capital expenditures were $0, $5 and $9 for fiscal years, 2025, 2024 and 2023, respectively. There were no significant asset retirement obligations recorded and included in Buildings above for both fiscal years 2025 and 2024.

NOTE 7. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment and Corporate and Other for the fiscal years ended June 30, 2025 and 2024 were as follows:

	Goodwill
	Health and Wellness	Household	Lifestyle	International	Corporate and Other	Total
Balance as of June 30, 2023	$ 323	$ 85	$ 244	$ 600	$ —	$ 1,252
Divestiture(1)	—	—	—	(16)	—	(16)
Effect of foreign currency translation	—	—	—	(8)	—	(8)
Balance as of June 30, 2024	$ 323	$ 85	$ 244	$ 576	$ —	$ 1,228
Effect of foreign currency translation	—	—	—	1	—	1
Balance as of June 30, 2025	$ 323	$ 85	$ 244	$ 577	$ —	$ 1,229

(1)	Reflects goodwill related to the divestiture of the Argentina business. See Note 2 for additional information.

The Clorox Company 2025 Proxy Statement > Appendix A	A-35

The changes in the carrying amount of trademarks and other intangible assets for the fiscal years ended June 30, 2025 and 2024 were as follows:

	As of June 30, 2025			As of June 30, 2024
	Gross carrying amount	Accumulated amortization/ Impairments	Net carrying amount	Gross carrying amount	Accumulated amortization/ Impairments	Net carrying amount
Trademarks with indefinite lives	$ 493	$ —	$ 493	$ 493	$ —	$ 493
Trademarks with finite lives(1)	33	24	9	83	38	45
Other intangible assets with finite lives(1)	468	404	64	578	435	143
Total	$ 994	$ 428	$ 566	$ 1,154	$ 473	$ 681

(1)	Decrease of Trademarks with finite lives and Other intangible assets with finite lives is primarily related to the divestiture of the Better Health VMS business. See Note 2 for additional information.

Amortization expense relating to the Company’s intangible assets was $21, $29 and $30 for the years ended June 30, 2025, 2024 and 2023, respectively. Estimated amortization expense for these intangible assets is $20, $20, $19, $2 and $2 for fiscal years 2026, 2027, 2028, 2029 and 2030, respectively.

Fiscal Year 2023 Impairments

During the third quarter of fiscal year 2023, management made a decision to narrow the focus on core brands and streamline investment levels in the Better Health VMS business. As a result, revisions were made to the internal financial projections and operational plans of the Better Health VMS business reflecting the Company’s current estimates regarding the future financial performance of these operations and macroeconomic factors. The revised estimated future cash flows reflected lower sales growth expectations and lower investment levels. These revisions were considered a triggering event requiring interim impairment assessments to be performed as part of the preparation of the quarterly financial statements on the global indefinite-lived trademarks, other long-term assets and the Better Health VMS reporting unit. Based on the outcome of these assessments, pre-tax, noncash impairment charges of $445 were recorded during fiscal year 2023. During the first quarter of fiscal year 2025, the Company completed the divestiture of the Better Health VMS business which includes the relevant intangibles. See Note 2 for additional information.

No other significant impairments were identified as a result of the Company’s impairment reviews during fiscal years 2025, 2024 and 2023.

NOTE 8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of June 30:

2025		2024
Accounts payable	$ 838	$ 950
Venture Agreement terminal obligation, net	501	—
Compensation and employee benefit costs	179	190
Trade and sales promotion costs	137	156
Dividends	27	25
Other	146	165
Total	$ 1,828	$ 1,486

Venture Agreement

The Company has an agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business. In connection with this agreement, P&G provides research and development (R&D) support to the Glad business. As of both June 30, 2025 and 2024, P&G had a 20% interest in the venture. The Company pays a royalty to P&G for its interest in the profits, losses and cash flows, as contractually defined, of the Glad business, which is included in Cost of products sold.

The term of this agreement was to expire in January 2026, unless the parties agreed, on or prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. Since the parties jointly did not opt to further extend the term of the agreement for another seven years or agree to take some other relevant action on or before January 31, 2025, the agreement will terminate in accordance with its terms in January 2026.

The Clorox Company 2025 Proxy Statement > Appendix A	A-36

Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. As of June 30, 2025, the estimated fair value of P&G’s interest was $476, of which $501 was recognized and reflected in Accounts payable and accrued liabilities as it is reasonably expected to be settled within one year. As of June 30, 2024, the estimated fair value of P&G’s interest was $531, of which $510 was recognized and reflected in Other liabilities.

The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. Following termination, the Glad business will retain the exclusive core intellectual property licenses contributed by P&G on a royalty-free basis for the licensed products marketed.

NOTE 9. SUPPLY CHAIN FINANCING PROGRAM

The Company has arranged for a global financial institution to offer a voluntary supply chain finance (SCF) program for the benefit of the Company’s suppliers. The Company’s current payment terms do not exceed 120 days in keeping with industry standards. The Company’s operating cash flows are directly impacted as a result of the extension of payment terms with suppliers. The SCF program enables suppliers to directly contract with the financial institution to receive payment from the financial institution prior to the payment terms between the Company and the supplier by selling the Company’s payables to the financial institution. Participation in the program is at the sole discretion of the supplier and the Company has no economic interest in a supplier’s decision to enter into the agreement and has no direct financial relationship with the financial institution, as it relates to the SCF program. Once a supplier elects to participate in the SCF program and reaches an agreement with the financial institution, the supplier elects which individual Company invoices to sell to the financial institution. The terms of the Company’s payment obligations are not impacted by a supplier’s participation in the program and as such, the SCF program has no direct impact on the Company’s balance sheets or liquidity. The Company has not pledged any assets as security or provided guarantees under the SCF program.

All confirmed outstanding amounts related to suppliers participating in the SCF program are recorded within Accounts payable and accrued liabilities in the consolidated balance sheets and the associated payments are included in operating activities within the consolidated statements of cash flows. The rollforward of the Company’s outstanding obligations confirmed as valid under its SCF program for the fiscal years ended June 30, are as follows:

Total
Confirmed obligation as of June 30, 2024	$ 205
Confirmed invoice additions	794
Confirmed invoices paid	(763)
Confirmed obligation as of June 30, 2025	$ 236

NOTE 10. DEBT

Short-term borrowings

Notes and loans payable are borrowings that mature in less than one year, primarily consisting of U.S. commercial paper issued by the Company and borrowings under the Company’s revolving credit agreements. Notes and loans payable was $4 as of both June 30, 2025 and 2024, respectively.

The weighted average interest rates incurred on average outstanding notes and loans payable during each of the fiscal years ended June 30, 2025, 2024 and 2023, including fees associated with the Company’s revolving credit agreements, were 4.50%, 4.77% and 3.48% respectively.

Long-term borrowings

Long-term debt, carried at face value net of unamortized discounts, premiums and debt issuance costs, included the following as of June 30:

	2025	2024
Senior unsecured notes and debentures:
3.10%, $400 due October 2027	$399	$399
3.90%, $500 due May 2028	499	498
4.40%, $500 due May 2029	496	495
1.80%, $500 due May 2030	496	495
4.60%, $600 due May 2032	594	594
Total	2,484	2,481
Less: Current maturities of long-term debt	—	—
Long-term debt	$2,484	$2,481

The weighted average interest rates incurred on average outstanding long-term debt during each of the fiscal years ended June 30, 2025, 2024 and 2023, was 3.25%. The weighted average effective interest rates on long-term debt balances as of both June 30, 2025 and 2024 was 3.25%.

Long-term debt maturities as of June 30, 2025, were $0 in fiscal years 2026 through 2027, $900 in fiscal year 2028, $500 in fiscal year 2029, $500 in fiscal year 2030 and $600 thereafter.

Credit arrangements

On March 25, 2025, the Company entered into a new $1,200 revolving credit agreement (the Credit Agreement) that matures in March 2030. The Credit Agreement replaced a prior $1,200 revolving credit agreement (the Prior Credit Agreement) in place since March 2022. The Company did not incur any termination fees or penalties in connection with entering the new agreement, which was considered a debt modification. There were no borrowings under either the Credit Agreement or the Prior Credit Agreement as of June 30, 2025 and 2024, respectively, and the Company believes that borrowings under the Credit Agreement will continue to be available for general corporate purposes. The Credit Agreement includes certain restrictive covenants and limitations consistent with

The Clorox Company 2025 Proxy Statement > Appendix A	A-37

the previous agreement, with which the Company was in compliance as of both June 30, 2025 and 2024.

The Company’s borrowing capacity under the revolving credit agreements and other financing arrangements as of June 30 was as follows:

2025		2024
Revolving credit facility	$ 1,200	$ 1,200
Foreign and other credit lines	34	34
Total	$ 1,234	$ 1,234

Of the $34 of foreign and other credit lines as of June 30, 2025, $7 was outstanding and the remainder of $27 was available for borrowing. Of the $34 of foreign and other credit lines as of June 30, 2024, $9 was outstanding and the remainder of $25 was available for borrowing.

NOTE 11. OTHER LIABILITIES

Other liabilities consisted of the following as of June 30:

2025		2024
Venture Agreement terminal obligation, net(1)	$ —	$ 510
Employee benefit obligations	267	263
Taxes	31	25
Environmental liabilities	25	24
Other	28	26
Total	$ 351	$ 848

(1)	As of June 30, 2025, the Venture Agreement terminal obligation, net was reflected in Accounts payable and accrued liabilities. See Note 8 for further information.

NOTE 12. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Financial Risk Management and Derivative Instruments

The Company is exposed to certain commodity, foreign currency and interest rate risks related to its ongoing business operations and uses derivative instruments to mitigate its exposure to these risks.

Commodity Price Risk Management

The Company may use commodity futures, options and swap contracts to limit the impact of price volatility on a portion of its forecasted raw material requirements. These commodity derivatives may be exchange traded or over-the-counter contracts and generally have original contractual maturities of less than 2 years. Commodity purchase and option contracts are measured at fair value using market quotations obtained from the Chicago Board of Trade commodity futures exchange and commodity derivative dealers.

As of June 30, 2025, the notional amount of commodity derivatives was $36, of which $22 related to soybean oil futures used for the food business and $14 related to jet fuel swaps used for the grilling business. As of June 30, 2024, the notional amount of commodity derivatives was $38, of which $27 related to soybean oil futures and $11 related to jet fuel swaps.

Foreign Currency Risk Management

The Company may also enter into certain over-the-counter derivative contracts to manage a portion of the Company’s forecasted foreign currency exposure associated with the purchase of inventory. These foreign currency contracts generally have original contractual maturities of less than 2 years. The foreign exchange contracts are measured at fair value using information quoted by foreign exchange dealers.

The notional amounts of outstanding foreign currency forward contracts used by the Company’s subsidiaries to hedge forecasted purchases of inventory were $67 and $29 as of June 30, 2025 and 2024, respectively.

Interest Rate Risk Management

The Company may enter into over-the-counter interest rate contracts to fix a portion of the benchmark interest rate prior to the anticipated issuance of fixed rate debt. These interest rate contracts generally have original contractual maturities of less than 3 years. The interest rate contracts are measured at fair value using information quoted by bond dealers.

The Company held no interest rate contracts as of both June 30, 2025 and 2024.

The Clorox Company 2025 Proxy Statement > Appendix A	A-38

Commodity, Foreign Exchange and Interest Rate Derivatives

The Company designates its commodity forward, futures and options contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate contracts for forecasted interest payments as cash flow hedges.

The effects of derivative instruments designated as hedging instruments on Other comprehensive (loss) income and Net earnings were as follows during the fiscal years ended June 30:

	Gains (losses) recognized in Other comprehensive (loss) income
	2025	2024	2023
Commodity purchase derivative contracts	$ 1	$ (8)	$ (6)
Foreign exchange derivative contracts	(1)	—	—
Total	$ —	$ (8)	$ (6)

Location of gains (losses) reclassified from Accumulated other comprehensive net (loss) income into Net earnings		Gains (losses) reclassified from Accumulated other comprehensive net (loss) income and recognized in Net earnings
		2025	2024	2023
Commodity purchase derivative contracts	Cost of products sold	$ (7)	$ (6)	$ 5
Foreign exchange derivative contracts	Cost of products sold	—	—	1
Interest rate derivative contracts	Interest expense	13	13	13
Total		$ 6	$ 7	$ 19

The estimated amount of the existing net gain (loss) in Accumulated other comprehensive net (loss) income as of June 30, 2025 that is expected to be reclassified into Net earnings within the next twelve months is $14.

Counterparty Risk Management and Derivative Contract Requirements

The Company utilizes a variety of financial institutions as counterparties for over-the-counter derivative instruments. The Company enters into agreements governing the use of over- the-counter derivative instruments and sets internal limits on the aggregate over-the-counter derivative instrument positions held with each counterparty. Certain terms of these agreements require the Company or the counterparty to post collateral when the fair value of the derivative instruments exceeds contractually defined counterparty liability position limits. Of the over-the- counter derivative instruments in liability positions, $2 and $0 contained such terms as of June 30, 2025 and 2024, respectively. As of both June 30, 2025 and 2024, neither the Company nor any counterparty was required to post any collateral as no counterparty liability position limits were exceeded.

Certain terms of the agreements governing the Company’s over-the-counter derivative instruments require the Company’s credit ratings, as assigned by Standard & Poor’s and Moody’s to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment grade credit rating. If the Company’s credit ratings were to fall below investment grade, the counterparties to the derivative instruments could request full collateralization on derivative instruments in net liability positions. As of both June 30, 2025 and 2024, the Company and each of its counterparties had been assigned investment grade ratings by both Standard & Poor’s and Moody’s.

Certain of the Company’s exchange-traded futures and options contracts used for commodity price risk management include requirements for the Company to post collateral in the form of a cash margin account held by the Company’s broker for trades conducted on that exchange. As of June 30, 2025 and 2024, the Company maintained required cash margin balances related to exchange-traded futures and options contracts of $2 and $3, respectively, which are classified as Prepaid expenses and other current assets on the consolidated balance sheets.

Trust Assets

The Company holds interests in mutual funds and cash equivalents as part of trust assets related to its nonqualified deferred compensation plans. The participants in the nonqualified deferred compensation plans, who are the Company’s current and former employees, may select among certain mutual funds in which their compensation deferrals are invested in accordance with the terms of the plans and within the confines of the trusts, which hold the marketable securities. The trusts represent variable interest entities for which the Company is considered the primary beneficiary, and, therefore, trust assets are consolidated and included in Other assets in the consolidated balance sheets. The gains and losses on the trust assets are recorded in Other (income) expense, net in the consolidated statements of earnings. The interests in mutual funds are measured at fair value using quoted market prices. The Company has designated these marketable securities as trading investments.

The Clorox Company 2025 Proxy Statement > Appendix A	A-39

As of June 30, 2025, the balance of the trust assets related to the Company’s nonqualified deferred compensation plans increased by $15 as compared to June 30, 2024.

Fair Value of Financial Instruments

Financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are required to be classified and disclosed in one of the following three categories of the fair value hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

As of June 30, 2025 and 2024, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period included derivative financial instruments, which were classified as either Level 1 or Level 2, and trust assets to fund the Company’s nonqualified deferred compensation plans, which were classified as Level 1.

All of the Company’s derivative instruments qualify for hedge accounting. The following table provides information about the balance sheet classification and the fair values of the Company’s derivative instruments:

			2025		2024
	Balance Sheet Classification	Fair Value Hierarchy Level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Commodity purchase futures contracts	Prepaid expenses and other current assets	1	$ 3	$ 3	$ —	$ —
Commodity purchase swaps contracts	Prepaid expenses and other current assets	2	—	—	1	1
Commodity purchase futures contracts	Other assets	1	1	1	—	—
			$ 4	$ 4	$ 1	$ 1
Liabilities
Commodity purchase futures contracts	Accounts payable and accrued liabilities	1	$ —	$ —	$ 2	$ 2
Commodity purchase swaps contracts	Accounts payable and accrued liabilities	2	1	1	—	—
Foreign exchange forward contracts	Accounts payable and accrued liabilities	2	$ 1	1	—	—
			$ 2	$ 2	$ 2	$ 2

The following table provides information about the balance sheet classification and the fair values of the Company’s other assets and liabilities for which disclosure of fair value is required:

			2025		2024
	Balance sheet classification	Fair Value Hierarchy Level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Interest-bearing investments, including money market funds	Cash and cash equivalents(1)	1	$ 54	$ 54	$ 95	$ 95
Time deposits	Cash and cash equivalents(1)	2	10	10	9	9
Trust assets for nonqualified deferred compensation plans	Other assets	1	169	169	154	154
			$ 233	$ 233	$ 258	$ 258
Liabilities
Notes and loans payable	Notes and loans payable(2)	2	$ 4	$ 4	$ 4	$ 4
Long-term debt	Long-term debt(3)	2	2,484	2,431	2,481	2,341
			$ 2,488	$ 2,435	$ 2,485	$ 2,345

The Clorox Company 2025 Proxy Statement > Appendix A	A-40

(1)	Cash and cash equivalents are composed of time deposits and other interest-bearing investments, including money market funds with original maturity dates of 90 days or less. Cash and cash equivalents are recorded at cost, which approximates fair value.

(2)	Notes and loans payable are composed of outstanding U.S. commercial paper balances and/or amounts drawn on the Company’s credit agreements, all of which are recorded at cost, which approximates fair value.

(3)	Long-term debt is recorded at cost. The fair value of Long-term debt was determined using secondary market prices quoted by corporate bond dealers, and is classified as Level 2.

NOTE 13. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS

Contingencies

The Company is involved in certain environmental matters, including response actions at various locations. The Company had recorded liabilities totaling $27 and $28 as of June 30, 2025 and 2024, respectively, for its share of aggregate future remediation costs related to these matters.

One matter, which accounted for $12 of the recorded liability as of both June 30, 2025 and 2024 relates to environmental costs associated with one of the Company’s former operations at a site located in Alameda County, California. In November 2016, at the request of regulators and with the assistance of environmental consultants, the Company submitted a Feasibility Study that evaluated various options for managing groundwater at the site and included estimates of the related costs. Following further discussions with the regulators in 2017, the Company recorded an undiscounted liability for costs estimated to be incurred over a 30-year period, based on one of the options in the Feasibility Study related to groundwater. In September 2021, as a result of an additional study and further discussions with regulators, the Company submitted a Soil Vapor Intrusion Report to the regulators. In January 2023, the regulators issued a new order directing the Company and the current property owner to conduct a Remedial Investigation and then prepare a Feasibility Study to evaluate and remediate impacts to soil, groundwater, soil vapor and indoor air. While the Company believes its latest estimates of remediation costs (including any related to soil, groundwater, soil vapor and indoor air impacts) are reasonable, the ultimate remediation requirements are not yet finalized and the regulators could require the Company to implement remediation actions for a longer period or take additional actions, which could include estimated undiscounted costs in the aggregate of up to approximately $28 over an estimated 30-year period, or require the Company to take different actions and incur additional costs.

Another matter in Dickinson County, Michigan, at the site of one of the Company’s former operations for which the Company is jointly and severally liable, accounted for $10 of the recorded liability as of both June 30, 2025 and 2024. This amount reflects the Company’s agreement to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing agreement with a third party. If the third party is unable to pay its share of the response and remediation obligations, the Company may be responsible for such obligations. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an estimated 30-year remediation period. Although it is reasonably possible that the Company’s exposure may exceed the amount recorded for the Dickinson County matter, any amount of such additional exposures, or range of exposures, is not estimable at this time.

The Company’s estimated losses related to these matters are sensitive to a variety of uncertain factors, including the efficacy of any remediation efforts, changes in any remediation requirements and the future availability of alternative clean-up technologies. From time to time, the Company is subject to various legal proceedings, claims and other loss contingencies, including, without limitation, loss contingencies relating to contractual arrangements (including costs connected to the transition and unwinding of certain supply and manufacturing relationships), product liability, patents and trademarks, advertising, labor and employment, environmental, health and safety and other matters. With respect to these proceedings, claims and other loss contingencies, while considerable uncertainty exists, in the opinion of management at this time, the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

Guarantees

In conjunction with divestitures and other transactions, the Company has provided certain indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

The Company had not recorded any material liabilities on the aforementioned guarantees as of both June 30, 2025 and 2024.

The Company was a party to letters of credit of $18 as of both June 30, 2025 and 2024, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

The Clorox Company 2025 Proxy Statement > Appendix A	A-41

Commitments

The Company is a party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity must be made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The Company enters into purchase obligations based on expectations of future business needs. Many of these purchase obligations are flexible to allow for changes in the Company’s business and related requirements. As of June 30, 2025, the Company’s purchase obligations by purchase date were approximately as follows:

Year	Purchase Obligations
2026	$ 178
2027	110
2028	72
2029	53
2030	54
Thereafter	13
Total	$ 480

NOTE 14. LEASES

The Company leases various property, plant and equipment, including office, warehousing, manufacturing and research and development facilities and equipment. These leases have remaining lease terms of up to 32 years, inclusive of renewal or termination options that the Company is reasonably certain to exercise. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Supplemental balance sheet information related to the Company’s leases as of June 30 was as follows:

	Balance sheet classification	2025	2024
Operating leases
Right-of-use assets	Operating lease right-of-use assets	$ 333	$ 360
Current lease liabilities	Current operating lease liabilities	$ 87	$ 84
Non-current lease liabilities	Long-term operating lease liabilities	305	334
Total operating lease liabilities		$ 392	$ 418
Finance leases
Right-of-use assets	Other assets	$ 35	$ 33
Current lease liabilities	Accounts payable and accrued liabilities	$ 15	$ 13
Non-current lease liabilities	Other liabilities	21	21
Total finance lease liabilities		$ 36	$ 34

The Clorox Company 2025 Proxy Statement > Appendix A	A-42

Components of lease cost were as follows for the fiscal years ended June 30:

2025		2024	2023
Operating lease cost	$ 99	$ 97	$ 89
Finance lease cost:
Amortization of right-of-use assets	$ 15	$ 11	$ 9
Interest on lease liabilities	2	1	1
Total finance lease cost	$ 17	$ 12	$ 10
Variable lease cost	$ 56	$ 94	$ 87
Short term lease cost	$ 5	$ 3	$ 4

Supplemental cash flow information and noncash activity related to the Company’s leases were as follows during fiscal years ended June 30:

	2025	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases, net	$ 97	$ 97	$ 88
Operating cash flows from finance leases	2	1	1
Financing cash flows from finance leases	15	11	8
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$ 56	$ 113	$ 84
Finance leases	17	17	21

Weighted-average remaining lease term and discount rate for the Company’s leases were as follows as of fiscal year ended June 30:

	2025	2024
Weighted-average remaining lease term:
Operating leases	5 years	5 years
Finance leases	3 years	3 years
Weighted-average discount rate:
Operating leases	4.1%	3.6%
Finance leases	4.9%	5.1%

Maturities of lease liabilities by fiscal year for the Company’s leases as of June 30, 2025 were as follows:

Year	Operating leases	Finance leases
2026	$ 101	$ 16
2027	94	11
2028	82	5
2029	68	5
2030	51	2
Thereafter	36	—
Total lease payments	$ 432	$ 39
Less: Imputed interest	40	3
Total lease liabilities	$ 392	$ 36

Operating and finance lease payments presented in the table above exclude $0 and $10, respectively, of minimum lease payments signed but not yet commenced as of June 30, 2025.

On December 14, 2023, the Company completed an asset sale- leaseback transaction on a warehouse in Fairfield, California. The Company received proceeds of $19, net of selling costs. The asset had a carrying value of $3 and the transaction resulted in a $16 gain, which was recognized in Other (income) expense, net in the Health and Wellness segment. The leaseback is accounted for as an operating lease. The term of the lease is 8 years with options to extend the lease for two 5 year periods.

NOTE 15. STOCKHOLDERS’ EQUITY

Dividends per share paid to Clorox stockholders during the fiscal years ended June 30 were as follows:

	2025	2024	2023
Dividends per share paid	$ 4.88	$ 4.80	$ 4.72

On July 30, 2025, a cash dividend was declared in the amount of $1.24 per share payable on August 29, 2025 to common stockholders of record as of the close of business on August 13, 2025.

The Clorox Company 2025 Proxy Statement > Appendix A	A-43

Accumulated Other Comprehensive Net (Loss) Income

Changes in Accumulated other comprehensive net (loss) income attributable to Clorox by component were as follows for the fiscal years ended June 30:

Foreign currency translation adjustments		Net unrealized gains (losses) on derivatives	Pension and postretirement benefit adjustments	Accumulated other comprehensive net (loss) income
Balance as of June 30, 2022	$ (448)	$ 121	$ (152)	$ (479)
Other comprehensive (loss) income before reclassifications	1	(6)	1	(4)
Amounts reclassified from Accumulated other comprehensive net (loss) income	—	(19)	6	(13)
Income tax benefit (expense)	2	3	(2)	3
Net current period other comprehensive (loss) income	3	(22)	5	(14)
Balance as of June 30, 2023	(445)	99	(147)	(493)
Other comprehensive (loss) income before reclassifications	(16)	(8)	17	(7)
Amounts reclassified from Accumulated other comprehensive net (loss) income(1)(2)	223	(7)	174	390
Income tax benefit (expense)	(1)	1	(45)	(45)
Net current period other comprehensive (loss) income	206	(14)	146	338
Balance as of June 30, 2024	(239)	85	(1)	(155)
Other comprehensive (loss) income before reclassifications	5	—	2	7
Amounts reclassified from Accumulated other comprehensive net (loss) income	—	(6)	(2)	(8)
Income tax benefit (expense)	1	(2)	—	(1)
Net current period other comprehensive (loss) income	6	(8)	—	(2)
Balance as of June 30, 2025	$ (233)	$ 77	$ (1)	$ (157)

(1)	Includes the release of currency translation adjustment from the Argentina business divestiture. See Note 2 for additional details.
(2)	Includes recognition of pension settlement charge reclassified into Net earnings (losses). See Note 20 for additional details.

NOTE 16. NET EARNINGS PER SHARE (EPS)

The following is the reconciliation of the weighted average number of shares outstanding (in thousands) used to calculate basic net EPS to those used to calculate diluted net EPS for the fiscal years ended June 30:

2025		2024	2023
Basic	123,525	124,174	123,589
Dilutive effect of stock options and other	762	630	592
Diluted	124,287	124,804	124,181
Antidilutive stock options and other	3,085	2,704	1,444

Basic net earnings per share and Diluted net earnings per share are calculated on Net earnings attributable to Clorox.

NOTE 17. STOCK-BASED COMPENSATION PLANS

In November 2021, the Company’s stockholders voted to approve the amended and restated 2005 Stock Incentive Plan (the Plan). The Plan permits the Company to grant various nonqualified stock-based compensation awards, including stock options, restricted stock, performance shares, deferred stock units, stock appreciation rights and other stock-based awards. The Plan as amended and restated provides that the maximum number of shares which may be issued under the Plan will be 5 million common shares that may be issued for stock-based compensation purposes. As of June 30, 2025, the Company was authorized to grant up to approximately 5 million common shares, plus additional shares equal to shares that are potentially deliverable under an award that expires or are canceled, forfeited or settled without the delivery of shares, under the Plan. As of June 30, 2025, approximately 4 million common shares remained available for grant.

The Clorox Company 2025 Proxy Statement > Appendix A	A-44

Compensation cost and the related income tax benefit recognized for stock-based compensation plans were classified as indicated below for the fiscal years ended June 30:

2025		2024	2023
Cost of products sold	$ 7	$ 7	$ 7
Selling and administrative expenses	70	63	61
Research and development costs	4	4	5
Total compensation costs	$ 81	$ 74	$ 73
Related income tax benefit	$ 19	$ 18	$ 17

Cash received during fiscal years 2025, 2024 and 2023 from stock options exercised under all stock-based payment arrangements was $61, $23 and $52, respectively. The Company issues shares for stock-based compensation plans from treasury stock. The Company may repurchase stock under its Evergreen Program to offset the estimated impact of dilution related to stock-based awards.

Details regarding the valuation and accounting for stock options, restricted stock awards, performance shares and deferred stock units for non-employee directors follow.

Stock Options

There were no stock option awards granted during the fiscal years 2025 and 2024. The fair value of each stock option award granted during fiscal year 2023 was estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

2023
Expected life	5.3 years
Weighted-average expected life	5.3 years
Expected volatility	24.2%
Weighted-average volatility	24.2%
Risk-free interest rate	3.7%
Weighted-average risk-free interest rate	3.7%
Dividend yield	3.4%
Weighted-average dividend yield	3.4%

The expected life of the stock options is based on historical exercise patterns. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant.

Details of the Company’s stock option activities are summarized below:

Number of Shares (In thousands)		Weighted- Average Exercise Price per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding as of June 30, 2024	3,790	$ 150	4 years	$ 16
Granted	—
Exercised	(519)	125
Canceled	(114)	152
Options outstanding as of June 30, 2025	3,157	$ 154	4 years	$ 1
Options vested as of June 30, 2025	2,792	$ 154	3 years	$ 1

The weighted-average fair value per share of each option granted during fiscal year 2023, estimated at the grant date using the Black-Scholes option pricing model, was $26.95. The total intrinsic value of options exercised in fiscal years 2025, 2024 and 2023 was $19, $12 and $27, respectively.

Stock option awards outstanding as of June 30, 2025, have been granted at prices that are equal to the market value of the stock on the date of grant. Stock option grants generally vest over 4 years and expire no later than 10 years after the grant date. The Company recognizes compensation expense on a straight-line basis over the vesting period. Awards to employees eligible for retirement

The Clorox Company 2025 Proxy Statement > Appendix A	A-45

prior to the award becoming fully vested are amortized to compensation expense from the grant date through the date that the employee is no longer required to provide service to earn the award. As of June 30, 2025, there was $2 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted- average vesting period of 1 year, subject to forfeiture changes.

Restricted Stock Awards

The fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally 3 to 4 years. Awards to employees eligible for retirement prior to the award becoming fully vested are amortized to compensation expense from the grant date through the date that the employee is no longer required to provide service to earn the award. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Restricted stock awardees receive share equivalents for dividends earned during the vesting period, upon vesting.

As of June 30, 2025, there was $43 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of 2 years. The total fair value of the shares that vested in each of the fiscal years 2025, 2024 and 2023 was $42, $28 and $22, respectively. The weighted-average grant-date fair value of awards granted was $160.05, $138.51 and $143.20 per share for fiscal years 2025, 2024 and 2023, respectively.

A summary of the status of the Company’s restricted stock awards is presented below:

Number of Shares (In thousands)		Weighted- Average Grant Date Fair Value per Share
Restricted stock awards as of June 30, 2024	721	$ 145
Granted	376	160
Vested	(279)	151
Forfeited	(64)	147
Restricted stock awards as of June 30, 2025	754	$ 150

Performance Shares

The fair value of performance shares is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight line basis over the related vesting periods, which are generally 3 years. Awards to employees eligible for retirement prior to the award becoming fully vested are amortized to compensation expense from the grant date through the date that the employee is no longer required to provide service to earn the award.

Performance share awardees receive share equivalents for dividends earned during the vesting period, upon vesting.

As of June 30, 2025, there was $16 in unrecognized compensation cost related to non-vested performance shares that is expected to be recognized over a remaining weighted-average performance period of 2 years. The weighted-average grant- date fair value of awards granted was $162.85, $140.39 and $141.90 per share for fiscal years 2025, 2024 and 2023, respectively.

A summary of the status of the Company’s performance share awards is presented below:

Number of Shares (In thousands)		Weighted- Average Grant Date Fair Value per Share
Performance share awards as of June 30, 2024	483	$ 148
Granted	222	163
Distributed	(73)	156
Forfeited	(19)	145
Performance share awards as of June 30, 2025	613	153
Performance shares vested and deferred as of June 30, 2025	149	$ 166

The non-vested performance shares outstanding as of June 30, 2025 and 2024 were 464,000 and 400,000, respectively, and the weighted average grant date fair value was $148.45 and $145.06 per share, respectively. During fiscal year 2025, 138,000 shares vested. The total fair value of shares vested was $22, $12 and $12 during fiscal years 2025, 2024 and 2023, respectively. Upon vesting, the recipients of the grants receive the distribution as shares or, if previously elected by eligible recipients, as deferred stock. Deferred shares continue to accrue dividends, which are also deferred.

Deferred Stock Units for Nonemployee Directors

Nonemployee directors receive annual grants of deferred stock units under the Company’s director compensation program and can elect to receive all or a portion of their annual retainers and fees in the form of deferred stock units. The deferred stock units accrue dividend distributions, which are reinvested as deferred stock units, and are recognized at their fair value on the date of grant. Each deferred stock unit represents the right to receive one share of the Company’s common stock following the completion of a director’s service.

During fiscal year 2025, the Company granted 16,000 deferred stock units, reinvested dividends of 4,000 units and distributed 36,000 shares, which had a weighted-average fair value on the grant date of $156.92, $150.96 and $118.23 per share, respectively. As of June 30, 2025, 111,000 units were outstanding, which had a weighted-average fair value on the grant date of $150.10 per share.

The Clorox Company 2025 Proxy Statement > Appendix A	A-46

NOTE 18. OTHER (INCOME) EXPENSE, NET

The major components of Other (income) expense, net, for the fiscal years ended June 30 were:

2025		2024	2023
Amortization of trademarks and other intangible assets	$ 21	$ 29	$ 30
Trust investment (gains) losses, net	(18)	(20)	(14)
Net periodic benefit cost	2	14	16
Foreign exchange transaction (gains) losses, net(1)	2	25	13
Income from equity investees	(4)	(5)	(4)
Interest income	(9)	(23)	(16)
Restructuring costs(2)	—	16	52
Gain on sale-leaseback transaction	—	(16)	—
Cyberattack insurance recoveries(3)	(65)	—	—
Other	(15)	4	3
Total	$ (86)	$ 24	$ 80

(1)	Foreign exchange losses were primarily related to the Company’s operations in Argentina, prior to the divestiture.
(2)	Restructuring costs related to the Company’s streamlined operating model (see Note 4).
(3)	Insurance recoveries related to the August 2023 cyberattack (see Note 3).

NOTE 19. INCOME TAXES

The provision for income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2025	2024	2023
Current
Federal	$ 165	$ 132	$ 153
State	39	18	33
Foreign	68	56	40
Total current	$ 272	$ 206	$ 226
Deferred
Federal	$ (17)	$ (99)	$ (120)
State	(2)	(5)	(28)
Foreign	1	4	(1)
Total deferred	(18)	(100)	(149)
Total	$ 254	$ 106	$ 77

Income taxes paid, net of refunds, were $264, $347, and $73 for the fiscal year ended June 30, 2025, 2024, and 2023, respectively. The higher tax payments in fiscal year 2024 and lower tax payments in fiscal year 2023 were primarily driven by payments of fiscal year 2023 income taxes in fiscal year 2024 that were previously deferred as a result of the relief provided by the IRS announced in January 2023 due to winter storms in California.

The components of Earnings before income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

2025		2024	2023
United States	$ 886	$ 311	$ 154
Foreign	192	87	84
Total	$ 1,078	$ 398	$ 238

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on operations follows for the fiscal years ended June 30:

2025		2024	2023
Statutory federal tax rate	21.0%	21.0%	21.0%
State taxes (net of federal tax benefits)	2.7	2.5	1.6
Foreign tax rate differential	2.6	7.7	8.6
Federal excess tax benefits	(0.3)	(0.3)	(1.8)
Net U.S. tax on foreign income	(0.5)	(5.2)	(2.3)
Loss on divestiture	2.3	10.5	—
International legal entity reorganization	(1.1)	(6.1)	—
VMS goodwill impairment	—	—	8.6
Federal research and development credits	(0.5)	(1.2)	(2.7)
Other differences	(2.6)	(2.4)	(0.6)
Effective tax rate	23.6%	26.5%	32.4%

The One Big Beautiful Bill Act, was enacted in the United States on July 4, 2025. This legislation includes provisions that allow accelerated tax deductions for acquisitions of qualified property and for research expenses. It also modifies the U.S. taxation of certain earnings associated with international business. The Company is in the process of evaluating the impact of this legislation on its consolidated financial statements.

The Inflation Reduction Act was signed into law on August 16, 2022. This legislation introduced a new 15% corporate minimum tax for certain large corporations, effective at the beginning of the Company’s fiscal 2024 and it enacted a 1% excise tax on the value of share repurchases, net of new share issuances, after December 31, 2022. These provisions, as well as other corporate tax changes included in the legislation, have not had a material impact on the Company’s consolidated financial statements and are not expected to have a material impact on the Company’s financial statements in the foreseeable future.

Foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion. None of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable. These withholding taxes had no significant impact on the Company’s consolidated results.

The Clorox Company 2025 Proxy Statement > Appendix A	A-47

The components of net deferred tax assets (liabilities) as of June 30 are shown below:

	2025	2024
Deferred tax assets
Compensation and benefit programs	$ 105	$ 109
Loss and tax credit carryforwards	208	153
Operating and finance lease liabilities	106	111
Accruals and reserves	27	33
Capitalized research and development	63	43
Inventory costs	18	29
Other	33	33
Subtotal	560	511
Valuation allowance	(166)	(115)
Total deferred tax assets	$ 394	$ 396
Deferred tax liabilities
Property, plant and equipment and intangible assets	$ (115)	$ (84)
Lease right-of-use assets	(95)	(100)
Other	(37)	(36)
Total deferred tax liabilities	(247)	(220)
Net deferred tax assets (liabilities)	$ 147	$ 176

The net deferred tax assets and liabilities included in the consolidated balance sheet at June 30 were as follows:

2025		2024
Net deferred tax assets(1)	$ 167	$ 198
Net deferred tax liabilities	(20)	(22)
Net deferred tax assets (liabilities)	$ 147	$ 176

(1) Net deferred tax assets are recorded in Other assets.

The Company reviews its deferred tax assets for recoverability on a quarterly basis. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable.

Changes in the valuation allowance on deferred tax assets were as follows for the fiscal years ended June 30:

2025		2024	2023
Valuation allowance at beginning of year	$ (115)	$ (59)	$ (52)
Net increase/(decrease) for U.S. capital loss carryforwards	(62)	(46)	—
Net decrease/(increase) for other foreign deferred tax assets	1	(2)	(1)
Net decrease/(increase) for foreign and U.S. net operating loss carryforwards and tax credits	10	(8)	(6)
Valuation allowance at end of year	$ (166)	$ (115)	$ (59)

The Clorox Company 2025 Proxy Statement > Appendix A	A-48

The Company’s carryforwards for capital losses, net operating losses, and tax credits, with related valuation allowances were as follows as of June 30:

		2025
	Carryforwards	Valuation Allowances	Net Carryforwards	Fiscal Year Expiring
Capital losses in U.S. jurisdictions	108	(108)	—	2030
Net operating losses
U.S. jurisdictions	2	(2)	—	2031 - 2038
U.S. jurisdictions (with no expiration)	4	(3)	1	N/A
Foreign jurisdictions	16	(12)	4	2026 - 2039
Foreign jurisdictions (with no expiration)	7	—	7	N/A
Total net operating losses	29	(17)	12
Income tax credits
U.S. jurisdictions	33	—	33	2026 - 2035
U.S. jurisdictions (with no expiration)	2	—	2	N/A
Foreign jurisdictions	30	(30)	—	2026
Foreign jurisdictions (with no expiration)	6	(5)	1	N/A
Total income tax credits	71	(35)	36
Total carryforwards	$ 208	$ (160)	$ 48

	2024
Carryforwards		Valuation Allowances	Net Carryforwards
Capital losses in U.S. jurisdictions	46	(46)	—
Net operating losses
U.S. jurisdictions	6	(5)	1
U.S. jurisdictions (with no expiration)	9	(8)	1
Foreign jurisdictions	18	(16)	2
Foreign jurisdictions (with no expiration)	8	—	8
Total net operating losses	41	(29)	12
Income tax credits
U.S. jurisdictions	30	—	30
U.S. jurisdictions (with no expiration)	2	—	2
Foreign jurisdictions	30	(30)	—
Foreign jurisdictions (with no expiration)	4	(3)	1
Total income tax credits	66	(33)	33
Total carryforwards	$ 153	$ (108)	$ 45

The Clorox Company 2025 Proxy Statement > Appendix A	A-49

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. The federal statute of limitations has expired for all tax years through June 30, 2015. Various income tax returns in state and foreign jurisdictions are currently in the process of examination.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2025 and 2024, the total balance of accrued interest and penalties related to uncertain tax positions was $4 and $3, respectively. Interest and penalties related to uncertain tax positions included in income tax expense resulted in an expense of $1 in fiscal year 2025, an expense of $1 in fiscal year 2024, and a net benefit of $0 in fiscal year 2023.

The following is a reconciliation of the beginning and ending amounts of the Company’s gross unrecognized tax benefits for the fiscal years ended June 30:

2025		2024	2023
Unrecognized tax benefits at beginning of year	$ 22	$ 17	$ 17
Gross increases - tax positions in prior periods	3	—	1
Gross decreases - tax positions in prior periods	(1)	(4)	(3)
Gross increases - current period tax positions	3	9	2
Unrecognized tax benefits at end of year	$ 27	$ 22	$ 17

Included in the balance of unrecognized tax benefits as of June 30, 2025, 2024 and 2023, were potential benefits of $20, $15 and $14, respectively, which if recognized, would affect the effective tax rate. Unrecognized tax benefits are not expected to significantly increase or decrease within the next 12 months.

NOTE 20. EMPLOYEE BENEFIT PLANS

Retirement Income Plans

The Company maintains various retirement income plans for eligible domestic and international employees. The remaining domestic retirement income plans are frozen. The Company contributed $13, $14 and $14 to its domestic retirement income plans during fiscal years 2025, 2024 and 2023, respectively. The Company’s funding policy is to contribute amounts sufficient to meet benefit payments.

In the second quarter of fiscal year 2024, the Company settled plan benefits of its domestic qualified pension plan (the Plan) and recorded a one-time noncash charge, net of curtailment gain, of $171 before taxes ($130 after tax) in the Company’s consolidated statements of earnings and comprehensive income. Following settlement, remaining excess plan assets of $3 and $19 were contributed to the Company’s domestic defined contribution plan during fiscal years 2025 and 2024, respectively.

Retirement Health Care Plans

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met or stated reimbursements up to a specified dollar subsidy amount. Benefits paid take into consideration payments by Medicare for the domestic plan. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain plans.

The Clorox Company 2025 Proxy Statement > Appendix A	A-50

Benefit Obligation and Funded Status

Summarized information for the Company’s retirement income and retirement health care plans as of and for the fiscal years ended June 30 is as follows:

	Retirement Income		Retirement Health Care
	2025	2024	2025	2024
Change in benefit obligations:
Benefit obligation as of beginning of year	$ 123	$ 476	$ 19	$ 26
Service cost	1	1	—	—
Interest cost	6	12	1	1
Actuarial loss (gain)	2	(26)	(2)	(2)
Plan amendments	—	—	—	(4)
Plan settlement	—	(312)	—	—
Benefits paid	(16)	(26)	(1)	(2)
Translation and other adjustments	1	(2)	—	—
Benefit obligation as of end of year	$ 117	$ 123	$ 17	$ 19
Change in plan assets:
Fair value of assets as of beginning of year	$ 25	$ 381	$ —	$ —
Actual return on plan assets	3	(13)	—	—
Employer contributions	15	15	1	2
Plan settlement	—	(312)	—	—
Benefits paid	(16)	(26)	(1)	(2)
Transfer to domestic defined contribution plan	—	(19)	—	—
Translation and other adjustments	—	(1)	—	—
Fair value of plan assets as of end of year	27	25	—	—
Accrued benefit cost, net funded status	$ (90)	$ (98)	$ (17)	$ (19)
Amount recognized in the balance sheets consists of:
Non-current pension benefit assets	$ 9	$ 7	$ —	$ —
Current accrued benefit liability	(12)	(12)	(2)	(2)
Non-current accrued benefit liability	(87)	(93)	(15)	(17)
Accrued benefit cost, net	$ (90)	$ (98)	$ (17)	$ (19)

For the retirement income plans, the benefit obligation is the projected benefit obligation (PBO). For the retirement health care plan, the benefit obligation is the accumulated benefit obligation (ABO).

The ABO for all retirement income plans was $115, $105 and $474 as of June 30, 2025, 2024 and 2023, respectively.

The Clorox Company 2025 Proxy Statement > Appendix A	A-51

Retirement income plans with ABO or PBO in excess of plan assets as of June 30 were as follows:

	ABO Exceeds the Fair Value of Plan Assets		PBO Exceeds the Fair Value of Plan Assets
	2025	2024	2025	2024
Projected benefit obligation	$ 98	$ 105	$ 100	$ 108
Accumulated benefit obligation	97	104	98	105
Fair value of plan assets	—	—	2	2

Net Periodic Benefit Cost

The net cost of the retirement income and health care plans for the fiscal years ended June 30 included the following components:

	Retirement Income			Retirement Health Care
	2025	2024	2023	2025	2024	2023
Service cost	$ 1	$ 1	$ 1	$ —	$ —	$ —
Interest cost	6	12	18	1	1	1
Expected return on plan assets	(1)	(2)	(10)	—	—	—
Amortization of unrecognized items	—	3	8	(2)	(2)	(2)
Curtailment gain recognized	—	(6)	—	—	—	—
Settlement loss recognized	(2)	179	—	—	—	—
Total	$ 4	$ 187	$ 17	$ (1)	$ (1)	$ (1)

The service cost component of the net periodic benefit cost is reflected in employee benefit costs. All other components of net periodic benefit cost, except for the net settlement loss recognized in relation to the settlement of the Plan recognized in the second quarter of fiscal year 2024, are reflected in Other (income) expense, net.

Items not yet recognized as a component of postretirement expense as of June 30, 2025 consisted of:

Retirement Income		Retirement Health Care
Net actuarial loss (gain)	$ 19	$ (14)
Prior service benefit	—	(4)
Net deferred income tax (assets) liabilities	(4)	4
Accumulated other comprehensive loss (income)	$ 15	$ (14)

Net actuarial loss (gain) recorded in Accumulated other comprehensive net (loss) income for the fiscal year ended June 30, 2025 included the following:

Retirement Income		Retirement Health Care
Net actuarial loss (gain) as of beginning of year	$ 19	$ (14)
Amortization, curtailment and settlement during the year	—	2
Loss (gain) during the year	—	(2)
Net actuarial loss (gain) as of end of year	$ 19	$ (14)

The Clorox Company 2025 Proxy Statement > Appendix A	A-52

The Company uses the straight-line amortization method for unrecognized prior service costs and benefits.

Assumptions

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations were as follows as of June 30:

	Retirement Income		Retirement Health Care
	2025	2024	2025	2024
Discount rate	5.41%	5.52%	5.28%	5.38%
Rate of compensation increase	3.32%	3.23%	n/a	n/a
Interest crediting rate	5.90%	5.40%	n/a	n/a

Weighted-average assumptions used to estimate the retirement income and retirement health care costs were as follows as of June 30:

Retirement Income
	2025	2024	2023
Discount rate	5.52%	4.63%	3.72%
Rate of compensation increase	3.23%	3.20%	3.09%
Expected return on plan assets	5.69%	3.39%	2.67%
Interest crediting rate	5.40%	2.69%	2.69%

Retirement Health Care
	2025	2024	2023
Discount rate	5.38%	5.10%	4.65%

The expected long-term rate of return assumption is based on prospective returns according to the fund’s current target asset allocation.

The actuarial benefit obligation gain during fiscal year 2025 was primarily driven by lower participation rate assumed for the retirement health plans.

The actuarial benefit obligation gain during fiscal year 2024 was primarily driven by increases in the discount rates for the retirement plans, partially offset by investment gains lower than expected return on assets.

Expected Benefit Payments

Expected benefit payments for the Company’s retirement income and retirement health care plans as of June 30, 2025, were as follows:

Retirement Income		Retirement Health Care
2026	$ 14	$ 2
2027	13	2
2028	12	1
2029	12	1
2030	12	1
Fiscal years 2031 through 2035	42	6

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

The Clorox Company 2025 Proxy Statement > Appendix A	A-53

Plan Assets

The weighted average target allocation and asset allocations by asset category as of June 30, 2025, are as follows:

% Target Allocation		% of Plan Asset
Equity Investment	56%	63%
Fixed income	31%	23%
Other	13%	14%
Total	100%	100%

The target asset allocation are determined based on the optimal balance between risk and return and, at times, are adjusted to achieve the respective plan’s overall investment objective to generate sufficient resources to pay current and projected plan obligations over the life of the plans.

The following table sets forth the retirement income plans’ assets carried at fair value as of June 30:

2025		2024
Cash equivalents — Level 1	$ —	$ —
Total assets in the fair value hierarchy	—	—
Common collective trusts measured at net asset value
Bond funds	$ 6	$ 6
International equity funds	17	16
Real estate fund	2	2
Other	2	1
Total common collective trust measured at net asset value	$ 27	$ 25
Total assets at fair value	$ 27	$ 25

Common collective trust funds are not publicly traded and were valued at a net asset value unit price determined by the portfolio’s sponsor based on the fair value of underlying assets held by the common collective trust fund on June 30, 2025 and 2024.

The common collective trusts are invested in various trusts that attempt to achieve their investment objectives by investing primarily in other collective investment funds that have characteristics consistent with each trust’s overall investment objective and strategy.

Defined Contribution Plans

The Company has various defined contribution plans for eligible domestic and international employees. The aggregate cost of the domestic defined contribution plans was $57, $63 and $64 in fiscal years 2025, 2024 and 2023, respectively. The aggregate cost of the international defined contribution plans was $4, $5 and $6 for the fiscal years ended June 30, 2025, 2024 and 2023, respectively.

NOTE 21. SEGMENT REPORTING

The Company operates through strategic business units (SBUs) that are organized into the Company’s operating segments. Operating segments with shared economic and qualitative characteristics are aggregated into four reportable segments: Health and Wellness, Household, Lifestyle and International. Operating segments not aggregated into a reportable segment are reflected in Corporate and Other. The four reportable segments consist of the following:

•	Health and Wellness consists of cleaning, disinfecting and professional products marketed and sold in the United States.

•	Household consists of bags and wraps, cat litter and grilling products marketed and sold in the United States.

•	Lifestyle consists of food, water-filtration and natural personal care products marketed and sold in the United States.

•	International consists of products sold outside the United States. Products within this segment include laundry additives and home care products primarily marketed under the Clorox, Poett, Pine-Sol and Clorinda brands; bags and wraps under the Glad brand; cat litter primarily marketed under the Ever Clean and Fresh Step brands and water-filtration products marketed under the Brita brand.

Corporate and Other includes certain non-allocated administrative and other costs, various other non-operating income and expenses, as well as the results of the Better Health VMS business, through the date of divestiture. Assets in Corporate and Other include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, operating lease right-of-use assets, other long- term assets and deferred taxes, as well as the assets related to the Better Health VMS business, through the date of divestiture.

The principal measure of segment profitability used by the Chief Operating Decision Maker (CODM), identified as the Company’s Chair and Chief Executive Officer, is segment adjusted earnings (losses) before interest and income taxes (segment adjusted EBIT). Segment adjusted EBIT is defined as earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs and insurance recoveries relating to the August 2023 cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures and other nonrecurring or unusual items impacting comparability).

The CODM uses this measure to assess the operating results and performance of its segments, monitor actual results as compared to plan, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment as it removes the impact of the items that management believes do not directly reflect the performance of each segment’s underlying operations.

The Clorox Company 2025 Proxy Statement > Appendix A	A-54

Net sales by segment and a reconciliation to the Company’s consolidated net sales for the fiscal years ended June 30:

	Net Sales
	Fiscal year
	2025	2024	2023
Health and Wellness	$ 2,697	$ 2,485	$ 2,532
Household	2,001	1,950	2,098
Lifestyle	1,303	1,275	1,338
International	1,065	1,162	1,181
Reportable segment total	7,066	6,872	7,149
Corporate and Other	38	221	240
Total	$ 7,104	$ 7,093	$ 7,389

Segment adjusted EBIT, including the significant segment expense provided to the CODM, and a reconciliation to earnings (losses) before income taxes for the fiscal years ended June 30:

	Segment adjusted earnings (losses) before interest and income taxes
	Fiscal year 2025
	Health and Wellness	Household	Lifestyle	International	Total
Net sales	$ 2,697	$ 2,001	$ 1,303	$ 1,065
Cost of products sold	1,273	1,277	648	668
Other segment items(1)	584	399	365	287
Segment adjusted EBIT	$ 840	$ 325	$ 290	$ 110	$ 1,565
Corporate and Other					(249)
Interest income					9
Interest expense					(88)
Loss on divestiture(2)					(118)
Cyberattack costs, net of insurance recoveries(3)					70
Digital capabilities and productivity enhancements investment(4)					(111)
Earnings (losses) before income taxes					$ 1,078

(1)	Other segment items includes selling, general and administrative expenses, advertising costs, research and development costs and other income and expenses. The charges defined in segment adjusted EBIT above are excluded from other segment items and Corporate and Other.

(2)	Represents the loss on divestiture of the Better Health VMS business corresponding to Corporate and Other. See Note 2 for further discussion.

(3)	Represents insurance recoveries related to the cyberattack corresponding to Corporate and Other. See Note 3 for further discussion.

(4)	Represents expenses related to the Company’s digital capabilities and productivity enhancements investment corresponding to Corporate and Other.

The Clorox Company 2025 Proxy Statement > Appendix A	A-55

	Segment adjusted earnings (losses) before interest and income taxes
	Fiscal year 2024
	Health and Wellness	Household	Lifestyle	International	Total
Net sales	$ 2,485	$ 1,950	$ 1,275	$ 1,162
Cost of products sold	1,211	1,276	644	743
Other segment items(1)	555	414	378	297
Segment adjusted EBIT	$ 719	$ 260	$ 253	$ 122	$ 1,354
Corporate and Other					(309)
Interest income					23
Interest expense					(90)
Loss on divestiture(2)					(240)
Pension settlement charge(3)					(171)
Cyberattack costs, net of insurance recoveries(4)					(29)
Streamlined operating model(5)					(32)
Digital capabilities and productivity enhancements investment(6)					(108)
Earnings (losses) before income taxes					$ 398

(1)	Other segment items includes selling, general and administrative expenses, advertising costs, research and development costs and other income and expenses. The charges defined in segment adjusted EBIT above are excluded from other segment items and Corporate and Other.

(2)	Represents the loss on divestiture of the Argentina business corresponding to International. See Note 2 for further discussion.

(3)	Represents costs related to the settlement of the domestic qualified pension plan corresponding to Corporate and Other. See Note 20 for further discussion.

(4)	Represents incremental costs, net of insurance recoveries related to the cyberattack. All insurance recoveries are recorded in Corporate and Other. See Note 3 for additional details relating to the cyberattack. For informational purposes, the following table provides the approximate cyberattack costs, net of insurance recoveries, corresponding to the Company’s segments as a percentage of total net costs:

2024
Health and Wellness	30%
Household	24
Lifestyle	23
International	8
Corporate and Other	15
Total	100%

(5)	Represents restructuring and related implementation costs, net for the streamlined operating model. For informational purposes the following table provides the approximate restructuring and related implementation costs, net corresponding to the Company’s segments as a percent of the total costs:
	Inception to date ended
2024		2024
Health and Wellness	3%	5%
Household	2	2
Lifestyle	—	2
International	4	11
Corporate and Other	91	80
Total	100%	100%

The Clorox Company 2025 Proxy Statement > Appendix A	A-56

(6) Represents expenses related to the Company’s digital capabilities and productivity enhancements investment corresponding to Corporate and Other.

	Segment adjusted earnings (losses) before interest and income taxes
	Fiscal year 2023
	Health and Wellness	Household	Lifestyle	International	Total
Net sales	$ 2,532	$ 2,098	$ 1,338	$ 1,181
Cost of products sold	1,386	1,427	692	792
Other segment items(1)	552	363	362	300
Segment adjusted EBIT	$ 594	$ 308	$ 284	$ 89	$ 1,275
Corporate and Other					(358)
Interest income					16
Interest expense					(90)
VMS impairment(2)					(445)
Streamlined operating model(3)					(60)
Digital capabilities and productivity enhancements investment(4)					(100)
Earnings (losses) before income taxes					$ 238
(1)	Other segment items includes selling, general and administrative expenses, advertising costs, research and development costs and other income and expenses. The charges defined in segment adjusted EBIT above are excluded from other segment items and Corporate and Other.

(2)	Represents a non-cash impairment charge related to the VMS business. See Note 7 for further discussion.

(3)	Represents restructuring and related implementation costs, net for the streamlined operating model. For informational purposes the following table provides the approximate restructuring and related implementation costs, net corresponding to the Company’s segments as a percent of the total costs:

2023
Health and Wellness	6%
Household	1
Lifestyle	4
International	16
Corporate and Other	73
Total	100%

(4)	Represents expenses related to the Company’s digital capabilities and productivity enhancements investment corresponding to Corporate and Other.

The Clorox Company 2025 Proxy Statement > Appendix A	A-57

Certain other segment disclosures were as follows:

Fiscal Year		Health and Wellness	Household	Lifestyle	International	Corporate and Other	Total Company
(Income) Loss from equity investees included in Other (income) expense, net	2025	—	—	—	(4)	—	(4)
	2024	—	—	—	(5)	—	(5)
	2023	—	—	—	(4)	—	(4)
Total assets	2025	1,217	1,091	1,103	1,329	821	5,561
	2024	1,124	1,088	1,110	1,327	1,102	5,751
Capital expenditures	2025	66	78	37	26	13	220
	2024	47	84	36	21	24	212
	2023	51	97	29	24	27	228
Depreciation and amortization	2025	58	81	25	42	13	219
	2024	58	77	24	45	31	235
	2023	59	78	25	46	28	236
Significant noncash charges included in earnings (losses) before interest and income taxes:
Stock-based compensation	2025	16	12	8	6	39	81
	2024	14	11	8	6	35	74
	2023	14	10	7	4	38	73

All intersegment sales are eliminated and are not included in the Company’s reportable net sales.

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 27%, 25% and 26% of consolidated net sales for each of the fiscal years ended June 30, 2025, 2024 and 2023, respectively, and occurred across all of the Company’s reportable segments. No other customers accounted for 10% or more of the Company’s consolidated net sales in any of these fiscal years.

The Clorox Company 2025 Proxy Statement > Appendix A	A-58

The following table provides Net sales as a percentage of the Company’s consolidated net sales, disaggregated by operating segment, for the fiscal years ended June 30:

	2025	2024	2023
Cleaning	33%	30%	30%
Professional Products	5%	5%	5%
Health and Wellness	38%	35%	35%
Bags and Wraps	11%	11%	12%
Cat Litter	9%	9%	9%
Grilling	8%	8%	7%
Household	28%	28%	28%
Food	11%	11%	10%
Water Filtration	4%	4%	4%
Natural Personal Care	3%	3%	4%
Lifestyle	18%	18%	18%
International	15%	16%	16%
Corporate and Other	1%	3%	3%
Total	100%	100%	100%

The Company’s products are marketed and sold globally. The following table provides the Company’s global product lines, which were sold in the U.S. and International, that accounted for 10% or more of consolidated net sales for the fiscal years ended June 30:

2025		2024	2023
Cleaning products	44%	43%	42%
Bags and wraps	15%	15%	16%
Food products	12%	11%	11%
Cat litter products	10%	10%	10%

Net sales and property, plant and equipment, net, by geographic area for and as of the fiscal years ended June 30 were as follows:

Fiscal Year		United States	Foreign	Total Company
Net sales	2025	$ 6,080	$ 1,024	$ 7,104
	2024	5,956	1,137	7,093
	2023	6,237	1,152	7,389
Property, plant and equipment, net	2025	1,132	135	1,267
	2024	1,188	127	1,315

NOTE 22. RELATED PARTY TRANSACTIONS

The Company holds various equity investments with ownership percentages of up to 50% in a number of consumer products businesses, which operate both within and outside the United States. The equity investments, presented in Other assets and accounted for under the equity method, were $47 and $45 as of the fiscal years ended June 30, 2025 and 2024, respectively. The Company has no ongoing capital commitments, loan requirements, guarantees or any other types of arrangements under the terms of its agreements that would require material future cash contributions or disbursements arising out of an equity investment.

Transactions with the Company’s equity investees typically represent payments for contract manufacturing and purchases of raw materials. Payments to related parties, including equity investees, for such transactions during the fiscal years ended June 30, 2025, 2024 and 2023 were $78, $77 and $87, respectively. Receipts from and ending accounts receivable and payable balances related to the Company’s related parties were not significant during or as of the end of each of the fiscal years presented.

The Clorox Company 2025 Proxy Statement > Appendix B	B-1

Appendix B

THE CLOROX COMPANY
RECONCILIATION OF ECONOMIC PROFIT (UNAUDITED)(1)

Dollars in millions	FY25	FY24	FY23
Earnings before income taxes	$ 1,078	$ 398	$ 238
Add back:
Certain U.S. GAAP items(2)	159	580	605
Interest expense	88	90	90
Earnings before income taxes, certain U.S. GAAP items and interest expense	1,325	1,068	933
Less:
Income taxes on earnings before income taxes, certain U.S. GAAP items and interest expense(3)	284	215	220
Adjusted after tax profit	1,041	853	713
Less: After tax profit attributable to noncontrolling interests	14	12	12
Adjusted after tax profit attributable to Clorox	1,027	841	701
Average capital employed(4)	3,009	2,978	3,383
Less: Capital charge(5)	271	268	304
Economic profit(1) (Adjusted after tax profit attributable to Clorox less capital charge)	$ 756	$ 573	$ 397

(1)	Economic profit (EP) is defined by the Company as earnings before income taxes, excluding certain U.S. GAAP items (such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to implementation of the streamlined operating model, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures and other nonrecurring or unusual items impacting comparability) and interest expense; less income taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.

(2)	Certain U.S. GAAP items include the loss on divestitures, the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, incremental operating expenses related to the implementation of the Company’s digital capabilities and productivity enhancements investment, restructuring and related costs related to implementation of the streamlined operating model and noncash impairment charges related to the Better Health Vitamins, Minerals and Supplements (Better Heath VMS) business. Refer to “Management’s Discussion and Analysis: Summary of Non-GAAP Financial Measures” in Appendix A for detail on the U.S. GAAP charges.

(3)	The tax rate applied is the effective tax rate before the identified U.S. GAAP items and was 21.4%, 20.1% and 23.6% in fiscal years 2025, 2024, and 2023, respectively. The difference between the fiscal year 2025 effective tax rate on earnings of 23.6% is due to the tax rate impact of the FY25 divestiture of the Better Health VMS business, August 2023 cyberattack insurance recoveries, and incremental operating expenses recorded related to the implementation of the Company’s digital capabilities and productivity enhancements investment of (2.3)%, (0.1)%, and 0.2%, respectively. The difference between the fiscal year 2024 effective tax rate on earnings of 26.5% is due to the tax rate impact of the FY24 divestiture of the Argentina business, the pension settlement charge, incremental operating expenses recorded related to the implementation of the Company’s digital capabilities and productivity enhancements investment, incremental August 2023 cyberattack costs, net of insurance recoveries, and costs related to the streamlined operating model of (8.6)%, 0.9%, 0.9%, 0.2%, and 0.2%, respectively. The difference between the fiscal year 2023 effective tax rate on earnings of 32.4% is due to the tax rate impact of the FY23 VMS impairment and incremental operating expenses recorded related to the implementation of the Company’s digital capabilities and productivity enhancements investment of (8.9)% and 0.1%, respectively.

(4)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year after tax U.S. GAAP items, as applicable, and deduct the current year after tax noncash, nonrecurring gain. Average capital employed is the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation.

The Clorox Company 2025 Proxy Statement > Appendix B	B-2

(5)	Capital charge represents average capital employed multiplied by a cost of capital, which was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.

Dollars in millions	FY25	FY24	FY23
Total assets	$ 5,561	$ 5,751	$ 5,945
Less:
Accounts payable and accrued liabilities(6)	1,813	1,473	1,650
Current operating lease liabilities	87	84	87
Income taxes payable	—	—	121
Long-term operating lease liabilities	305	334	310
Other liabilities(6)	330	827	804
Deferred income taxes	20	22	28
Non-interest bearing liabilities	2,555	2,740	3,000
Total capital employed(4)	3,006	3,011	2,945
After tax certain U.S. GAAP items(2)	—	—	362
Adjusted capital employed(4)	$ 3,006	$ 3,011	$ 3,307
Average capital employed	$ 3,009	$ 2,978	$ 3,383

(6)	Accounts payable and accrued liabilities and Other liabilities are adjusted to exclude interest-bearing liabilities.

The Clorox Company

1221 Broadway, Oakland, CA 94612
TheCloroxCompany.com

01 - Gina Boswell 02 - Stephen B. Bratspies 03 - Pierre R. Breber 05 - Esther Lee 06 - A.D. David Mackay 07 - Stephanie Plaines 09 - Matthew J. Shattock 10 - Russell J. Weiner 11 - Christopher J. Williams 04 - Julia Denman 1 U P X For Against Abstain For Against Abstain For Against Abstain 08 - Linda Rendle The Board of Directors recommends a vote FOR A the election of each of the following director nominees: 046VMB 2. Advisory Vote to Approve Executive Compensation. 3. Ratification of the Selection of Ernst & Young LLP as the Independent Registered Public Accounting Firm of The Clorox Company. 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. D Authorized Signatures — This section must be completed for your vote to count. — Date and Sign below. Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q B The Board of Directors recommends a vote FOR Proposal 2. C The Board of Directors recommends a vote FOR Proposal 3. You may vote online or by phone instead of mailing this card. Online Before the meeting: Go to www.envisionreports.com/CLX or scan the QR code — login details are located in the shaded bar below. During the meeting: Go to https://meetnow.global/MC9J9TG - login details are located in the shaded bar below. Your vote matters – here’s how to vote! Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CLX THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 19, 2025 The shareholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Linda Rendle and Angela Hilt, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of common stock of The Clorox Company that the shareholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific time on Wednesday, November 19, 2025 and any adjournment or postponement thereof. A majority of said proxies, including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). WHEN PROPERLY EXECUTED AND IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (Items to be voted appear on reverse side) Proxy — The Clorox Company E Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. The Notice of Annual Meeting, Proxy Statement and 2025 Integrated Annual Report — Executive Summary are available at www.envisionreports.com/CLX The 2025 Annual Meeting of Shareholders of The Clorox Company will be held on Wednesday, November 19, 2025 at 9:00 A.M. PST, virtually via the Internet at https://meetnow.global/MC9J9TG. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.